   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1997


                                                      REGISTRATION NO. 333-35673
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                            ------------------------

                        LASER MORTGAGE MANAGEMENT, INC.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                           51 JOHN F. KENNEDY PARKWAY
                         SHORT HILLS, NEW JERSEY 07078
                                 (973) 912-8770
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           MICHAEL L. SMIRLOCK, PH.D.
                            CHIEF EXECUTIVE OFFICER
                        LASER MORTGAGE MANAGEMENT, INC.
                           51 JOHN F. KENNEDY PARKWAY
                         SHORT HILLS, NEW JERSEY 07078
                                 (973) 912-8770
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           STUART H. COLEMAN, ESQ.                       MALCOLM P. WATTMAN, ESQ.
        STROOCK & STROOCK & LAVAN LLP                  CADWALADER, WICKERSHAM & TAFT
               180 MAIDEN LANE                                100 MAIDEN LANE
        NEW YORK, NEW YORK 10038-4982                    NEW YORK, NEW YORK 10038

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        LASER MORTGAGE MANAGEMENT, INC.
              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                    OR REGISTRATION STATEMENT OF INFORMATION
                             REQUIRED BY ITEMS 1-30

           FORM S-11                                                            CAPTION IN PROSPECTUS OR
           ITEM NUMBER AND CAPTION                                                   PAGE REFERENCE
           -----------------------------------------------------  -----------------------------------------------------
1.         Forepart of Registration Statement and Outside Front
             Cover Page of Prospectus...........................  FOREPART OF REGISTRATION STATEMENT; OUTSIDE FRONT
                                                                    COVER PAGE OF PROSPECTUS

2.         Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  INSIDE FRONT COVER PAGE OF PROSPECTUS; OUTSIDE BACK
                                                                    COVER PAGE OF PROSPECTUS

3.         Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges..........................  PROSPECTUS SUMMARY; RISK FACTORS

4.         Determination of Offering Price......................  OUTSIDE FRONT COVER PAGE OF PROSPECTUS; UNDERWRITING

5.         Dilution.............................................  *

6.         Selling Security Holders.............................  *

7.         Plan of Distribution.................................  OUTSIDE FRONT COVER PAGE OF PROSPECTUS; UNDERWRITING

8.         Use of Proceeds......................................  PROSPECTUS SUMMARY; USE OF PROCEEDS

9.         Selected Financial Data..............................  *

10.        Management's Discussion and Analysis of Financial
             Condition and Results of Operations................  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                                                                    CONDITION AND RESULTS OF OPERATIONS

11.        General Information as to Registrant.................  PROSPECTUS SUMMARY; BUSINESS; THE MANAGER; THE
                                                                    COMPANY

12.        Policy with Respect to Certain Activities............  BUSINESS; THE MANAGER; DESCRIPTION OF CAPITAL STOCK;
                                                                    ADDITIONAL INFORMATION

13.        Investment Policies of Registrant....................  PROSPECTUS SUMMARY; BUSINESS; THE MANAGER; THE
                                                                    COMPANY

14.        Description of Real Estate...........................  *

15.        Operating Data.......................................  *

16.        Tax Treatment of Registrant and Its Security
             Holders............................................  PROSPECTUS SUMMARY; RISK FACTORS; FEDERAL INCOME TAX
                                                                    CONSIDERATIONS; ERISA CONSIDERATIONS

           FORM S-11                                                            CAPTION IN PROSPECTUS OR
           ITEM NUMBER AND CAPTION                                                   PAGE REFERENCE
           -----------------------------------------------------  -----------------------------------------------------
17.        Market Price of and Dividends on the Registrant's
             Common Equity and Related Stockholder Matters......  RISK FACTORS; DISTRIBUTION POLICY; PRINCIPAL
                                                                    STOCKHOLDERS

18.        Description of Registrant's Securities...............  OUTSIDE FRONT COVER PAGE OF PROSPECTUS; PROSPECTUS
                                                                    SUMMARY; FEDERAL INCOME TAX CONSIDERATIONS; ERISA
                                                                    CONSIDERATIONS; DESCRIPTION OF CAPITAL STOCK

19.        Legal Proceedings....................................  BUSINESS

20.        Security Ownership of Certain Beneficial Owners and
             Management.........................................  OUTSIDE FRONT COVER PAGE OF PROSPECTUS; THE MANAGER;
                                                                    THE COMPANY; PRINCIPAL STOCKHOLDERS

21.        Directors and Executive Officers.....................  THE MANAGER; THE COMPANY

22.        Executive Compensation...............................  THE MANAGER; THE COMPANY

23.        Certain Relationships and Related Transactions.......  RISK FACTORS; THE MANAGER

24.        Selection, Management and Custody of Registrant's
             Investments........................................  RISK FACTORS; BUSINESS; THE MANAGER

25.        Policies with Respect to Certain Transactions........  RISK FACTORS; THE MANAGER

26.        Limitations of Liability.............................  THE MANAGER; THE COMPANY; DESCRIPTION OF CAPITAL
                                                                    STOCK

27.        Financial Statements and Information.................  INDEX TO FINANCIAL STATEMENTS

28.        Interests of Named Experts and Counsel...............  LEGAL MATTERS; EXPERTS

29.        Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities.....................  *

30.        Quantitative and Qualitative Disclosures About Market
             Risk...............................................  *

------------------------

*   Not Applicable

                 SUBJECT TO COMPLETION, DATED NOVEMBER 21, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               15,000,000 SHARES

                        LASER MORTGAGE MANAGEMENT, INC.
                                  COMMON STOCK

    LASER Mortgage Management, Inc. (the "Company") is a specialty finance company, organized in September 1997, that will invest primarily in mortgage-backed securities and mortgage loans. The Company will elect to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended. LASER Advisers Inc., a Delaware corporation and registered investment adviser, will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors.

    All of the 15,000,000 shares of common stock, $.001 par value (the "Common Stock"), offered pursuant to this Prospectus are being offered by the Company (the "Offering"). Prior to the Offering, there has been no market for the Common Stock. It is currently anticipated that the initial public offering price for the Common Stock will be $15.00 per share. The Company's Common Stock has been approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, and is expected to trade under the symbol LMM.
                           --------------------------


    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, INCLUDING, AMONG OTHERS:


    - The Company was organized in September 1997 and has no operating history, no assets, no identified investments and no established financing sources


    - The Manager has conflicts of interest, including those with other accounts it manages and an incentive fee that may encourage speculative investments


    - On November 29, 1993, the Chief Executive Officer of the Company and the Manager consented to the entry of a cease-and-desist order issued against him by the Securities and Exchange Commission arising out of trading activities in Mortgage Securities


    - The Company is totally reliant on the Manager, which has significant operating discretion, including as to the use of proceeds of the Offering and the Company's operating policies and strategies



    - Interest rate fluctuations may decrease or eliminate net income from the Company's investments



    - The Company's investments are expected to be highly leveraged; there are no limitations on borrowings



    - The Company can suffer significant losses on investments in IOs, Sub IOs, Inverse IOs and other Mortgage Derivatives from rapid prepayments during periods of interest rate declines



    - The Company will invest in non-real estate assets, including non-investment grade high yield corporate debt that experiences high default rates, credit losses and liquidity risks



    - The Company will engage in complex hedging strategies and will have no significant credit risk or hedging policies



    - The Company will purchase Mortgage Loans and non-guaranteed Mortgage Securities that are subject to credit risks



    - Stockholders will be subject to significant potential dilution from future equity offerings



    - Failure to maintain REIT status would subject the Company to corporate tax and an excise penalty tax and would reduce earnings and cash available for distribution to stockholders



    - The Board of Directors determines the Company's operating policies and strategies which may be changed without stockholder consent


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
   THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                        PRICE TO             UNDERWRITING            PROCEEDS TO
                                                         PUBLIC               DISCOUNT(1)            COMPANY (2)
Per Share.......................................  $                      $                      $
Total (3).......................................  $                      $                      $


                                                    (SEE FOOTNOTES ON NEXT PAGE)


    The shares of Common Stock are offered subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of Bear,
Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 on or about      ,
1997.
                           --------------------------

BEAR, STEARNS & CO. INC.

           FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                      EVEREN SECURITIES, INC.

                                                      STIFEL, NICOLAUS & COMPANY
                                                        INCORPORATED

                                         , 1997

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."
(2) Before deducting expenses payable by the Company, estimated to be $      .
(3) The Company has granted the several Underwriters a 30-day option to purchase up to 2,250,000 additional shares of Common Stock to cover over-allotments, on the same terms and conditions as set forth above. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company, before expenses of the Offering, will be $
    , $         and $         , respectively. See "UNDERWRITING."
                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. THE COMPANY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
PROSPECTUS SUMMARY.............................           5
RISK FACTORS...................................          13
Conflicts of Interest of the Manager...........          13
Newly-Organized Corporation; No Established
  Financing....................................          14
No Identified Assets; Discretionary Use of
  Proceeds.....................................          14
Cease-and-Desist Order Against Chief Executive
  Officer......................................          14
Total Reliance on the Manager; Termination of
  the Management Agreement.....................          14
Results of Operations Adversely Affected by
  Factors Beyond Company's Control.............          15
Substantial Leverage Can Result in Net Interest
  and Operating Losses.........................          15
    LEVERAGING STRATEGY........................          15
    BORROWING RISKS; MARGIN CALLS..............          16
No Restriction on the Incurrence of Additional
  Indebtedness.................................          16
Risk of Potential Future Offerings; Dilution...          16
Interest Rate Fluctuations Will Affect Value of
  Mortgage Assets and Net Income...............          17
    GENERAL....................................          17
    FAILURE TO MANAGE MISMATCH BETWEEN
      LONG-TERM ASSETS AND SHORT-TERM
      FUNDING..................................          17
    INVERTED YIELD CURVE ADVERSELY AFFECTS
      INCOME...................................          17
    INCREASED PREPAYMENT RATES WILL REDUCE
      VALUE OF MORTGAGE ASSETS.................          18
Consequence and Costs of Hedging
  Transactions.................................          18
Competition for Mortgage Assets at Favorable
  Yields and for Financing.....................          19
Value of CMO's May Be Adversely Affected by
  Prepayments on Underlying Collateral.........          20
Value of Mortgage Derivatives May Be Reduced or
  Eliminated Due to Interest Rate Fluctuations;
  No Limit on Mortgage Derivatives.............          20
Value of Subordinate Interests May be Adversely
  Affected by Losses on Underlying Mortgage
  Loans........................................          21
Investment in Non-Real Estate Assets Subject to
  Liquidity and Credit Risks; Limit on Such
  Assets May Change Without Stockholder
  Approval.....................................          21
Possible Losses on Mortgage Loans During
  Warehousing Period...........................          22
Lack of Access to Securitizations Would
  Adversely Affect the Company.................          23
Credit Risks...................................          23
Failure to Maintain REIT Status Would Subject
  Company to Corporate Tax and Penalty Tax.....          23
Pledged Assets and Risk of Bankruptcy in
  Reverse Repurchase Agreements................          24
Possible Environmental Liabilities.............          24

                                                    PAGE
                                                    -----
Failure to Maintain Investment Company Act
  Exemption Would Adversely Affect Results of
  Operations...................................          24
Taxable Mortgage Pool Risk; Increased Taxation
  to Tax Exempt Entities and Other Investors...          25
Phantom Income May Result in Additional Tax
  Liability....................................          25
Ownership Limitation May Restrict Business
  Combination Opportunities....................          26
Plans Should Consider ERISA Risks of Investing
  in Common Stock..............................          27
Preferred Stock May Prevent Change in
  Control......................................          27
Lack of Operating Policies; Board of Directors
  May Change Policies Without Stockholder
  Consent......................................          27
Lack of Policy Regarding Hedging or Credit
  Risk; Future Revisions in Policies and
  Strategies...................................          27
Lack of Accounting and Testing Systems.........          28
Limitation on Liability of Directors and
  Officers and Manager Indemnification.........          28
No Prior Trading Market; Failure to Develop or
  Sustain an Active Trading Market.............          28
Interest Rate Volatility May Adversely Affect
  Common Stock Price...........................          28
Illiquidity of Mortgage Loans, Subordinate
  Interests and Mortgage Derivatives Could
  Cause Losses.................................          29
Benefits to Existing Stockholder, Directors and
  Officers.....................................          29
USE OF PROCEEDS................................          30
CAPITALIZATION.................................          31
DISTRIBUTION POLICY............................          32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...................................          33
General........................................          33
Leverage.......................................          33
Hedging........................................          33
Liquidity and Capital Resources................          33
Inflation......................................          34
Certain Accounting Policies and Procedures.....          34
    MORTGAGE SECURITY ACCOUNTING TREATMENT.....          34
    MORTGAGE LOAN ACCOUNTING TREATMENT.........          34
    TAXABLE INCOME AND GAAP INCOME.............          34
BUSINESS.......................................          35
General........................................          35
Investment Strategy............................          35
Operating Policies and Strategies..............          36
    CAPITAL AND LEVERAGE POLICIES..............          36
    SHORT-TERM BORROWING.......................          37
    SECURITIZATION.............................          38
    HEDGING ACTIVITIES.........................          39
    INTEREST RATE RISK MANAGEMENT STRATEGY.....          40
Employees......................................          40
Facilities.....................................          40

                                                    PAGE
                                                    -----
Legal Proceedings..............................          40
DESCRIPTION OF PROPOSED ASSETS.................          41
Mortgage Loans.................................          41
Pass-Through Certificates......................          42
    FHLMC CERTIFICATES.........................          42
    FNMA CERTIFICATES..........................          43
    GNMA CERTIFICATES..........................          44
    PRIVATELY-ISSUED CERTIFICATES..............          44
CMOs...........................................          44
Mortgage Derivatives...........................          44
Subordinate Interests..........................          45
Other Fixed-Income Assets......................          46
THE MANAGER....................................          47
Cease-and-Desist Order Against Chief Executive
  Officer......................................          48
The Management Agreement.......................          48
Management Fees................................          50
Stock Options and Deferred Common Stock
  Awards.......................................          51
Limits of Responsibility.......................          51
THE COMPANY....................................          53
Directors and Executive Officers...............          53
Committees of the Board of Directors...........          53
Compensation of Directors......................          54
Executive Compensation.........................          54
Stock Incentive Plan...........................          54
Grants of Awards...............................          57
Compensation Committee Interlocks..............          57
CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS AND CONFLICTS OF INTEREST.......          58
PRINCIPAL STOCKHOLDERS.........................          60
DIVIDEND REINVESTMENT PLAN.....................          61
FEDERAL INCOME TAX CONSIDERATIONS..............          63
General........................................          63
Requirements for Qualification.................          64
    STOCK OWNERSHIP TESTS......................          64
    ASSET TESTS................................          64
    GROSS INCOME TESTS.........................          65
Distribution Requirement.......................          66
Taxation of the Company........................          67
Taxation of Stockholders.......................          68
Taxation of Stockholders on the Disposition of
  the Common Stock.............................          70
Capital Gains and Losses.......................          70
Information Reporting Requirement and Backup
  Withholding..................................          70
Taxation of Tax-Exempt Stockholders............          70
Taxation of Non-U.S. Stockholders..............          71
State and Local Taxes..........................          72
ERISA CONSIDERATIONS...........................          73
Employee Benefit Plans, Tax-Qualified
  Retirement Plans and IRA's...................          73
Status of the Company Under ERISA..............          73
CERTAIN CHARACTERISTICS OF MORTGAGE LOANS AND
  REAL PROPERTY INVESTMENTS....................          76
General........................................          76
Types of Mortgage Instruments..................          76
                                                    PAGE
                                                    -----
Leases and Rents...............................          76
    SECONDARY FINANCING: DUE-ON-ENCUMBRANCE
      PROVISIONS...............................          77
    DUE-ON-SALE PROVISIONS.....................          77
Condemnation and Insurance.....................          77
Foreclosure....................................          78
    GENERAL....................................          78
    JUDICIAL FORECLOSURE.......................          78
    NON-JUDICIAL FORECLOSURE/POWER OF SALE.....          78
    EQUITABLE LIMITATIONS ON ENFORCEABILITY OF
      CERTAIN PROVISIONS.......................          78
    POST-SALE REDEMPTION.......................          79
    ANTI-DEFICIENCY LEGISLATION................          79
Bankruptcy Laws................................          80
Default Interest and Limitations on
  Prepayments..................................          81
Environmental Risks............................          81
    GENERAL....................................          81
    CERCLA.....................................          82
    CERTAIN OTHER FEDERAL AND STATE LAWS.......          82
    SUPERLIEN LAWS.............................          83
    ADDITIONAL CONSIDERATIONS..................          83
    ENVIRONMENTAL SITE ASSESSMENTS.............          83
Applicability of Usury Laws....................          83
Americans with Disabilities Act................          83
CERTAIN PROVISIONS OF MARYLAND LAW AND THE
  COMPANY'S CHARTER AND BYLAWS.................          84
Certain Anti-Takeover Provisions...............          84
Staggered Board of Directors...................          84
Number of Directors, Removal, Filling
  Vacancies....................................          84
Advance Notice Provisions for Stockholder
  Nominations and Stockholder Proposals........          84
Rights to Purchase Securities and Other
  Property.....................................          85
Indemnification................................          85
Limitation of Liability........................          85
Business Combinations..........................          86
Control Share Acquisitions.....................          86
DESCRIPTION OF CAPITAL STOCK...................          88
General........................................          88
Common Stock...................................          88
Preferred Stock................................          88
Registration Rights............................          88
Standstill Agreement...........................          89
Repurchase of Shares and Restrictions on
  Transfer.....................................          89
Transfer Agent and Registrar...................          91
SHARES ELIGIBLE FOR FUTURE SALE................          92
UNDERWRITING...................................          93
PRIVATE PLACEMENT..............................          94
LEGAL MATTERS..................................          95
EXPERTS........................................          95
ADDITIONAL INFORMATION.........................          95
GLOSSARY.......................................          96
INDEPENDENT AUDITORS' REPORT...................         F-1
APPENDIX A--PAST PERFORMANCE RESULTS...........         A-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. ANY DEFINED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS GIVEN IN THE GLOSSARY.


    AN INVESTMENT IN THE COMMON STOCK IS HIGHLY SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, INVESTORS SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH IN THIS SUMMARY AND "RISK FACTORS" BEGINNING ON PAGE 13.


                                  THE COMPANY

GENERAL

    LASER Mortgage Management, Inc. (the "Company") is a specialty finance company, organized in September 1997, that will invest primarily in mortgage-backed securities and mortgage loans. The mortgage-backed securities will include mortgage pass-through certificates, collateralized mortgage obligations and other securities representing interests in, or obligations backed by, pools of mortgage loans (collectively, the "Mortgage Securities"). The mortgage loans will be secured by first or second liens on single-family residential, multi-family residential, commercial or other real property (the "Mortgage Loans" and, together with the Mortgage Securities, the "Mortgage Assets"). See "DESCRIPTION OF PROPOSED ASSETS."

    The Company will seek to generate net income for distribution to stockholders from the spread between the interest income earned on its investment portfolio and the cost of financing and hedging the portfolio. The Company will elect to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Company generally will not be subject to federal income tax provided that it distributes its income to its stockholders and maintains its qualification as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS." LASER Advisers Inc. (the "Manager"), which specializes in managing investments in Mortgage Securities for institutions and other sophisticated investors, will manage the Company's day-to-day operations. The Manager is a newly-organized registered investment adviser. See "APPENDIX A--Past Performance Results."

    The Company's principal executive offices are located at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Its telephone number is (973) 912-8770.

INVESTMENT STRATEGY

    The Company's investment strategy will be to create and manage an investment portfolio, principally of Mortgage Assets, that, in combination with financing and hedging activities, will be designed to generate income for distribution to its stockholders while preserving the Company's capital base.

    The Company intends to acquire the following types of investments: (i) fixed and adjustable rate mortgage pass-through certificates ("Pass-Through Certificates"), which are securities collateralized by pools of Mortgage Loans issued and sold to investors by private, non-governmental issuers ("Privately-Issued Certificates") or by various U.S. government agencies or instrumentalities, such as the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") and the Government National Mortgage Association ("GNMA") (collectively, "Agency Certificates"); (ii) collateralized mortgage obligations ("CMOs"), which are fixed and adjustable rate debt obligations collateralized by Mortgage Loans or Pass-Through Certificates; (iii) Mortgage Loans, which will be pooled and securitized to provide long-term, non-recourse financing for the Company; (iv) mortgage derivative securities ("Mortgage Derivatives"), including interest-only securities ("IOs") which receive only certain interest payments from a pool of Mortgage Securities or Mortgage Loans; (v) subordinate interests

("Subordinate Interests"), which are classes of Mortgage Securities junior to other classes of Mortgage Securities in the right to receive payments from the underlying Mortgage Loans; and (vi) other fixed-income securities in an amount not to exceed 5% of total assets. Initially, the Company intends to invest at least 65% of its assets in fixed-rate securities. See "DESCRIPTION OF PROPOSED ASSETS." Consistent with the Company's policy of maintaining its status as a REIT for federal income tax purposes, substantially all of the Company's assets will consist of real estate assets of the type described in Section 856(c)(6)(B) of the Code ("Qualified Real Estate Assets").



    The Company will invest at least 70% of its total assets (the "70% Asset Group") in, (i) securities which are rated within one of the two highest ratings categories by one of the nationally recognized rating agencies (the "Rating Agencies"), (ii) securities which are unrated but are guaranteed by the U.S. government or an agency or instrumentality thereof, or (iii) Mortgage Loans to borrowers who would otherwise meet FHLMC, FNMA or GNMA guidelines, except with respect to the size of the loans. The Company intends to securitize substantially all the Mortgage Loans it acquires by issuing structured debt, such as CMOs, and to retain Subordinate Interests in the pools of Mortgage Loans it securitizes.



    The remainder of the Company's assets, not to exceed 30% of its total assets (the "30% Asset Group"), is expected to consist of Mortgage Loans, other than those included in the 70% Asset Group, retained Subordinate Interests and fixed-income securities, other than those included in the 70% Asset Group, that are primarily Qualified Real Estate Assets but also will include non-investment grade high yield corporate debt. To attempt to minimize the potentially higher level of credit and liquidity risk of these securities, the Company will limit its investments in, and diversify its portfolio of, securities in the 30% Asset Group. Only such retained Subordinate Interests of securitized Mortgage Loans (and not the entire pools of Mortgage Loans) will be considered in determining the proportion of assets qualifying in the 70% Asset Group and in the 30% Asset Group held by the Company.



    The Company's policy is to acquire those Mortgage Assets which it believes are likely to generate the highest returns on capital invested, after considering (i) the amount and nature of anticipated cash flows from the asset,
(ii) the Company's ability to pledge the asset to secure collateralized borrowings, (iii) the capital requirements resulting from the purchase and financing of the asset, and (iv) the costs of financing, hedging and managing the asset. Prior to acquisition, potential returns on capital employed will be assessed over the life of the asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. See "RISK FACTORS--Lack of Operating Policies; Board of Directors May Change Policies Without Stockholder Consent."


                                  RISK FACTORS

    Prior to making an investment decision, prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the risk factors set forth in "RISK FACTORS." These risks include, among others:

    - The Company was organized in September 1997 and has no operating history, no assets, no identified investments and no established financing sources.


    - The Manager has conflicts of interest, including those arising from the Manager's management of the accounts of its other clients and the fact that the Manager will be entitled to receive an incentive fee that may encourage speculative investments.


    - On November 29, 1993, the Chief Executive Officer of the Company and the Manager consented to the entry of a cease-and-desist order issued against him by the Securities and Exchange Commission arising out of trading activities in Mortgage Securities.


    - The Company is totally reliant on the Manager, which has significant operating discretion, including as to the use of proceeds of the Offering and the Company's operating policies and strategies.

    - Interest rate fluctuations may decrease or eliminate net income from the Company's investments.



    - The Company's investments are expected to be highly leveraged; there are no limitations on the Company's borrowings.



    - The Company can suffer significant losses on investments in IOs, Sub IOs, Inverse IOs and other Mortgage Derivatives from rapid prepayments during periods of interest rate declines.



    - The Company will invest in non-real estate assets, including non-investment grade high yield corporate debt that experiences high default rates, credit losses and liquidity risks.



    - The Company will engage in complex hedging strategies and will have no significant credit risk or hedging policies.



    - The Company will purchase Mortgage Loans and non-guaranteed Mortgage Securities that are subject to credit risks; credit losses will reduce or eliminate the value of and income from such Mortgage Assets.



    - Stockholders will be subject to significant potential dilution from future equity offerings of the Company.



    - Failure to maintain REIT status would subject the Company to corporate tax and an excise penalty tax and would reduce earnings and cash available for distribution to stockholders.



    - The Board of Directors determines the Company's operating policies and strategies which may be changed without stockholder consent.



    - The Company will be subject to the risk of possible environmental liabilities.


                         CAPITAL AND LEVERAGE POLICIES


    The Company's operations are expected to be highly leveraged. Initially, the Company intends to finance its acquisition of Mortgage Assets through the proceeds of the Offering and, thereafter, primarily by borrowing against or "leveraging" its existing portfolio and using the proceeds to acquire additional Mortgage Assets. See "RISK FACTORS--Substantial Leverage Can Result in Net Interest and Operating Losses." The Company expects to incur debt such that it will maintain an equity-to-assets ratio of between 6% to 10%, although the actual ratio may be higher or lower from time to time depending on market conditions and other factors deemed relevant by the Manager, subject to the review of the Company's Board of Directors.


                          HEDGING AND RISK MANAGEMENT


    The Company will endeavor to protect itself against interest rate fluctuations through its asset acquisition, borrowing and hedging strategies. The Company's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed-rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its investment portfolio, and the shorter term variable nature of the Company's related borrowings. The Company intends to enter into hedging transactions in an effort to further protect its portfolio of Mortgage Assets and related debt from interest rate fluctuations. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and IOs. There can be no assurance that the Company's hedging activities will have the desired beneficial impact on the Company's results of operations or financial condition. Hedging involves risk and typically involves costs, including transaction costs, and risks associated with the enforceability of agreements underlying derivative transactions, business failure of counterparties and illiquidity of hedging instruments. See "RISK FACTORS"--Consequences and Costs of Hedging Transactions" and "BUSINESS--Operating Policies and Strategies."

    The Company intends to manage the credit risk associated with its investment portfolio by maintaining a substantial portion of its assets in the 70% Asset Group, investing in a diversified portfolio of investments included in the 30% Asset Group and regularly monitoring the credit risk associated with its investment portfolio. See "BUSINESS--Investment Strategy."


                                  THE MANAGER

    The day-to-day business and investment affairs of the Company will be managed by the Manager, subject to the supervision of the Company's Board of Directors. The Manager, a newly-organized entity and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), specializes in managing investments in Mortgage Securities for institutions and other sophisticated investors. The Manager employs professionals who have significant experience in mortgage finance and in the purchase and administration of Mortgage Securities; however, neither the Manager nor its investment professionals have previously managed a REIT. Michael L. Smirlock, Ph.D., the President and Chief Executive Officer of the Manager and Chairman of the Board, Chief Executive Officer and President of the Company, and the Manager's other investment professionals, each have at least ten years' experience in mortgage research, mortgage finance and investment management. The Manager's investment professionals currently manage over $300 million of capital invested primarily in $3.9 billion of Mortgage Securities. See "THE MANAGER."


    In 1993, Mr. Smirlock consented to the entry of a cease-and-desist order issued against him by the Securities and Exchange Commission (the "Commission") arising out of Mortgage Securities trading activities supervised by Mr. Smirlock. See "RISK FACTORS--Cease-and-Desist Order Against Chief Executive Officer" and "THE MANAGER--Cease-and-Desist Order Against Chief Executive Officer."


                                PAST PERFORMANCE


    Accounts managed by Mr. Smirlock and other investment professionals of the Manager have employed, since 1994, an investment strategy similar to the strategy to be employed in managing the Company's investments. "APPENDIX A--Past Performance Results" sets forth the composite performance record achieved for these accounts. This data is presented (i) without deduction of fees, (ii) net of actual fees and (iii) as adjusted to give effect to the Company's fee structure. Performance figures also are compared to a variety of fixed-income indices. While past performance does not guarantee, and is not necessarily indicative of, future results, potential investors should review this information carefully. See "APPENDIX A--Past Performance Results."


                              MANAGEMENT AGREEMENT

    The Company will enter into a management agreement (the "Management Agreement") with the Manager pursuant to which the Manager, subject to the supervision of the Company's Board of Directors, will formulate operating strategies for the Company, oversee the acquisition of assets by the Company, arrange for various types of financing for the Company (including the issuance of CMOs) monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the Company's operations. For its performance of these services, the Manager will receive an annual base management fee, payable monthly, as set forth below:


 AVERAGE STOCKHOLDERS'       ANNUAL BASE MANAGEMENT FEE AS A PERCENTAGE
         EQUITY                   OF AVERAGE STOCKHOLDERS' EQUITY
------------------------  ------------------------------------------------
$0 to $500 million......  1.0%
$500 million to $1        $5 million plus 0.8% of amounts in excess of
billion.................  $500 million
$1 billion or more......  $9 million plus 0.6% of amounts in excess of $1 billion


    The Manager also will receive a quarterly incentive fee in an amount equal to 20% of the Net Income of the Company for the preceding fiscal quarter, in excess of the amount that would produce an annualized Return on Average Stockholders' Equity for such fiscal quarter equal to the Ten-Year U.S. Treasury Rate plus 1%. The Board of Directors of the Company, with the approval of a majority of the Company's Board of Directors who are unaffiliated with the Manager (the "Independent Directors"), is authorized to change the fees from time to time as agreed with the Manager. The Manager will be reimbursed for certain out-of-pocket expenses incurred on behalf of the Company. See "THE MANAGER--Management Fees."

                      CONFLICTS OF INTEREST OF THE MANAGER


    The Company is subject to conflicts of interest involving the Manager and its Affiliates because, among other reasons, (i) the Manager is permitted to advise accounts of other clients, and many investments appropriate for the Company also will be appropriate for these accounts and (ii) the incentive fee, which is based on income of the Company, may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative, than would be the case if its fee did not include a "performance" component. Nevertheless, the Manager intends to conduct its operations in a manner that will minimize the negative effect of any conflicts of interest. Furthermore, a majority of the Company's Board of Directors must be Independent Directors. The Independent Directors must approve any amendment to the Management Agreement and will monitor the Company's investments, borrowings and operations. See "RISK FACTORS--Conflicts of Interest of the Manager."



    Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Board of Directors in following or declining to follow its advice or recommendations. The Manager and its directors and officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager and its directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

    Following the Offering, the structure and relationships of the Company, the Manager and the Affiliated Funds will be as follows:


                                  [LOGO]

------------------------


 (1) The executive officers of the Company will be officers and employees of the Manager. Mr. Smirlock, the Company's and the Manager's Chief Executive Officer and President, has purchased 6,000 shares, and has agreed to purchase an additional 67,000 shares of Common Stock from the Company. See "-- Certain Benefits to Existing Stockholder, Directors and Officers" and "PRINCIPAL STOCKHOLDERS."



 (2) A majority of the equity of the Manager is owned by Mr. Smirlock. The remaining equity of the Manager is owned by Appaloosa Partners Inc. Mr. Tepper, a Director of the Company and the Manager, owns all of the equity of Appaloosa Partners Inc.



 (3) The Manager holds a 1% general partnership interest in Fund A.



 (4) Substantially all of the assets of Funds A, B, C and D are invested, directly or indirectly, in the Master Fund which serves as a trading vehicle. The Master Fund currently has, and the Manager currently manages, over $300 million of capital invested primarily in $3.9 billion of Mortgage Securities similar to those in which the Company will be investing. See "APPENDIX A--Past Performance Results."


        CERTAIN BENEFITS TO EXISTING STOCKHOLDER, DIRECTORS AND OFFICERS

    Through the date hereof, Michael L. Smirlock, the Company's Chief Executive Officer and President, has purchased 6,000 shares of Common Stock at an average price of $2.50 per share in connection with the Company's formation and has agreed to purchase from the Company 67,000 shares of Common Stock at the initial public offering price in the Private Placement, or an aggregate of 73,000 shares of Common Stock for an aggregate purchase price of $1,020,005, or $13.97 per share. This average price per share is less than the assumed initial offering price of $15.00 per share.

    The Company also has received irrevocable commitments to purchase a total of 4,347,333 shares in the Private Placement. The purchasers in the Private Placement have agreed to purchase the shares of Common Stock at a purchase price equal to the initial public offering price. Of the 4,347,333 shares sold in the Private Placement, (i) Mr. Smirlock has committed to purchase 67,000 shares,
(ii) David A. Tepper, a Director of the Company and the Manager, has committed to purchase 103,000 shares and (iii) Frederick N. Khedouri, a proposed Director of the Company and a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns"), one of the Representatives, has committed to purchase 10,000 shares. In addition, a total of 712,900 shares of Common Stock will be purchased by entities over which Mr. Tepper may be deemed to have shared or sole voting and dispositive power. See "PRINCIPAL STOCKHOLDERS" and "PRIVATE PLACEMENT."



    The Company has granted to its directors, officers, employees and consultants options to purchase an aggregate of 800,000 shares of Common Stock (which includes options to purchase 738,000 shares of Common Stock granted to directors and officers of the Manager) at an exercise price equal to the initial public offering price. The Company has also granted 400,000 shares of deferred Common Stock to certain of its directors and officers. See "THE MANAGER--Stock Options and Other Awards" and "THE COMPANY--Stock Incentive Plan."



    The Company will enter into the Management Agreement with the Manager pursuant to which the Manager will be entitled to receive an annual base management fee, a quarterly incentive fee and a non-competition fee in the event of termination without cause or nonrenewal. Mr. Smirlock, the Chief Executive Officer, President and majority stockholder of the Manager, is also the Chairman of the Board, Chief Executive Officer and President of the Company. David A. Tepper, a Director and indirect minority stockholder of the Manager, is also a Director of the Company. See "THE MANAGER--The Management Agreement."



    The Company has been informed by the Affiliated Funds that the Affiliated Funds currently are negotiating the terms of a total rate of return swap (the "Total Return Swap") with a broker-dealer which would provide that the Affiliated Funds bear the economic benefit and risk of directly holding 666,666 shares of the Company's Common Stock. Such shares will be sold by the Company to such broker-dealer in a private placement without registration under the Securities Act.


                           TAX STATUS OF THE COMPANY


    The Company intends to qualify and will elect to be taxed as a REIT under the REIT Provisions of the Code commencing with its short taxable year ending December 31, 1997. If the Company qualifies as a REIT, the Company generally will not be subject to federal corporate income tax on taxable income that is distributed to its stockholders. See "RISK FACTORS--Failure to Maintain REIT Status Would Subject Company to Corporate Tax and Penalty Tax," "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the Company" and "DESCRIPTION OF CAPITAL STOCK--Repurchase of Shares and Restrictions on Transfer."


                              DISTRIBUTION POLICY


    To maintain its qualification as a REIT, the Company must distribute substantially all of its taxable income to stockholders each year, which the Company intends to do. Each year, the Company intends to make four regular quarterly distributions. To the extent necessary to maintain its qualification as a REIT in any particular year, the Company will declare a fifth, special distribution. The Company has adopted a Dividend Reinvestment Plan that will allow stockholders to reinvest their distributions automatically in additional shares of Common Stock. See "DISTRIBUTION POLICY" and "DIVIDEND REINVESTMENT PLAN."

                                  THE OFFERING

Common Stock Offered Hereby (1)..............  15,000,000 shares

Common Stock to be Outstanding
  after the Offering (1)(2)..................  19,353,333 shares

Use of Proceeds..............................  The Company intends to use the net proceeds of the Offering principally to acquire
                                               Mortgage Assets. See "USE OF PROCEEDS."

NYSE Symbol..................................  LMM

------------------------

(1) Assumes that the Underwriters' option to purchase up to an additional 2,250,000 shares to cover over-allotments is not exercised.

(2) Includes 4,347,333 shares subscribed for in the Private Placement, but does not include 2,066,666 shares reserved for issuance under the Company's Stock Incentive Plan. Options to acquire 800,000 shares at the initial public offering price have been granted to employees, officers, directors and consultants of the Company and the Manager. The Company has also granted 400,000 shares of deferred Common Stock to certain of its directors and officers. See "THE COMPANY--Stock Incentive Plan" and "PRIVATE PLACEMENT."

                                  RISK FACTORS


    AN INVESTMENT IN THE COMMON STOCK INVOLVES VARIOUS RISKS. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY.



CONFLICTS OF INTEREST OF THE MANAGER



    The Company is subject to conflicts of interest involving the Manager. The executive officers of the Company will be officers and employees of the Manager. A majority of the Company's directors have no business affiliations with the Manager, but were initially selected by the Manager. Michael L. Smirlock, the Chief Executive Officer, President and a Director of the Company, is the owner of a majority of the capital stock of the Manager. David A. Tepper, a Director of the Company, is the indirect owner of a minority of the capital stock of the Manager. Moreover, several members of the Board of Directors of the Company are directors of the Manager. See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND CONFLICTS OF INTEREST."



    The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person; except that, during the term of the Management Agreement; the Manager may not manage another publicly-traded mortgage REIT or any additional private investment fund that invest primarily in Mortgage Assets and follow investment strategies and policies similar to those employed by the Company without the prior approval of the Independent Directors. The Manager and its officers and employees advise and manage private investment funds (the "Affiliated Funds") which invest in Mortgage Securities. The ability of the Manager and its officers and employees to engage in other business activities could reduce the time and effort the Manager spends on managing the Company's investment portfolio. The Manager and its officers and employees also may receive fees in connection with any investment by the Affiliated Funds in the Company. In addition, the incentive fee payable to the Manager by the Affiliated Funds or other clients may be higher than the fee paid by the Company, creating additional conflicts of interest.



    Many investments appropriate for the Company also will be appropriate for the accounts of other clients the Manager advises, including the Affiliated Funds. The Manager will act in a manner which it considers fair and equitable in allocating investment opportunities among the Company and the other accounts it manages. Situations may arise in which the investment activities of the other accounts may disadvantage the Company, such as the inability of the market to fully absorb orders for the purchase or sale of particular securities placed by the Manager for the Company and its other accounts at prices and in quantities which would be obtained if the orders were being placed only for the Company. The Manager, however, will not permit the Affiliated Funds or its other clients to sell securities or other assets to or purchase securities or other assets from the Company nor will any Affiliated Fund or other clients of the Manager enter into derivative transactions with the Company. The Manager may aggregate orders of the Company with orders for its other accounts. Such aggregation of orders may not always be to the benefit of the Company with regard to the price or quantity executed. The Manager will not reallocate assets among the Company and the Affiliated Funds.



    The incentive fee payable to the Manager is based upon the income received by the Company. This may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative than would be the case if its fees did not include a "performance" component. Such incentives may result in increased risk to the value of the Company's investment portfolio.



    The Company has agreed that if it terminates the Management Agreement without cause or the Board of Directors fails to approve a continuation of the Management Agreement, or the Company engages another person to manage a portion of its assets or to manage assets internally with personnel other than those previously employed by the Manager, the Manager will be entitled to receive a "Non-Competition Payment" in an amount equal to the fair market value of the Management Agreement

(without giving effect to any termination and assuming it is renewed in accordance with its terms), to be determined in accordance with the provisions of the Management Agreement.


NEWLY-ORGANIZED CORPORATION; NO ESTABLISHED FINANCING

    The Company was organized in September 1997 and, therefore, has no operating history and will commence operations only if it receives the proceeds of the Offering and the Private Placement. The results of the Company's operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, conditions in the financial markets and economic conditions. The Company has not established any lines of credit or collateralized financing facilities. There can be no assurance that the Company will be able to obtain adequate financing and, if such financing is available, that it will be available on favorable terms. Furthermore, no assurance can be given that the Company will be able successfully to operate its business as described in this Prospectus.

NO IDENTIFIED ASSETS; DISCRETIONARY USE OF PROCEEDS


    The Company has not yet purchased or entered into any commitments to purchase any Mortgage Assets or other securities. The Manager will exercise significant discretion in investing and allocating the proceeds of the Offering and the Private Placement.



CEASE-AND-DESIST ORDER AGAINST CHIEF EXECUTIVE OFFICER



    On November 29, 1993, Mr. Smirlock consented to the entry of a cease-and-desist order (the "Order") issued pursuant to Sections 203(f), 203(k) and 206(2) (the anti-fraud provisions) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), against him by the Commission in connection with certain securities transactions executed between December 1992 and February 1993 while Mr. Smirlock was Chief Investment Officer for Goldman, Sachs Asset Management ("GSAM"). The Commission found that Mr. Smirlock caused and aided and abetted violations of the Advisers Act by (i) causing to be executed a series of purchase transactions in Mortgage Securities for which he failed to promptly prepare order tickets allocating the securities to specific client accounts and
(ii) causing to be executed two Mortgage Securities transactions between client accounts without obtaining independent evaluations of the prices at which he instructed the transactions to be executed in order to ensure that the best price and execution were obtained for the clients. The Commission found that Mr. Smirlock caused and aided and abetted violations of these recordkeeping provisions by failing to write tickets allocating trades on the days the trades were executed. The Commission (i) ordered Mr. Smirlock to cease and desist from committing or causing any violation of the provisions of the Advisers Act set forth in the Order, (ii) suspended him from association with any broker, dealer, investment adviser, investment company or municipal securities dealer for a three-month period and (iii) required him to pay a penalty of $50,000. Contemporaneously with the entry of the Order, Mr. Smirlock submitted an Offer of Settlement to the Commission, which the Commission accepted, in which he consented to the Commission's entry of the Order, without admitting or denying the findings set forth therein. GSAM had become aware of serious violations of its internal compliance policies and reported these violations to the Commission. In March 1993, following its report to the commission, GSAM suspended Mr. Smirlock's trading activities. Mr. Smirlock resigned from GSAM and Goldman, Sachs & Co. effective November 30, 1993. No limitations will be imposed on Mr. Smirlock's activities in his roles at the Manager and the Company in light of this proceeding and the Order. See "THE MANAGER--Cease-and-Desist Order Against Chief Executive Officer."



TOTAL RELIANCE ON THE MANAGER; TERMINATION OF THE MANAGEMENT AGREEMENT



    The Company's day-to-day operations will be administered by the Manager, subject to the supervision of the Company's Board of Directors. Thus, the Company is totally reliant on the services of the Manager and its officers, directors and employees for the success of the Company. The Manager will have significant operating discretion, including as to the use of proceeds of the Offering and in developing the Company's operating policies. The Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement will be found to manage the Company. The Company and the

Manager may terminate the Management Agreement at any time upon 60 days' written notice to the other party. The Company would be materially and adversely affected if it were unable to engage an appropriate replacement for the Manager. The Manager and its investment professionals have no prior experience in managing a REIT, and there can be no assurance that the past experience of the Manager's investment management personnel will be appropriate to the Company's business or strategy. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person, except that during the term of the agreement, the Manager will not serve as an investment adviser to any other publicly-traded mortgage REIT, or any additional private investment fund that invests primarily in Mortgage Assets and follows investment strategies and policies similar to those employed by the Company without the written approval of the Independent Directors. In addition, the Management Agreement does not impose a minimum time commitment that the Manager and its personnel must make in providing services to the Company. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent by the Manager and its employees on the management of the Company. See "THE MANAGER."



RESULTS OF OPERATIONS ADVERSELY AFFECTED BY FACTORS BEYOND COMPANY'S CONTROL



    The Company's results of operations can be adversely affected by various factors, many of which are beyond the control of the Company, and will depend on, among other things, the level of net interest income generated by, and the market value of, the Company's investment portfolio. The Company's net interest income and results of operations will vary primarily as a result of fluctuations in short-term interest rates, borrowing costs and prepayment rates. The Company's results of operations also will depend upon the Company's ability to protect against the adverse effects of such fluctuations as well as credit risks. Interest rates, prepayment rates, credit risks, borrowing costs and credit losses depend upon the nature and terms of the Mortgage Assets and other securities, conditions in financial markets, the fiscal and monetary policies of the U.S. government and the Board of Governors of the Federal Reserve System, international economic and financial conditions and competition, none of which can be predicted with any certainty. Because changes in interest rates may significantly affect the Company's investment activities, the operating results of the Company will depend, in large part, upon the ability of the Company to manage its interest rate, prepayment rate and credit risks effectively while maintaining its status as a REIT. See "-- Consequences and Costs of Hedging Transactions," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS--Operating Policies and Strategies."



SUBSTANTIAL LEVERAGE CAN RESULT IN NET INTEREST AND OPERATING LOSSES



    LEVERAGING STRATEGY



    The Company intends to borrow against, or "leverage," its Mortgage Assets in order to acquire additional Mortgage Assets, generally through the use of reverse repurchase agreements, dollar roll agreements, Mortgage Loan securitizations, loan agreements, lines of credit, commercial paper borrowings and other credit facilities. The Company expects to incur debt such that it will maintain an equity-to-assets ratio of between 6% to 10%, although the actual ratio may be higher or lower from time to time, depending on market conditions and other factors deemed relevant by the Manager, subject to the review of the Company's Board of Directors. The equity-to-assets ratio is total stockholders' equity, determined in accordance with GAAP, as a percentage of total assets. For purposes of calculating the equity-to-assets ratio, the Company's total assets include the value of the Company's investment portfolio on a marked-to-market basis. For purchased Mortgage Assets, the Company obtains market quotes for its Mortgage Assets from independent broker-dealers that make markets in securities similar to those in the Company's portfolio or from pricing services approved by the Company's Independent Directors. The Company's total stockholders' equity, for purposes of this calculation, equals the Company's stockholders' equity determined in accordance with GAAP. See "BUSINESS--Operating Policies and Strategies--Capital and Leverage Policies" and "BUSINESS--Operating Policies and Strategies--Securitization."


    Leverage can reduce the net income available for distributions to stockholders. If the interest income on the Mortgage Assets purchased with borrowed funds fails to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses. Such losses could be increased substantially as a result of the leveraging strategy. The percentage of leverage will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes.

    The ability of the Company to achieve its investment objectives depends on its ability to borrow money in sufficient amounts and on favorable terms. The Company may not be able to achieve the degree of leverage it believes to be optimal due to increases in "haircuts" (I.E., the collateral required by a lender in excess of the amount borrowed), decreases in the market value of the Company's Mortgage Assets, increases in interest rate volatility, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors. This may cause the Company to be less profitable than it would otherwise be and, in some cases, to experience losses.


    BORROWING RISKS; MARGIN CALLS


    A substantial portion of the Company's borrowings are expected to be in the form of collateralized borrowings, primarily reverse repurchase agreements. The amount borrowed under a reverse repurchase agreement is based on the market value of the Mortgage Assets pledged to secure specific borrowings. Under adverse market conditions, the value of pledged Mortgage Assets would decline, and lenders could initiate margin calls (I.E., the Company could be required to post additional collateral or to reduce the amount borrowed to restore the ratio of the amount of the borrowing to the value of the collateral). The Company may be required to sell Mortgage Assets to reduce the amount borrowed. If these sales were made at prices lower than the carrying value of the Mortgage Assets, the Company would experience losses. A default by the Company under its collateralized borrowings also could result in a liquidation of the collateral. If the Company is forced to liquidate Mortgage Assets that qualify as Qualified Real Estate Assets to repay borrowings, there can be no assurance that it will be able to maintain compliance with the REIT Provisions of the Code regarding asset and source of income requirements. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

NO RESTRICTION ON THE INCURRENCE OF ADDITIONAL INDEBTEDNESS


    The Company's investment policy and operating strategy does not restrict the Company from incurring additional indebtedness. The Company is not subject to any other restriction on the incurrence of additional indebtedness. The Company intends to borrow against or "leverage" its Mortgage Assets in order to acquire additional Mortgage Assets. The Company expects to incur debt such that it will maintain an equity-to-assets ratio of between 6% to 10%, although the actual ratio may be higher or lower from time to time depending on market conditions and other factors deemed relevant by the Manager, subject to the review of the Company's Board of Directors. See "--Substantial Leverage Can Result in Net Interest and Operating Losses--Leveraging Strategy."


RISK OF POTENTIAL FUTURE OFFERINGS; DILUTION

    The Company, in the future, may increase its capital resources by making offerings of additional equity and debt securities, including classes and series of preferred stock, additional classes and series of common stock, commercial paper, medium-term notes and senior or subordinated notes. All debt securities and classes of preferred stock will be senior to the Common Stock in a liquidation of the Company. The effect of additional equity offerings (including issuances under the Dividend Reinvestment Plan) may be to dilute the equity of stockholders of the Company or to reduce the price of shares of the

Common Stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.


INTEREST RATE FLUCTUATIONS WILL AFFECT VALUE OF MORTGAGE ASSETS AND NET INCOME



    GENERAL


    Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of the Company. Interest rate fluctuations can adversely affect the income and value of the Company in many ways and present a variety of risks, including the risk of a mismatch between asset yields and borrowing rates, reshaping of the yield curve and changing prepayment rates. The Company intends to enter into hedging transactions in an effort to protect its portfolio of Mortgage Assets and related debt from interest rate fluctuations. See "--Consequences and Costs of Hedging Transactions."


    FAILURE TO MANAGE MISMATCH BETWEEN LONG-TERM ASSETS AND SHORT-TERM FUNDING



    The Company's operating results will depend in large part on differences between the income from its Mortgage Assets and its borrowing costs. The Company anticipates that at least 65% of its Mortgage Assets will have interest payment rates (I.E., coupon rates) which remain fixed for periods of 30 years or more until their maturity. The Company intends to fund a substantial portion of its Mortgage Assets with borrowings having interest rates (I.E., borrowing rates) that reset more frequently, usually monthly or quarterly. If interest rates rise, borrowing rates (and borrowing costs) of the Company are expected to rise more quickly than coupon rates (and investment income) on the Company's Mortgage Assets. This would decrease the Company's net income (or result in a net loss) and the mark-to-market value of the Company's net assets, and would be expected to decrease the market price of the Company's Common Stock. Although the Company intends to invest primarily in fixed-rate Mortgage Assets, the Company also may own adjustable rate Mortgage Assets. The coupon rates of adjustable rate Mortgage Assets normally fluctuate with reference to a specific rate index. The Company intends to fund these adjustable rate Mortgage Assets with borrowings having borrowing rates which reset monthly or quarterly. To the extent that there is a difference between (i) the interest rate index used to determine the coupon rate of the adjustable rate Mortgage Asset (asset index) and (ii) the interest rate index used to determine the borrowing rate for the Company's related financing (borrowing index), the Company will bear a "basis" interest rate risk. If the borrowing index rises more than the asset index, the net income of the Company would be decreased. Additionally, the Company's adjustable rate Mortgage Assets may be subject to periodic rate adjustment limitations and periodic and lifetime rate caps which limit the amount that the coupon rate can change during any given period. In a period of increasing interest rates, the Company could experience a decrease in net income or a net loss because its borrowing rates may adjust and rise more quickly than the coupon rates on its adjustable rate Mortgage Assets. No assurance can be given as to the amount or timing of changes in interest rates or their effect on the Company's Mortgage Assets, their valuation or income derived therefrom. During periods of changing interest rates, coupon rate and borrowing rate mismatches could negatively impact the Company's net income, distribution yield and the market price of the Common Stock. Interest rate fluctuations resulting in interest expense exceeding interest income would result in the Company incurring operating losses.



    INVERTED YIELD CURVE ADVERSELY AFFECTS INCOME


    The relationship between short-term and long-term interest rates is often referred to as the "yield curve." Ordinarily, short-term interest rates are lower than long-term interest rates. If short-term interest rates rise disproportionately relative to long-term interest rates (a flattening of the yield curve), the borrowing costs of the Company may increase more rapidly than the interest income earned on its assets. Because borrowings will likely bear interest at short-term rates (such as LIBOR) and Mortgage Assets will likely bear interest at medium-term to long-term rates (such as those calculated based on the Ten-Year U.S. Treasury Rate), a flattening of the yield curve will tend to decrease the Company's net income and the mark-to-market value of its net assets. Additionally, to the extent cash flows from long-term assets that return scheduled and unscheduled principal are reinvested in other long-term assets, the spread between the coupon rates of long-term assets and short-term borrowing rates may decline and also may tend to decrease the net income and mark-to-market value of the Company's net assets. It is also possible that short-term interest rates may adjust relative to long-term interest rates such that the level of short-term rates exceeds the level of long-term rates (a yield curve inversion). In this case, borrowing costs may exceed the interest income and operating losses would be incurred.



    INCREASED PREPAYMENT RATES WILL REDUCE VALUE OF MORTGAGE ASSETS



    The value of Mortgage Assets may be affected substantially by prepayment rates on the related Mortgage Loans. Prepayments are unscheduled payments of principal made by mortgage borrowers, who generally are permitted to prepay their borrowings at any time. Mortgage Securities traders have statistically modelled borrower prepayment patterns over time, and Mortgage Securities typically are valued based on these models and estimated prepayments. Actual prepayments may vary significantly from estimates and, as a result, Mortgage Security prices may fluctuate significantly as expectations of prepayment rates change. Prepayment risk must be considered in conjunction with the credit risk associated with certain Mortgage Assets. See "--Possible Losses on Mortgage Loans During Warehousing Period" and "-- Credit Risks."


    Prepayment rates on Mortgage Assets are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond the control of the Company and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on Mortgage Assets generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by the Company in assets yielding less than the yields on the Mortgage Assets that were prepaid. In addition, the mark-to-market value of the Mortgage Assets may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on Mortgage Assets generally decrease; therefore, the Company will not have the proceeds from prepayments available to invest in assets with higher yields. If interest rates decrease and prepayment rates increase, the Company may fail to recoup fully its cost of acquisition of certain investments.

    The Company may acquire classes of Mortgage Securities that are entitled to no (or only nominal) payments of principal, but only to payments of interest, such as IOs. The yield to maturity of IOs is very sensitive to the rate of prepayments on the underlying Mortgage Loans. If the rate of prepayments is faster than anticipated, the yield on IOs will be negatively affected, and, in extreme cases, the IO investment could become worthless. Some IOs bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified interest rate index ("Inverse IOs"). Therefore, the yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also expects to invest in subordinated IOs ("Sub IOs"). Interest amounts otherwise allocable to Sub IOs generally are used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization occurs or the balance in the reserve account reaches a specified level. The yield to maturity of Sub IOs is very sensitive not only to default losses but also to the rate and timing of prepayment on the underlying loans. See "BUSINESS--Operating Policies and Strategies." Under certain interest rate and prepayment scenarios, the Company may fail to recoup fully the cost of acquiring IOs, Inverse IOs and Sub IOs.

CONSEQUENCES AND COSTS OF HEDGING TRANSACTIONS

    The Company intends to enter into hedging transactions in an effort to protect its portfolio of Mortgage Assets and related debt from interest rate fluctuations. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and IOs. There can be no assurance that the Company's hedging activities will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates.

    Hedging involves risk and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Hedging" and "BUSINESS--Operating Policies and Strategies--Hedging Activities."

    The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interests of the stockholders of the Company given the cost of such hedging transactions and the need to maintain the Company's status as a REIT. The Company has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the Independent Directors will be responsible for reviewing at their regular meetings the extent and effect of hedging activities. The amount of income the Company may earn from its hedging instruments is subject to substantial limitations under the REIT Provisions of the Code. In particular, when the Company earns income under such instruments, it will seek advice from Special Tax Counsel as to whether such income constitutes qualifying income for purposes of the 95% Gross Income Test and as to the proper characterization of such arrangements for purposes of the REIT Asset Tests. The "95% Gross Income Test" means the requirement for each taxable year that at least 95% of the Company's gross income for each taxable year must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified Real Estate Assets or "qualified temporary investment income" (I.E., income derived from "new capital" within one year of the receipt of such capital), dividends, interest and gains from the sale of stock or other securities (including certain interest rate swap or cap agreements, options, forward rate agreements and similar financial instruments entered into to reduce the interest rate risk with respect to debt incurred to acquire Qualified Real Estate Assets) not held for sale in the ordinary course of business. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification--Gross Income Tests." This determination may result in the Manager electing to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable to maintain the Company's status as a REIT.


    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements, and, depending on the identity of the counterparty, applicable international requirements. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. The default of a party with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.


COMPETITION FOR MORTGAGE ASSETS AT FAVORABLE YIELDS AND FOR FINANCING

    The Company's net income depends, in large part, on the Company's ability to acquire Mortgage Assets at favorable spreads over the Company's borrowing costs. In acquiring Mortgage Assets, the Company competes with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, FHLMC, FNMA, GNMA and other entities purchasing Mortgage Assets. In addition, there are several mortgage REITs with asset acquisition objectives similar to the Company, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Mortgage Assets suitable for purchase by the Company. Many of the Company's competitors for Mortgage Assets may have access to greater capital and other resources and may have other advantages over the Company.


    There can be no assurance that the Company will be able to obtain financing at borrowing rates below the asset yields of its Mortgage Assets. In such event, the Company may incur losses or may be forced to reduce the size of its Mortgage Asset portfolio. The Company will face competition for financing sources which may limit the availability of, and affect the cost of, funds to the Company.



VALUE OF CMOS MAY BE ADVERSELY AFFECTED BY PREPAYMENTS ON UNDERLYING COLLATERAL



    CMOs are a series of bonds or certificates, each of which typically consists of several classes with different maturities and often complex priorities of payment, secured by a single pool of Mortgage Loans, Pass-Through Certificates, other CMOs or other Mortgage Assets. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. The principal and interest on underlying Mortgages Loans may be allocated among the several classes of a series of a CMO in many ways. Depending on the type of CMOs in which the Company invests, the investment may be more sensitive to interest rate fluctuations and prepayment rates than other types of Mortgage Securities. See "DESCRIPTION OF PROPOSED ASSETS."



VALUE OF MORTGAGE DERIVATIVES MAY BE REDUCED OR ELIMINATED DUE TO INTEREST RATE
  FLUCTUATIONS; NO LIMIT ON MORTGAGE DERIVATIVES



    The Company may acquire an unlimited amount of Mortgage Derivatives, including IOs, Inverse IOs, Sub IOs and floating rate Mortgage Derivatives. Payments on and the market value of Mortgage Derivatives are highly sensitive to the rate of prepayments on the underlying Mortgage Loans and are highly sensitive to interest rate fluctuations. IOs provide for the holder to receive no (or only nominal) payments of principal, but only payments of interest. Payments on IOs are highly sensitive to the rate of prepayment on the underlying Mortgage Loans. In periods of declining interest rates, rates of prepayments on the Mortgage Loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be adversely affected. Under some prepayment and interest rate scenarios, the Company may not be able to recoup fully the cost of acquiring an IO, Inverse IO or Sub IO and, consequently, will incur a loss on its investment.



    In higher than expected prepayment and/or declining interest rate environments, the ability to utilize Inverse IOs and Sub IOs as capital for collateralized borrowings will be impaired. To the extent that Inverse IOs and Sub IOs decrease in value, the Company likely will be required by its lenders to provide additional capital for borrowings collateralized with Inverse IOs and Sub IOs to compensate for the decline in their market value. If additional capital is unavailable, the Company may be forced to liquidate securities into illiquid markets and incur losses. Additionally, in such environments, lenders may require additional capital as a percentage of the market value of the Inverse IOs or Sub IOs (a higher capital "haircut") or may not provide collateralized funding of Inverse IOs or Sub IOs. The requirement for additional capital to support collateralized funding or the inability to obtain collateralized borrowing of Inverse IOs or Sub IOs will reduce the Company's liquidity and will require it to obtain more expensive funding.



    Some IOs in which the Company may invest, such as Inverse IOs, bear interest at a floating rate that varies inversely to (and often at a multiple of) changes in a specific index. The Company also may invest in inverse floating rate Mortgage Derivatives which are similar in structure and risk to Inverse IOs, except they generally are issued with a greater stated principal amount than Inverse IOs. The Company may invest in Inverse IOs for the purpose of, among other things, hedging its portfolio of IOs. The yield to maturity of an Inverse IO is extremely sensitive to changes in the related index.


    The Company also expects to invest in Sub IOs, a class of securities for which interest generally is withheld and used to make principal payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or the balance in the reserve account reaches a specified level. Interest on a Sub IO generally will be paid only after the overcollaterization or the balance in the reserve account reaches the specified level. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because Sub IOs receive only interest payments, their yields are extremely sensitive to the rate of prepayments (including prepayments as a result of defaults) on the underlying Mortgage Loans. In addition, Sub IOs often generate taxable income in excess of cash received.



    The Company may invest in variable and floating rate securities that provide for a periodic adjustment in the interest rate paid on the other obligations. The Company may not be able to match these periodic rate adjustments with increases or decreases in rates borne by the borrowings or financings utilized by the Company. Accordingly, in a period of increasing interest rates, the Company could experience a decrease in net interest income or a net loss because the interest rates on borrowings could adjust faster than the interest rates of the Company's floating rate securities. See "DESCRIPTION OF PROPOSED ASSETS."



VALUE OF SUBORDINATE INTERESTS MAY BE ADVERSELY AFFECTED BY LOSSES ON UNDERLYING
  MORTGAGE LOANS



    The Company intends to retain a Subordinate Interest in the pools of Mortgage Loans it securitizes and to acquire Subordinate Interests in pools of Mortgage Loans securitized by others. Subordinate Interests bear significant credit risks because they are structured to absorb losses from defaults or foreclosures on the related Mortgage Loan collateral before losses are allocated to more senior classes. Subordinate Interests will be more sensitive than other Mortgage Securities to the frequency and the severity of losses on the underlying Mortgage Loans. Loss frequency will depend upon a number of factors, including economic conditions and interest rate fluctuations, beyond the control of the Company. There can be no assurance that the Company's investment in a Subordinate Interest will be returned in full or at all. See "DESCRIPTION OF PROPOSED ASSETS."



INVESTMENT IN NON-REAL ESTATE ASSETS SUBJECT TO LIQUIDITY AND CREDIT RISKS;
  LIMIT ON SUCH ASSETS MAY CHANGE WITHOUT STOCKHOLDER APPROVAL



    The Company may invest up to 5% of the total assets in other fixed income assets. This 5% limit may be changed from time to time at the discretion of the Board of Directors, with the approval of the Independent Directors but without a vote of stockholders. These other fixed-income assets may include securities issued or guaranteed by foreign governments, non-investment grade high yield corporate debt (commonly referred to as "junk bonds") and non-real estate loans. Investing in securities issued by foreign governments or foreign companies involves considerations and potential risks not typically associated with investing in obligations issued by the U.S. government, agencies thereof and domestic corporations. Such obligations are often unsecured and are subject to greater credit and liquidity risk than is typically associated with investment grade corporate obligations. They are also subject to, and may be adversely affected by, risks associated with political and economic uncertainty, fluctuations of currency exchange rates, lower levels of disclosure and regulation in foreign securities markets than in the United States, risks of nationalization, expropriation, confiscatory taxation, taxation of income earned in foreign nations or other taxes imposed with respect to investments in foreign nations, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country and repatriation of investments) and uncertainties as to the status, interpretation and application of laws. In addition, there is often less publicly available information about foreign issuers than those in the United States. Foreign issuers may not be subject to uniform accounting, auditing and financial reporting standards and auditing practices, and even in the case of issuers that are subject to uniform standards and practices, such standards and practices will generally not be comparable to those applicable to U.S. companies.



    Junk bonds are generally unsecured, may be subordinated to other obligations of the issuer and generally have greater credit and liquidity risk than is typically associated with investment grade corporate obligations. Junk bonds are often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High-yield debt obligations have historically experienced greater default rates than has been the case for investment grade securities.

    Investing in a non-real estate loans involves greater liquidity risk because they are generally not traded in organized exchange markets but are traded by banks and other institutional investors. In some cases, non-real estate loans are subject to greater credit risks than is typically associated with investment grade corporate obligations. Such loans may be subject to, and may be adversely affected by, risks associated with lender liability. In addition, such loans may be sold without recourse to the selling institutions, and the selling institutions will generally make no representations and warranties about the underlying loan, the borrower, the documentation of the loans or any collateral securing the loans. See "DESCRIPTION OF PROPOSED ASSETS."


POSSIBLE LOSSES ON MORTGAGE LOANS DURING WAREHOUSING PERIOD



    The Company intends to acquire and accumulate Mortgage Loans for securitization as part of its investment strategy. The Manager, in its discretion, will determine the quantity of Mortgage Loans sufficient for securitization (which generally will be at least $100 million) after discussions with potential underwriters, rating agencies and monoline insurers and an evaluation of the costs of securitization. During the accumulation period, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. However, prior to securitization, the Company generally does not intend to obtain credit enhancements such as mortgage pool or hazard insurance. Typically, third parties insure against these types of losses, and the Company would be dependent on the creditworthiness of the insurer and timeliness of the reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various type of losses is limited in amount, and losses in excess of the limitation would be the responsiblity of the Company. In the event of any default under Mortgage Loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the Mortgage Loan. Also, during the accumulation or warehousing period, the costs of financing and hedging the Mortgage Loans could exceed the interest income on the Mortgage Loans. No assurance can be given that any mortgage, fraud or hazard insurance will adequately cover a loss suffered by the Company. It may not be possible or economical for the Company to securitize all of the Mortgage Loans which it acquires, in which case the Company will continue to hold the Mortgage Loans and bear the risks of borrower defaults, bankruptcies, fraud losses and special hazard losses. Furthermore, if the Company retains a Subordinate Interest in the securitizations, it will retain many of these risks. See "DESCRIPTION OF PROPOSED ASSETS--Mortgage Loans" and "CERTAIN CHARACTERISTICS OF MORTGAGE LOANS AND REAL PROPERTY INVESTMENTS."


    The Company expects that when it acquires Mortgage Loans, the seller of the Mortgage Loans (the "Mortgage Seller") generally will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and will agree to repurchase any loan with respect to which there is fraud or misrepresentation. Although the Company will have recourse to the Mortgage Seller based on the Mortgage Seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the Mortgage Seller does not or cannot perform its repurchase obligations. The Company intends to acquire third party insurance, to the extent that it is available at a reasonable price, for such risks. If the Company is unable or fails to acquire such insurance, the Company would be relying solely on the value of the collateral underlying the Mortgage Loans.

    In addition, substantial delays could be encountered in connection with the foreclosure of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. State and local statutes and rules may delay or prevent the Company's foreclosure on or sale of the mortgaged property and may prevent the Company from receiving new proceeds sufficient to repay all amounts due on the related Mortgage Loan. Moreover, the Company's servicing agent may be entitled to receive all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on liquidated Mortgage Loans, thereby reducing amounts available to the Company.

LACK OF ACCESS TO SECURITIZATIONS WOULD ADVERSELY AFFECT THE COMPANY



    The Company intends to rely upon securitizations of Mortgage Loans to generate cash proceeds for the purchase of additional Mortgage Loans. Several factors will affect the Company's ability to complete securitizations, including conditions in the securities markets generally, conditions in the mortgage-backed securities market specifically, the credit quality of the Company's portfolio of Mortgage Loans and the Company's ability to obtain credit enhancement. If the Company were unable to successfully securitize a sufficient amount of Mortgage Loans, then the Company would have to rely on other, more expensive short-term methods of financing, or curtail or reduce its acquisition of Mortgage Loans. There can be no assurance that the Company will be able to successfully securitize any Mortgage Loans which it acquires or, if it is not successful, that the Company will obtain financing alternatives to securitization or that if such financing is available, that it will be available on favorable terms.


CREDIT RISKS


    The Company intends to invest primarily in Mortgage Securities and Mortgage Loans which would be classified in the 70% Asset Group, as well as Mortgage Loans and Mortgage Securities that constitute the 30% Asset Group. The Company's investment strategy will seek to balance the risk and return potential of its investments in a manner that attempts to maximize return while minimizing the risk of loss to the Company through adverse events, including, without limitation, credit and prepayment events that may decrease the income earned from, and value of, the portfolio. The Company will not perform an independent credit review of the Mortgage Loans it intends to purchase.



FAILURE TO MAINTAIN REIT STATUS WOULD SUBJECT COMPANY TO CORPORATE TAX AND
  PENALTY TAX



    The Company intends to operate in such a manner as to qualify as a REIT for federal income tax purposes. Although the Company does not intend to request a ruling from the Service as to its REIT status, upon consummation of the Offering, the Company will receive an opinion of its Special Tax Counsel that, based on certain assumptions and representations, it will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of Special Tax Counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by the Company in computing its taxable income and the Company may be subject to a 4% federal excise tax. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS."

    The Company must distribute at least 95% of its net taxable income annually (excluding any net capital gain and certain non-cash income) to avoid corporate income taxation of the earnings that it distributes (the "95% Distribution Requirement"). In addition, the Company will be subject to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and
(iii) 100% of its undistributed taxable income from prior years.

    The Company intends to make distributions to its stockholders to comply with the 95% Distribution Requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to satisfy the 95% Distribution Requirement or to avoid the non-deductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or (iii) to distribute amounts that would otherwise be spent on future investments or repayment of debt.

    Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax.

PLEDGED ASSETS AND RISK OF BANKRUPTCY IN REVERSE REPURCHASE AGREEMENTS

    Substantially all of the Mortgage Assets will be pledged to secure reverse repurchase agreements, bank borrowings or other credit arrangements, including securitizations. Therefore, such Mortgage Assets may not be available to the stockholders in the event of the liquidation of the Company, except to the extent that the market value thereof exceeds the amounts due to the Company's creditors. The market value of the Mortgage Assets will fluctuate as a result of numerous market factors (including interest rates and prepayment rates) as well as the supply of and demand for such assets. In the event of the bankruptcy of a party with whom the Company has a reverse repurchase agreement, the Company could experience difficulty recovering the pledged assets under such agreement if it were to be repudiated and the Company's claim against the bankrupt lender for damages resulting therefrom were to be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and any recoveries, if and when received, may be substantially less than the damages actually suffered by the Company. Although the Company intends to enter into reverse repurchase agreements with several different parties and has developed policies to reduce its exposure to such risks, no assurance can be given that the Company will be able to avoid such third party risks. See "BUSINESS--Operating Policies and Strategies--Capital and Leverage Policies."

POSSIBLE ENVIRONMENTAL LIABILITIES


    The Company may become subject to environmental risks when taking an interest in real property upon foreclosure of a Mortgage Loan. Such environmental risks include the risk of the diminution of the value of a contaminated property or liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. The costs of investigation, remediation or removal of hazardous substances could be substantial. These compliance or clean-up costs could exceed the value of the property or the amount of the Mortage Loan. There can be no assurance that the Company will not incur any material costs or liabilites with respect to such matters. See "CERTAIN CHARACTERISTICS OF MORTGAGE LOANS AND REAL PROPERTY INVESTMENTS--Environmental Risks."



FAILURE TO MAINTAIN INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT
  RESULTS OF OPERATIONS


    The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the Staff of the Commission, to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests (the "55% Requirement") and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire, therefore, may be limited by the provisions of the Investment Company Act. In connection with its acquisition of Subordinated Interests, the Company intends, where appropriate, to obtain foreclosure rights with respect to the underlying Mortgage Loans, although there can be no assurance that it will be able to do so on acceptable terms. As a result of obtaining such rights, the Company believes that the related Subordinated Interests will constitute Qualifying Interests for the purpose of the Investment Company Act. In addition, in meeting the 55% Requirement, the Company intends to consider Privately-Issued Certificates issued with respect to an underlying pool as to which the Company holds all issued certificates as Qualifying Interests. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on these positions. If the Commission or its Staff were to take a different position with respect to whether such Subordinate Interests or Privately-Issued Certificates constitute Qualifying Interests, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on the Company and the market price of the Common Stock.

TAXABLE MORTGAGE POOL RISK; INCREASED TAXATION TO TAX EXEMPT ENTITIES AND OTHER
  INVESTORS


    A REIT (or a segregated portion thereof) that incurs debt obligations with two or more maturities and which are secured by assets such as the Mortgage Assets may be classified as a "taxable mortgage pool" under the Code if payments required to be made on such debt obligations bear a relationship to the payments received on such assets. If the Company were to be subject to the taxable mortgage pool rules, a portion or all of the taxable income (in excess of a specified return to investors) generated by the Mortgage Assets constituting a taxable mortgage pool may be characterized, under regulations to be issued by the Treasury Department, as "excess inclusion" income and allocated to the stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, (ii) would be subject to tax as UBTI to a tax-exempt stockholder and (iii) would be subject to a 30% withholding tax in the case of a Non-U.S. Stockholder. See "FEDERAL INCOME TAX CONSIDERATIONS-- Taxation of Tax-Exempt Stockholders."


    The Company intends to enter into master reverse repurchase agreements pursuant to which the Company may borrow funds with differing maturity dates which are cross-collateralized by specific Mortgage Assets. The Treasury Department has issued regulations that adopt a broad view of what may constitute a taxable mortgage pool including anti-avoidance rules that authorize the Service to treat equity interests issued by the Company as debt if such equity interests correspond to maturities of classes of debt such as the Mortgage Assets. The Company has been advised by Special Tax Counsel that master reverse repurchase agreements and its other financing arrangements may be structured, and the Company intends to structure master repurchase agreements and other financing arrangements, in a manner which should not cause the Mortgage Assets to be treated as a taxable mortgage pool. No assurance can be given, however, that the Company will be able to structure master repurchase agreements in this manner or that the Service might not successfully maintain that the REIT or the Mortgage Assets collateralizing such master reverse repurchase agreements constitute a taxable mortgage pool.


PHANTOM INCOME MAY RESULT IN ADDITIONAL TAX LIABILITY



    The Company's investment in Subordinate Interests and certain types of Mortgage Securities may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders, from time to time, may be required to treat distributions that economically represent a return of capital, as taxable dividends. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes (or by losses). Accordingly, if the Company recognizes phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, (I.E., before such income is realized by the stockholders in an economic sense). Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of the Company will decrease. See "FEDERAL INCOME TAX CONSIDERATIONS."

OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES

    For the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose, among others, of preserving the Company's REIT status, the Charter generally prohibits direct or indirect ownership by any person of more than 9.8% of the number of outstanding shares of Common Stock (the "Ownership Limit"). For this purpose, the term "ownership" is defined as either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code. Any transfer of shares of capital stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being beneficially owned (within the meaning Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code (a "purported transfer"), will be null and void, and the intended transferee (the "purported transferee") will acquire no rights to such shares. Any purported transfer of shares that would result in a person owning (directly or constructively) shares in excess of the Ownership Limit (except as otherwise waived by the Board of Directors) due to the unenforceability of the transfer restrictions set forth above will constitute "Excess Securities." Excess Securities will be transferred by operation of law to a trust to be established by the Company for the exclusive benefit of a charitable organization, until such time as the trustee of the trust, which shall be a banking institution designated as trustee by the Company, which is unaffiliated with either the Company or the purported transferee, retransfers the Excess Securities. Subject to the Ownership Limit, Excess Securities may be transferred by the trust to any person (if such transfer would not result in Excess Securities) at a price not to exceed the lesser of (i) the price paid by the purported transferee or (ii) the fair market value of the Excess Securities on the date of the purported transfer, at which point the Excess Securities will automatically cease to be Excess Securities. See "DESCRIPTION OF CAPITAL STOCK-- Repurchase of Shares and Restriction on Transfer" and "FEDERAL INCOME TAX CONSIDERATIONS-- Requirements for Qualifications."

    Subject to certain limitations, the Board of Directors may increase or decrease the Ownership Limit. In addition, to the extent consistent with the REIT Provisions of the Code, the Board of Directors has the right, in its sole discretion and pursuant to the Company's Charter, to waive the Ownership Limit for, and at the request of, a purchaser of the Common Stock. However, the Company's Board of Directors has waived the Ownership Limitation for certain institutional investors participating in the Private Placement. See "DESCRIPTION OF CAPITAL STOCK" and "PRIVATE PLACEMENT." In connection with any such waiver, the Company may require that the stockholder requesting such a waiver enter into an agreement with the Company providing for the repurchase by the Company of shares from the stockholder under certain circumstances to ensure compliance with the REIT Provisions of the Code. Such repurchase would be at fair market value as set forth in the agreement between the Company and such stockholder. The consideration received by the stockholder in such repurchase might be characterized as the receipt by the stockholder of a dividend from the Company, and any stockholder entering into such an agreement with the Company should consult its tax advisor in connection with its entering into such an agreement.

    The provisions described above may inhibit market activity and any takeover or other transaction in which holders of some or a majority of the Company's capital stock might receive a premium for their shares or which such holders might believe to be otherwise in their best interests. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of capital stock. See "DESCRIPTION OF CAPITAL STOCK--Repurchase of Shares and Restrictions on Transfer."

    In addition, certain provisions of the Maryland General Corporation Law (the "MGCL") relating to "business combinations" and of the Charter and Bylaws may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company which may be beneficial to stockholders and might otherwise result in a premium over then prevailing market prices. See "CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS."

PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK


    Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Common Stock. In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as an individual retirement account ("IRA") or certain H.R. 10 Plans or Keogh plans) which are subject to Title I of ERISA, and/or Section 4975 of the Code, as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity, should consult with their legal counsel to determine whether an investment in the Common Stock will cause the assets of the Company to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101, thereby subjecting the Plan to the prohibited transaction rules and the Company's assets to the fiduciary investment standards of ERISA, or cause the excise tax provisions of
Section 4975 of the Code, to apply to the Company's assets, unless some exception or exemption granted by the Department of Labor applies to the acquisition, holding or transfer of the Common Stock. See "ERISA CONSIDERATIONS."


PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL

    The Charter authorizes the Board of Directors to issue up to 25,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company's Common Stock believed such change of control was in their best interest. See "DESCRIPTION OF CAPITAL STOCK--Preferred Stock."


LACK OF OPERATING POLICIES; BOARD OF DIRECTORS MAY CHANGE POLICIES WITHOUT
  STOCKHOLDER CONSENT



    The Company currently does not have specific operating guidelines. Any operating policies, including investment and operating policies and other policies with respect to acquisitions, financing, growth, operations, debt and distributions will be determined by its Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the holders of the Common Stock. The effect of any such changes may be positive or negative. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock.


LACK OF POLICY REGARDING HEDGING OR CREDIT RISK; FUTURE REVISIONS IN POLICIES
  AND STRATEGIES

    The Board of Directors has not established any significant credit risk or hedging policy; consequently, the Manager will exercise broad discretion concerning credit risk and hedging strategies. The investment policies and operating policies and strategies of the Company set forth in this Prospectus may be modified or waived by the Board of Directors, subject in certain cases to approval by a majority of the Independent Directors.

LACK OF ACCOUNTING AND TESTING SYSTEMS



    Because the Company is newly formed and will only commence operations upon consummation of the Offering, the Board of Directors and the Company's officers have not established internal accounting controls or testing systems. The Manager will cause the Company to retain independent accountants and tax experts to assist in developing appropriate accounting and testing procedures. The failure to successfully develop and implement such internal systems would have a material adverse effect on the integrity of the Company's books and records and increases the possibility that the Company may inadvertently fail the REIT asset and/or income tests or the 55% Requirement, either of which would have a material adverse effect on the value of the Company's Common Stock and its ability to maintain its status as a REIT.


LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS AND MANAGER INDEMNIFICATION

    The Charter of the Company contains a provision which, subject to certain exceptions, eliminates the liability of a director or officer to the Company or its stockholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer actually received an improper benefit or profit or to the extent that it is found that the act or omission of the director or officer resulted from active or deliberate dishonesty.

    The Company will indemnify the Manager and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Company or its Affiliates. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors, for acts performed pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "THE MANAGER--Limits of Responsibility."

NO PRIOR TRADING MARKET; FAILURE TO DEVELOP OR SUSTAIN AN ACTIVE TRADING MARKET

    Prior to the Offering, there has been no public market for the Common Stock. The Company's Common Stock has been approved for listing on the NYSE, subject to official notice of issuance. However, there can be no assurance that an active trading market will develop or be sustained after the Offering or that if such a market develops, the market price will not decline below the public offering price. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the representatives of the Underwriters, and may not be indicative of future market prices. See "UNDERWRITING."


INTEREST RATE VOLATILITY MAY ADVERSELY AFFECT COMMON STOCK PRICE



    It is likely that the market price of the Common Stock will be influenced by any variation between the net yield on the Company's investment portfolio and prevailing market interest rates and by the market's perception of the Company's ability to achieve earnings growth. The Company's earnings will be derived primarily from any positive spread between the yield on the Company's investment portfolio and the cost of the Company's borrowings. The positive spread between the yield on the Company's investment portfolio and the cost of borrowings will not necessarily be larger in high interest rate environments than in low interest rate environments. Accordingly, in periods of high interest rates, the net income of the Company, and therefore the distribution yield on the Common Stock, may be less attractive compared with alternative investments which could negatively impact the price of the Common Stock. If the anticipated or actual net yield on the Company's investment portfolio declines or if prevailing market interest rates rise, thereby decreasing the positive spread between the net yield on the investment portfolio and the cost of the Company's borrowings, the market price of the Common Stock may be adversely affected. In addition, if the market prices of other mortgage REIT stocks decline for any reason, or the value of the Company's investment portfolio declines, the market price of the Common Stock may be adversely affected. During any period when the market price of the Common Stock has been adversely affected due to any of the foregoing reasons, the liquidity of the Common Stock may be negatively impacted and investors who may desire or be required to sell their shares may experience losses.


ILLIQUIDITY OF MORTGAGE LOANS, SUBORDINATE INTERESTS AND MORTGAGE DERIVATIVES
  COULD CAUSE LOSSES



    A portion of the Company's portfolio will be invested in Mortgage Loans, Subordinate Interests and Mortgage Derivatives for which the secondary trading market is not as well developed as the market for certain other Mortgage Assets, such as Agency Certificates (or which are otherwise considered less marketable or illiquid). Although the Company expects that most of the Company's investments will be in Mortgage Assets for which a resale market exists, certain of the Company's investments may lack a regular trading market and may be illiquid. In addition, during adverse market conditions, the liquidity of all of the Company's Mortgage Assets may be adversely impacted. There is no limit on the percentage of the Company's investments that may be invested in illiquid assets.



BENEFITS TO EXISTING STOCKHOLDER, DIRECTORS AND OFFICERS


    Through the date hereof, Michael L. Smirlock, the Company's Chief Executive Officer and President, has purchased and agreed to purchase from the Company an aggregate of 73,000 shares of Common Stock (of which 6,000 shares of Common Stock were issued at an average price of $2.50 per share in connection with the Company's formation and 67,000 shares of Common Stock will be purchased at the initial public offering price in the Private Placement) for an aggregate purchase price of $1,020,005, or $13.97 per share. This average price per share is less than the assumed initial public offering price of $15.00 per share.


    The Company has also received irrevocable commitments to purchase a total of 4,347,333 shares in the Private Placement. The purchasers in the Private Placement have agreed to purchase the shares of Common Stock at a purchase price equal to the initial public offering price. Of the 4,347,333 shares sold in the Private Placement, (i) Mr. Smirlock has committed to purchase 67,000 shares,
(ii) David A. Tepper, a Director of the Company and the Manager has committed to purchase 103,000 shares and (iii) Frederick N. Khedouri, a proposed director of the Company and a Senior Managing Director of Bear Stearns, one of the Representatives, has committed to purchase 10,000 shares. In addition, a total of 712,900 shares of Common Stock will be purchased by entities for which Mr. Tepper may be deemed to have shared or sole voting and dispositive power. See "PRINCIPAL STOCKHOLDERS" and "PRIVATE PLACEMENT."


    The Company has granted to its directors, officers, employees and consultants options to purchase an aggregate of 800,000 shares of Common Stock (which includes options to purchase 738,000 shares of Common Stock granted to directors and officers of the Manager) at an exercise price equal to the initial public offering price. The Company has also granted 400,000 shares of deferred Common Stock to certain of its directors and officers. See "THE MANAGER--Stock Options and Other Awards" and "THE COMPANY--Stock Incentive Plan."

    The Company will enter into the Management Agreement with the Manager pursuant to which the Manager will be entitled to receive an annual base management fee and a quarterly incentive fee. Mr. Smirlock, the Chief Executive Officer, President and majority stockholder of the Manager, is also the Chairman of the Board, Chief Executive Officer and President of the Company. David A. Tepper, a director and indirect minority stockholder of the Manager, is also a Director of the Company. See "THE MANAGER--The Management Agreement."


    The Company has been informed by the Affiliated Funds that the Affiliated Funds currently are negotiating the terms of the Total Return Swap with a broker-dealer which would provide that the Affiliated Funds bear the economic benefit and risk of directly holding 666,666 shares of the Company's Common Stock. Such shares will be sold by the Company to such broker-dealer in a private placement without registration under the Securities Act.

                                USE OF PROCEEDS

    The net proceeds to the Company of the Offering are estimated to be $209.3 million, assuming an initial public offering price of $15.00 per share (or $240.6 million, if the Underwriters' over-allotment option is exercised in full). The Company expects to receive an additional $64.2 million in net proceeds from the Private Placement.

    The Company intends to use the net proceeds of the Offering principally to acquire Mortgage Assets. The proceeds received from the Private Placement also will be used to acquire Mortgage Assets. The Company then intends to increase its investment assets by borrowing against the Mortgage Assets and using the proceeds to acquire additional Mortgage Assets and other portfolio securities. The Company expects to require approximately two months to implement substantially its investment strategy and to reach the desired leverage level.


    Pending full investment in the desired mix of assets, the net proceeds of the Offering will be invested in short-term investments that are rated investment-grade by one or more of the Rating Agencies. These investments are expected to provide a lower net return than the Company expects to achieve from its investments in Mortgage Assets.

                                 CAPITALIZATION

    The capitalization of the Company as of September 25, 1997 and as adjusted to reflect the sale of the shares of Common Stock offered hereby, is as follows:

                                                                                             SEPTEMBER 25, 1997
                                                                                        ----------------------------
                                                                                         ACTUAL    AS ADJUSTED(1)(2)
                                                                                        ---------  -----------------

                                                                                               (IN THOUSANDS)
Stockholders' equity:
  Preferred Stock, par value $.01; authorized Preferred Stock--25,000,000 shares; none
    outstanding.......................................................................  $      --      $      --
  Common Stock, par value $.001; authorized Common Stock--75,000,000 shares; 6,000
    shares outstanding; 19,353,333 shares, as adjusted(3).............................          0             19
Additional paid-in capital............................................................         15
                                                                                        ---------         ------
      Total...........................................................................  $      15      $
                                                                                        ---------         ------
                                                                                        ---------         ------


------------------------

(1) Includes 4,347,333 shares of Common Stock subscribed for in the Private Placement. See "PRIVATE PLACEMENT."

(2) After deducting offering and organizational expenses estimated to be
    $         payable by the Company, and assuming no exercise of the
    Underwriters' over-allotment option to purchase up to an additional 2,250,000 shares of Common Stock.


(3) Does not include 2,066,666 shares reserved for issuance under the Company's Stock Incentive Plan. Options to acquire 800,000 shares at the initial public offering price (890,000 shares of Common Stock if the over-allotment option is exercised in full) have been granted to employees, officers, directors and consultants of the Company and the Manager. The Company has also granted 400,000 shares of deferred Common Stock to certain of its directors and officers. See "THE COMPANY--Stock Incentive Plan."

                              DISTRIBUTION POLICY


    The Company intends to distribute substantially all of its taxable income (which generally does not equal net income as calculated in accordance with generally accepted accounting principles ("GAAP")) to its stockholders each year to maximize the tax benefits of its REIT status. The Company intends to make distributions on the Common Stock quarterly. To the extent necessary to maintain its qualification as a REIT, for any year the Company will make a fifth special distribution. The distribution policy is subject to revision, and all distributions will be made by the Company, at the discretion of the Board of Directors, and distributions will depend on, among other things, the taxable earnings of the Company, the financial condition of the Company, maintenance of REIT status and such other factors as the Board of Directors deems relevant. See "FEDERAL INCOME TAX CONSIDERATIONS--Distribution Requirement."


    To qualify as a REIT under the Code, the Company must make distributions to its stockholders each year in an amount at least equal to (i) 95% of its Taxable Income before deduction of dividends paid (less any net capital gain), plus (ii) 95% of the excess of the net income from foreclosure property over the tax imposed on such income by the Code, minus (iii) any excess noncash income. The "Taxable Income" of the Company for any year means the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from foreclosure property) subject to certain adjustments provided in the REIT Provisions of the Code.

    Distributions to stockholders will generally be subject to tax as ordinary income, although a portion of such distributions may be designated by the Company as capital gain or may constitute a tax-free return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For a discussion of the federal income tax treatment of distributions by the Company, see "FEDERAL INCOME TAX CONSIDERATIONS."

    The Company has adopted a Dividend Reinvestment Plan that will allow stockholders to reinvest their dividends automatically in additional shares of Common Stock. See "DIVIDEND REINVESTMENT PLAN."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company was organized in September 1997 and has no operating history and will commence operations only if it receives the proceeds of the Offering and the Private Placement. The Company's day-to-day operations will be managed by the Manager, subject to the supervision of the Board of Directors. The Manager and its investment professionals have no prior experience in managing a REIT, and the past performance of the Manager's investment management personnel in respect of the Affiliated Funds is not necessarily representative of what the Manager's performance may be in the future or with respect to managing the Company. See "APPENDIX A--Past Performance Results" concerning past performance of the Manager's investment professionals.

    The Company intends to generate net income for distribution to stockholders from the spread between the interest income earned on its investment portfolio and borrowing and hedging costs. The Company's results of operations will be affected by various factors, many of which are beyond the control of the Company, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, conditions in the financial markets and other economic conditions.

    The Company has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing at least 95% of its taxable income annually, subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions.

    The Company may experience high volatility in net interest income from quarter to quarter and year to year, primarily as a result of fluctuations in interest rates, borrowing costs, reinvestment opportunities and prepayment rates. Because changes in interest rates may significantly affect the Company's activities, the operating results of the Company will depend, in large part, upon the ability of the Company to manage its interest rate, prepayment and credit risks effectively while maintaining its status as a REIT. See "BUSINESS--Operating Policies and Strategies."

LEVERAGE

    The Company intends to employ a leveraging strategy of borrowing against existing Mortgage Assets to acquire additional Mortgage Assets, generally through the use of reverse repurchase agreements, dollar roll agreements, Mortgage Loan securitizations, loan agreements, lines of credit, commercial paper borrowings and other credit facilities. The Company also may issue debt in the public market to the extent the Manager deems appropriate. Leverage can reduce the net income available for distributions to stockholders. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes. The Company also intends to securitize substantially all the Mortgage Loans it acquires primarily by issuing structured debt, such as CMOs, and retaining a Subordinate Interest.

HEDGING

    To the extent consistent with its REIT election, the Company intends to enter into hedging transactions to protect its portfolio of Mortgage Assets and related debt from interest rate fluctuations. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, Mortgage Derivatives and other hedging instruments. See "BUSINESS--Operating Policies and Strategies--Capital and Leverage Policies."

LIQUIDITY AND CAPITAL RESOURCES

    Since the Company is newly-formed and has not yet commenced operations, it has not yet established any lines of credit or collateralized financing facilities. The Company has conducted preliminary discussions with potential lenders and believes, on the basis of these discussions, that it will be able to obtain financings in amounts and at interest rates consistent with the Company's financing objectives.

    Management believes that the net proceeds of the Offering and the Private Placement, combined with the cash flow from operations and borrowings, will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements. See "USE OF PROCEEDS" and "BUSINESS--Operating Policies and Strategies."

INFLATION


    Virtually all of the Company's assets and liabilities will be financial in nature. As a result, interest rates are expected to influence the Company's performance more directly than inflation. While changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates, interest rates ordinarily increase during periods of high or increasing inflation and decrease during periods of low or declining inflation. Accordingly, management believes that the Company's financial condition and results of operations will be influenced by inflation to the extent interest rates are affected by inflation.


CERTAIN ACCOUNTING POLICIES AND PROCEDURES

    MORTGAGE SECURITY ACCOUNTING TREATMENT

    Because a substantial portion of the Company's Mortgage Securities will be classified for accounting purposes as "trading securities," unrealized fluctuations in market values of the Mortgage Securities will change income calculated according to GAAP ("GAAP income"), but not taxable income. As a result of this mark-to-market accounting treatment, the book value and book value per share of the Company are likely to fluctuate far more than if the Company used amortized cost accounting. As a result, comparisons with companies using historical cost accounting may be misleading.

    Positive mark-to-market changes will increase the Company's equity base and allow the Company to increase its spread lending activities while negative changes will limit spread lending growth under the Company's leveraging strategy. A very large negative change in the net market value of Mortgage Assets and interest rate agreements might impair the Company's liquidity position, requiring the Company to sell Mortgage Assets.


    MORTGAGE LOAN ACCOUNTING TREATMENT



    Substantially all of the Company's Mortgage Loans will be classified for accounting purposes as "held for long-term investment," and accordingly, the Company will use amortized cost to value such Mortgage Loans. Holding the Mortgage Loans as investments allows the Company to record income as interest is earned.


    TAXABLE INCOME AND GAAP INCOME


    Taxable income differs from GAAP income for certain reasons. Certain Mortgage Securities and Mortgage Derivatives will be marked-to-market for GAAP, but not tax purposes. Interest income differs due to different methods of calculating the rate of amortization of the premium or discount when Mortgage Securities are acquired at a price above or below the stated principal amount of the underlying Mortgage Loans. Treatment of credit losses differs between tax and GAAP methods because the Company takes credit provisions in order to make reserves for credit losses, whereas only actual credit losses are deducted in calculating taxable income. General and administrative expenses differ due to differing treatment of leasehold amortization and other items. The Company's largest expense will likely be the cost of borrowed funds. Interest expense generally will be calculated in the same manner for GAAP and tax purposes.



    These distinctions are relevant to the Company's stockholders because distributions are based on taxable income as is the incentive fee paid to the Manager. The Company generally will not pay federal taxes so long as it meets the requirements of the REIT Provisions of the Code and makes distributions to stockholders an amount equal to its taxable income. See "FEDERAL INCOME TAX CONSIDERATIONS-- Requirements for Qualification."

                                    BUSINESS

GENERAL

    The Company is a specialty finance company, organized in September 1997, that will invest primarily in Mortgage Securities and Mortgage Loans. The Mortgage Securities will include Pass-Through Certificates, CMOs and other securities representing interests in, or obligations backed by, pools of Mortgage Loans. The Mortgage Loans will be secured by first or second liens on single-family residential, multi-family residential, commercial or other real property. See "DESCRIPTION OF PROPOSED ASSETS."


    The Company will seek to generate net income for distribution to stockholders from the spread between the interest income earned on its investment portfolio and the cost of financing and hedging the portfolio. The Company will elect to be taxed as a REIT under the Code. The Company generally will not be subject to federal income tax provided that it distributes its income to its stockholders and maintains its qualification as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS." LASER Advisers Inc., which specializes in managing investments in Mortgage Securities for institutions and other sophisticated investors, will manage the Company's day-to-day operations. The Manager is a newly organized registered investment adviser. See "APPENDIX A--Past Performance Results."


INVESTMENT STRATEGY

    The Company's investment strategy will be to create and manage an investment portfolio, principally of Mortgage Assets, that, in combination with financing and hedging activities, will be designed to generate income for distribution to its stockholders while preserving the Company's capital base.

    The Company intends to acquire the following types of investments: (i) fixed and adjustable rate Privately-Issued Certificates and Agency Certificates; (ii) CMOs; (iii) Mortgage Loans, which will be pooled and securitized to provide long-term, non-recourse financing for the Company; (iv) Mortgage Derivatives, including IOs; (v) Subordinate Interests; and (vi) other fixed-income securities which are non-Qualified Real Estate Assets, in an amount not to exceed 5% of total assets. See "DESCRIPTION OF PROPOSED ASSETS." Consistent with the Company's policy of maintaining its status as a REIT for federal income tax purposes, substantially all of the Company's assets will consist of Qualified Real Estate Assets.


    The Company will invest at least 70% of its total assets in (i) securities which are rated within one of the two highest ratings categories by one of the Rating Agencies or (ii) securities which are unrated but are guaranteed by the U.S. government or an agent or instrumentality thereof or (iii) Mortgage Loans to borrowers who would otherwise meet FHLMC, FNMA or GNMA guidelines, except with respect to the size of the loans. The Company intends to securitize substantially all the Mortgage Loans it acquires by issuing structured debt, such as CMOs, and to retain Subordinate Interests in the pools of Mortgage Loans it securitizes.



    The remainder of the Company's total assets, not to exceed 30%, is expected to consist of Mortgage Loans (other than those included in the 70% Asset Group), retained Subordinate Interests and fixed-income securities (other than those included in the 70% Asset Group) that are primarily Qualified Real Estate Assets but also will include non-investment grade high yield corporate debt. To attempt to minimize the potentially higher level of credit and liquidity risk of these securities, the Company will limit its investments in, and diversify its portfolio of, securities in the 30% Asset Group. Only such retained Subordinate Interests of securitized Mortgage Loans (and not the entire pools of Mortgage Loans) will be considered in determining the proportion of assets classified within the 70% Asset Group and the 30% Asset Group held by the Company.


    References to ratings of Mortgage Assets apply only at the time a transaction is entered into by the Company. Any subsequent change in a rating assigned to a Mortgage Asset or change in the percentage of Company assets invested in certain Mortgage Assets or other instruments resulting from market fluctuations or other changes in the Company's total assets will not require the Company to dispose of an investment. If different Rating Agencies assign different ratings to the same Mortgage Assets, the Company will determine which rating it believes most accurately reflects the Mortgage Asset's quality and risk at that time. A rating is not a recommendation to buy, sell or hold a security, inasmuch as such rating does not comment as to the market price of the security or the suitability of the security for a particular investor. There is no assurance that a rating will continue for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.



    The REIT Provisions of the Code limit, in certain respects, the ability of the Company to sell Mortgage Assets. See "FEDERAL INCOME TAX CONSIDERATIONS." However, from time to time, Mortgage Assets may be sold for a number of reasons, including to dispose of an asset as to which credit risk concerns have arisen, to reduce interest rate risk, to substitute one type of Mortgage Asset for another, to improve yield, to maintain compliance with the 55% Requirement under the Investment Company Act, and generally to restructure the balance sheet when the Manager deems such action advisable. The Manager will select any Mortgage Assets to be sold according to the particular purpose such sale will serve. The Company's Board of Directors has not adopted a policy that would restrict the Manager's authority to determine the timing of sales or the selection of Mortgage Assets to be sold.



    As a requirement for maintaining REIT status, the Company intends to distribute to stockholders aggregate distributions equaling at least 95% of its Taxable Income. See "FEDERAL INCOME TAX CONSIDERATIONS." The Company could make additional distributions of capital when the return expectations of the stockholders appear to exceed returns potentially available to the Company through making new investments in Mortgage Assets. Subject to the limitations of applicable state securities and corporation laws, the Company may distribute capital by making purchases of its own capital stock or making distributions in excess of earnings.


    The Company's asset acquisition and investment strategy may change over time in response to changing market conditions.


OPERATING POLICIES AND STRATEGIES



    The Company's operating strategy is to acquire those Mortgage Assets which it believes are likely to generate the highest returns on capital invested, consistent with the Company's policies and strategies, after considering (i) the amount and nature of anticipated cash flows from the Mortgage Asset, (ii) the Company's ability to pledge the Mortgage Asset to secure collateralized borrowings, (iii) the capital requirements resulting from the purchase and financing of the Mortgage Assets, and (iv) the costs of financing, hedging and managing the Mortgage Asset. Prior to acquisition, potential returns on capital employed will be assessed over the life of the Mortgage Asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. Except as specifically prohibited by the Company's Charter or Bylaws, the Board of Directors may, in its discretion, establish specific operating policies and financing strategies and revise such policies and strategies, from time to time, in response to changes in market conditions without stockholder approval. Any such revisions to operating policies and financing strategies are subject to approval of the Independent Directors.


    The Company will adopt compliance guidelines, including restrictions on acquiring, holding and selling assets, to ensure that the Company continues to qualify as a REIT. Before acquiring any asset, the Manager will determine whether such asset would constitute a Qualified Real Estate Asset. Substantially all of the assets that the Company intends to acquire are expected to be Qualified Real Estate Assets. The Company will regularly monitor purchases of Mortgage Assets and the income generated from such assets, including income from its hedging activities, in an effort to ensure that at all times the Company maintains its qualification as a REIT and its exemption under the Investment Company Act. The Company has engaged a nationally recognized independent public accounting firm to assist it in developing internal accounting and testing procedures and to assist in monitoring and conducting quarterly compliance reviews to determine compliance with the REIT Provisions of the Code.

    CAPITAL AND LEVERAGE POLICIES

    The Company's operations are expected to be highly leveraged. Initially, the Company intends to finance its acquisition of Mortgage Assets through the proceeds of the Offering and, thereafter, primarily by borrowing against or "leveraging" its existing portfolio and using the proceeds to acquire additional Mortgage Assets. The Company expects to incur debt such that it will maintain an equity-to-assets ratio of between 6% to 10%, although the actual ratio may be higher or lower from time to time depending on market conditions and other factors deemed relevant by the Manager, subject to the review of the Company's Board of Directors. The equity-to-assets ratio is total stockholders' equity, calculated in accordance with GAAP, as a percentage of total assets. For purposes of calculating the equity-to-assets ratio, the Company's total assets include the value of the Company's investment portfolio on a marked-to-market basis. For purchased Mortgage Assets, the Company obtains market quotes for its Mortgage Assets from independent broker-dealers that make markets in securities similar to those in the Company's portfolio or from pricing services approved by the Company's Independent Directors. The Company's total stockholders' equity, for purposes of this calculation, equals the Company's stockholders' equity determined in accordance with GAAP. The Board of Directors has discretion to deviate from or change the Company's indebtedness policy at any time. However, the Company intends to maintain an adequate capital base to protect against interest rate environments in which the Company's financing and hedging costs might exceed interest income from its Mortgage Assets. These conditions could occur, for example, when, due to interest rate fluctuations, interest income on the Company's Mortgage Assets (which occur during periods of rapidly rising interest rates or during periods when the Mortgage Loans in the portfolio are prepaying rapidly) lags behind interest rate increases in the Company's variable rate borrowings. The Company intends to enter into hedging transactions in an effort to protect its portfolio of Mortgage Assets and related debt from interest rate fluctuations. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and IOs. See "--Securitization."


    SHORT-TERM BORROWING

    Mortgage Assets, other than securitized Mortgage Loans, will be financed primarily at short-term borrowing rates through reverse repurchase agreements, dollar roll agreements, loan agreements, lines of credit, commercial paper borrowings and other credit facilities with institutional lenders. Reverse repurchase agreements and dollar roll agreements are sales of pledged securities to a lender at discounted prices in return for an agreement by the lender to resell the same or substantially similar securities to the borrower on some future date at an agreed price.

    Reverse repurchase agreements are structured as sale and repurchase obligations which allow a borrower to pledge purchased Mortgage Assets as collateral securing short-term loans to finance the purchase of such Mortgage Assets. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. Pledged Mortgage Assets continue to pay principal and interest to the borrower.

    A dollar roll agreement provides for the sale and delayed delivery of Mortgage Securities and a simultaneous forward repurchase commitment by the borrower to repurchase the same or a substantially similar security on a future date. During the roll period, the borrower foregoes principal and interest payments on the Mortgage Securities, but is compensated by the interest earned on the cash proceeds of the initial sale of the Mortgage Securities and the spread on the forward repurchase price. Because the dollar roll provides a borrower with funds for the roll period, its value may be expressed as an "implied financing rate." Dollar rolls are a favorable means of financing when the forward repurchase price is low compared to the initial sale price, making the implied financing rate lower than alternative short-term borrowing rates. The Company's ability to enter into dollar roll agreements may be limited in order to maintain the Company's status as a REIT or to avoid the imposition of tax on the Company. See "FEDERAL INCOME TAX CONSIDERATIONS."


    The Company expects that reverse repurchase agreements and, to the extent consistent with the REIT Provisions of the Code, dollar roll agreements will be, together with Mortgage Loan securitizations, the principal means of leveraging its Mortgage Assets. To the extent that reverse repurchase agreements or dollar roll agreements are not available to finance certain assets, the Company intends to finance such assets with loan agreements, lines of credit and other credit facilities with institutional lenders. The Company intends to enter into reverse repurchase agreements with financially sound institutions, including broker-dealers, commercial banks and other lenders, which meet credit standards established by the Board of Directors. Upon repayment of a reverse repurchase agreement, or a repurchase pursuant to a dollar roll agreement, the Company intends to pledge the same collateral promptly to secure a new reverse repurchase agreement or will sell similar collateral pursuant to a new dollar roll agreement. Since the Company is newly-formed and has not commenced operations, it has not yet established any lines of credit or collateralized financing facilities. The Company has conducted preliminary discussions with potential lenders and believes, on the basis of these discussions, that it will be able to obtain financing in amounts and at interest rates consistent with the Company's financing objectives.

    The reverse repurchase and dollar roll agreements also would require the Company to deposit additional collateral (a "margin call") or reduce its borrowings thereunder, if the market value of the pledged collateral declines. This may require the Company to sell Mortgage Assets to provide such additional collateral or to reduce the amount borrowed. If these sales were made at prices lower than the carrying value of the Mortgage Assets, the Company would experience losses. The Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged Mortgage Assets. However, there can be no assurance that the Company will be able to safeguard against being required to sell Mortgage Assets in the event of a change in market conditions. If the Company were forced to liquidate Mortgage Assets, there can be no assurance that it would be able to maintain compliance with the REIT Provisions of the Code regarding asset and source of income. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

    SECURITIZATION


    The Company intends to acquire and accumulate Mortgage Loans for securitization as part of its investment strategy. The Manager, in its discretion, will determine the quantity of Mortgage Loans sufficient for securitization (which will generally be at least $100 million), after discussions with potential underwriters, rating agencies and monoline insurers, if any are to be used, and an evaluation of the costs of securitization. Securitization is the process of pooling Mortgage Loans in a trust or other special purpose vehicle and issuing securities, such as CMOs, from the special purpose vehicle. The Company intends to securitize Mortgage Loans by issuing structured debt. Under this approach, for accounting purposes, the securitized Mortgage Loans will remain on the Company's balance sheet as assets and the debt obligations (I.E., the CMOs) will appear as liabilities, in contrast with off-balance sheet sale treatment. The proceeds of securitizations by the Company will be applied against preexisting borrowings (I.E., borrowings under reverse repurchase or dollar roll agreements). Issuing structured debt in this manner locks in less expensive, long-term, non-recourse financing that better matches the terms of the Mortgage Loans serving as collateral for such debt. Each series of Mortgage Securities created by securitization is expected to be fully payable from the collateral pledged to secure the series. Except upon a breach of the standard representations and warranties made by the Company when loans are securitized, the debt obligations created in the securitization will be non-recourse to the Company.



    The Company anticipates that the proceeds from its securitizations will be available to acquire additional Mortgage Loans and other investments. Securitizations provide long-term financing and are not subject to margin calls if an increase in interest rates reduces the value of the underlying Mortgage Loans.


    The Company expects that its retained interests in the securitizations will be subordinated with respect to payments of principal and interest on the underlying Mortgage Loans to the classes of securities issued to investors in such securitizations. Accordingly, any losses incurred on the underlying Mortgage Loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero. Thereafter, any further losses would be borne by investors or, if used, by the monoline insurers in such securitizations rather than the Company.


    Typically, in connection with the creation of a new Mortgage Loan securitization, the issuer generally will be required to enter into a master servicing agreement with respect to such series of Mortgage Securities with an entity acceptable to the Rating Agencies, that regularly engages in the business of servicing Mortgage Loans (the "Master Servicer"). If, in the future, the Company decides to service its own securitized Mortgage Loans, it will do so only in structures designed not to endanger the Company's REIT status.


    The Company intends to structure its securitizations so as to avoid the attribution of any "excess inclusion" income to the Company's stockholders. See "FEDERAL INCOME TAX CONSIDERATIONS-- Taxation of Stockholders."

    HEDGING ACTIVITIES

    The Company intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and IOs. These instruments may be used to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company's stockholders, given the cost of such hedges and the need to maintain the Company's status as a REIT. The Company has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the Independent Directors will be responsible for reviewing the extent and effect of hedging activities at their regular meetings. The Manager may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. The default of a counterparty with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

    The Company intends to seek to protect its investment portfolio against the effects of significant interest rate fluctuations and to preserve the net income flows and capital value of the Company. Specifically, the Company's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed-rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its Mortgage Assets and the shorter term variable nature of the Company's related borrowings.

    The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from Mortgage Assets and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, the Company will measure the "duration" of its capital. The duration of capital is the expected change in the market value of the Company's capital caused by a 1% change in interest rate. To monitor duration and the related risks of fluctuations in the liquidation value of the Company's equity, the Company will model the impact of various economic scenarios on the market value of the Company's Mortgage Assets, liabilities and hedging instruments.

    The Company believes its hedging activities will provide a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from such risks, and certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to hedge. The Company intends to monitor its hedging activity carefully and may have to limit its hedging strategies so that it does not realize excessive income from hedging activities or hold hedging instruments having excess value in relation to total assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

    Hedging activity involves transaction costs, and such costs can increase significantly as the period covered by such activity increases. Therefore, the Company may be prevented from effectively hedging all of its interest rate risk. Certain losses incurred in connection with hedging activities may be capital losses that would not be deductible to offset ordinary REIT income. In such a situation, the Company would have incurred an economic loss of capital that would not be deductible to offset the ordinary income from which dividends must be paid.

    INTEREST RATE RISK MANAGEMENT STRATEGY


    The Company intends to follow an interest rate risk management strategy to protect against the adverse effects of major interest rate changes. The Company's interest rate risk management strategy is formulated with the intent to offset the potential adverse effects resulting from the fixed rate nature or other rate adjustment limitations of its assets and changes in the short-term borrowing costs. This encompasses a number of procedures including: (i) purchasing interest rate caps and swaps to attempt to mitigate the risk of the cost of variable rate liabilities increasing at a faster rate than the earnings on the assets, (ii) purchasing IOs to attempt to offset the adverse effects of rising interest rates, and (iii) monitoring the effect of changes in interest rates on the earnings and the value of the Company.


    The Company may purchase interest rate caps, interest swaps and similar securities to attempt to mitigate the risk of the cost of its variable rate liabilities increasing at a faster rate than the earnings on its assets. The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company, given the cost of such hedging transactions and the need to maintain the Company's status as a REIT. This determination may result in the Manager having the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable. The Company also may, to the extent consistent with its compliance with the REIT gross income tests and applicable law, utilize options and forward contracts as a hedge against future interest rate changes.

    Interest rate caps are legal contracts between the Company and a third party firm (the "counterparty") in which, in exchange for an initial premium, the counterparty agrees to make payments to the Company if interest rates rise above the rate specified in the contract.

    Interest rate swaps are legal contracts between the Company and a counterparty in which the Company pays a fixed rate of interest to the counterparty and the counterparty pays a variable rate of interest to the Company. These and other similar securities have the effect of offsetting the increasing cost of variable rate liabilities during periods of rising interest rates.


    The Company intends to purchase IOs to endeavor to offset the effects of rising interest rates. These securities can be effective in hedging the investment portfolio as the values and yields of these securities tend to increase as interest rates rise and to decrease as interest rates fall. However, IOs may decline in value during periods of declining interest rates.


EMPLOYEES

    The Company initially expects to have seven employees. The Manager will employ the four executive officers of the Company and four additional employees. Each of the investment professionals of the Manager has at least ten years' experience in mortgage research, mortgage finance and investment management.

FACILITIES

    The Company's executive offices are located at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

LEGAL PROCEEDINGS

    There are no pending legal proceedings to which the Company is a party or to which any property of the Company is subject.

                         DESCRIPTION OF PROPOSED ASSETS

    The Company intends to acquire the following types of investments subject to the operating restrictions described in "BUSINESS--Operating Policies and Strategies."

MORTGAGE LOANS

    The Company intends to acquire and accumulate fixed and adjustable-rate Mortgage Loans secured by first or second liens on single-family (one-to-four unit) residential, multi-family residential, commercial or other real property as part of its investment strategy.

    The Company may acquire Mortgage Loans directly from Mortgage Sellers which include originators, and entities holding Mortgage Loans originated by others throughout the United States, such as savings and loans associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders. The Board of Directors of the Company has not established any limits upon the geographic concentration of Mortgage Loans to be acquired by the Company or the credit quality of the Mortgage Sellers.

    The Company may issue commitments ("Commitments") to purchase Mortgage Loans to Mortgage Sellers that follow policies and procedures that generally comply with FHLMC, FNMA and GNMA regulations and guidelines and with all applicable federal and state laws and regulations for loans secured by single-family residential properties. In addition, Commitments may be issued for Agency Certificates, Privately-Issued Certificates and Mortgage Loans. These Commitments will obligate the Company to purchase Mortgage Assets from the holders of the Commitment for a specific period of time, in a specific aggregate principal amount and at a specified price and margin over an index. Although the Company may commit to acquire Mortgage Loans prior to funding, all loans are expected to be fully funded prior to their acquisition by the Company. Following the issuance of Commitments, the Company will be exposed to risks of interest rate fluctuations similar to those risks on the Company's Mortgage Assets.


    The Mortgage Loans will be acquired by the Company and held until a quantity sufficient for securitization has been accumulated. During the accumulation period, the Company will be subject to risks of borrower defaults, bankruptcies, fraud losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under Mortgage Loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the Mortgage Loan. Also, during the accumulation period, the costs of financing and hedging the Mortgage Loans could exceed the interest income on the Mortgage Loans. No assurance can be given that any mortgage, fraud or hazard insurance will adequately cover a loss suffered by the Company. See "CERTAIN CHARACTERISTICS OF MORTGAGE LOANS AND REAL PROPERTY INVESTMENTS."


    It is anticipated that each Mortgage Loan purchased will have a commitment for mortgage pool insurance from a monoline insurance company with a claims paying ability in one of the two highest rating categories of a Rating Agency. Mortgage pool insurance insures the payment of certain portions of the principal and interest on Mortgage Loans. In lieu of mortgage pool insurance, the Company may arrange for other forms of credit enhancement, such as letters of credit, subordination of cash flows, corporate guarantees, establishment of reserve accounts or over-collateralization. The Company expects that all Mortgage Loans to be acquired will be reviewed by a mortgage pool insurer or other qualified mortgage loan underwriter to ensure that the credit quality of the Mortgage Loans meets the insurer's guidelines, and the Company intends to rely primarily upon this credit evaluation rather than making its own independent credit review in determining whether to purchase a Mortgage Loan. Credit losses covered by the mortgage pool insurance policies or other forms of credit enhancement are restricted to the limits of their contractual obligations and may be lower than the principal amount of the Mortgage Loans. The mortgage pool insurance or credit enhancement will be issued when the Mortgage Loan is subsequently securitized, and the Company will be at risk for credit losses on that Mortgage Loan prior to its securitization.

    In addition to credit enhancement, the Company may obtain a commitment for special hazard insurance on the Mortgage Loans, if available at reasonable cost, to protect against casualty losses not usually covered by standard hazard insurance. This special hazard insurance does not cover losses during the accumulation period, but coverage commences at the time the Mortgage Loans are pledged as collateral for a securitization. Accordingly, the risks associated with such special hazard losses exist only between the time the Company purchases a Mortgage Loan and the subsequent securitization.

    In connection with the Company's acquisition of Mortgage Loans, Mortgage Sellers generally make representations and warranties customary in the industry relating to, among other things, compliance with laws, regulations and program standards, lack of encumbrances, enforceability, validity of the lien, recordation of the Mortgage Loans and as to the accuracy of information. In the event of a breach of these representations and warranties, the Mortgage Sellers may become liable for certain damages or be required to repurchase such loans. The Company will provide similar representations and warranties when the Company sells or pledges the Mortgage Loans as collateral for Mortgage Securities. Although the Company will have recourse to the Mortgage Sellers based on the its representations and warranties, the Company will be at risk for loss to the extent the Mortgage Seller does not perform its repurchase obligations. If a Mortgage Loan becomes delinquent and the mortgage pool insurer is able to prove that there was fraud or misrepresentation in connection with the origination of the Mortgage Loan, the mortgage pool insurer will not be liable for the portion of the loss attributable to such fraud or misrepresentation.

PASS-THROUGH CERTIFICATES

    The Company's investments in Mortgage Securities are expected to be concentrated in Pass-Through Certificates. The Pass-Through Certificates to be acquired by the Company will consist primarily of High Quality fixed and adjustable rate Agency Certificates and Privately-Issued Certificates and will represent interests in Mortgage Loans primarily secured by liens on single-family residential, multi-family residential and commercial real properties, but also may be secured by liens on other types of real property.

    FHLMC CERTIFICATES

    FHLMC is a privately-owned, government-sponsored enterprise created pursuant to an act of Congress. FHLMC purchases conventional conforming Mortgage Loans or participation interests therein and resells the loans and participations so purchased in the form of guaranteed, mortgage-backed securities. FHLMC guarantees to each holder of FHLMC certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's PRO RATA share of the unpaid principal balance of the related Mortgage Loans, but does not guarantee the timely payment of scheduled principal of the underlying Mortgage Loans. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the U.S. government. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

    FHLMC certificates may be backed by pools of Mortgage Loans secured by single-family or multi-family residential properties. Such underlying Mortgage Loans may have original terms to maturity of up to 40 years. FHLMC certificates may be issued under Cash Programs (composed of Mortgage Loans purchased from a number of sellers) or Guarantor Programs (composed of Mortgage Loans purchased from one seller in exchange for participation certificates representing an interest in the Mortgage Loans purchased). FHLMC certificates may pay interest at a fixed or adjustable rate. The interest rate paid on FHLMC adjustable rate mortgage ("ARM") certificates adjusts periodically within 60 days prior to the month in which the interest rates on the underlying Mortgage Loans adjust. The interest rates paid on FHLMC ARM certificates issued under FHLMC's standard ARM programs adjust in relation to the Treasury Index. Other specified indices used in FHLMC ARM programs include the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco (the "11th District Index") and LIBOR. Interest rates paid on fully-indexed FHLMC ARM certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FHLMC ARM certificates issued to date have evidenced pools of Mortgage Loans with monthly, semi-annual or annual interest adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 100 or 200 basis points and to a lifetime cap of 500 or 600 basis points over the initial interest rate. Certain FHLMC programs include Mortgage Loans which allow the borrower to convert the adjustable mortgage interest rate of its ARMs to a fixed rate. ARMs which are converted into fixed rate Mortgage Loans are repurchased by FHLMC, or by the seller of such loan to FHLMC, at the unpaid principal balance thereof plus accrued interest to the due date of the last adjustable rate interest payment.

    FNMA CERTIFICATES

    FNMA is a privately-owned, federally chartered corporation that provides funds to the mortgage market primarily by purchasing Mortgage Loans (with respect to residential properties) from local lenders, thereby replenishing their funds for additional lending. FNMA guarantees to each registered holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest at the rate provided by the FNMA certificate on the Mortgage Loans in the pool underlying the FNMA certificate whether or not received, and the full principal amount of any such Mortgage Loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the U.S. government. If FNMA were unable to satisfy such obligations, distributions to holders of FNMA certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FNMA certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

    FNMA certificates may be backed by pools of Mortgage Loans secured by single-family or multi-family residential properties. The original terms to maturities of the Mortgage Loans generally do not exceed 40 years. FNMA certificates may pay interest at a fixed rate or adjustable rate. Each series of FNMA ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and FNMA's guarantee fee. The specified index used in each such series has included the Treasury Index, the 11(th) District Index and LIBOR. Interest rates paid on fully-indexed FNMA ARM certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FNMA ARM certificates issued to date have evidenced pools of Mortgage Loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 100 or 200 basis points and to a lifetime cap of 500 or 600 basis points over the initial interest rate. Certain FNMA programs include Mortgage Loans which allow the borrower to convert the adjustable mortgage interest rate of its ARM to a fixed rate. ARMs which are converted into fixed rate Mortgage Loans are repurchased by FNMA, or by the seller of such loans to FNMA, at the unpaid principal balance thereof plus accrued interest to the due date of the last adjustable rate interest payment. Adjustments to the interest rates on FNMA ARM certificates are typically subject to lifetime caps and periodic rate or payment caps.

    GNMA CERTIFICATES

    GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). GNMA guarantees the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the United States Federal Housing Authority (the "FHA") and other loans eligible for inclusion in mortgage pools underlying GNMA certificates. GNMA certificates are general obligations of the U.S. government.

    GNMA certificates may pay a fixed or adjustable coupon rate. At present, most GNMA certificates issued under GNMA's standard ARM program adjust annually in relation to the Treasury Index. Interest rates paid on GNMA ARM certificates typically equal the index rate plus 150 basis points. Adjustments in the interest rate are generally limited to an annual increase or decrease of 100 basis points and to a lifetime cap of 500 basis points over the initial coupon rate.

    PRIVATELY-ISSUED CERTIFICATES

    Privately-Issued Certificates are structured similarly to Agency Certificates and are issued by originators of, and investors in, Mortgage Loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose subsidiaries of such institutions. Privately-Issued Certificates are usually backed by a pool of fixed or adjustable rate Mortgage Loans and are generally structured with one or more types of credit enhancement, including mortgage pool insurance or subordination. However, Privately-Issued Certificates are typically not guaranteed by an entity having the credit status of FHLMC, FNMA or GNMA.

CMOS

    The Company may invest, from time to time, in adjustable rate and fixed rate CMOs issued by private issuers or FHLMC, FNMA or GNMA. CMOs are a series of bonds or certificates ordinarily issued in multiple classes, each of which consists of several classes with different maturities and often complex priorities of payment, secured by a single pool of Mortgage Loans, Pass-Through Certificates, other CMOs or other Mortgage Assets. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. Interest is paid or accrues on all interest bearing classes of a CMO on a monthly, quarterly or semi-annual basis. The principal and interest on underlying Mortgages Loans may be allocated among the several classes of a series of a CMO in many ways, including pursuant to complex internally leveraged formulas that make the CMO class especially sensitive to interest rate or prepayment risk.

    CMOs may be subject to certain rights of issuers thereof to redeem such CMOs prior to their stated maturity dates, which may have the effect of diminishing the Company's anticipated return on its investment. Privately-issued single-family, multi-family and commercial CMOs are supported by private credit enhancements similar to those used for Privately-Issued Certificates and are often issued as senior-subordinated Mortgage Securities. The Company intends to only acquire CMOs or multi-class Pass-Through certificates that constitute debt obligations or beneficial ownership in grantor trusts holding Mortgage Loans, or regular interests in real estate mortgage investment conduits ("REMICs"), or that otherwise constitute Qualified Real Estate Assets (provided that the Company has obtained a favorable opinion of the Company's Special Tax Counsel or a ruling from the Service to that effect).

MORTGAGE DERIVATIVES

    The Company may acquire Mortgage Derivatives, including IOs, Inverse IOs, Sub IOs and floating rate derivatives, as market conditions warrant. Mortgage Derivatives provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans. Payments on Mortgage Derivatives are highly sensitive to the rate of prepayments on the underlying Mortgage Loans. In the event of more rapid than anticipated prepayments on such Mortgage Loans, the rates of return on Mortgage Derivatives representing the right to receive interest only or a disproportionately large amount of interest, I.E., IOs, would be likely to decline. Conversely, the rates of return on Mortgage Derivatives representing the right to receive principal only or a disproportionate amount of principal, I.E., POs, would be likely to increase in the event of rapid prepayments.


    Some IOs in which the Company may invest, such as Inverse IOs, bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specific index. The yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also may invest in inverse floating rate Mortgage Derivatives which are similar in structure and risk to Inverse IOs, except they generally are issued with a greater stated principal amount than Inverse IOs.

    Other IOs in which the Company may invest, such as Sub IOs, have the characteristics of a Subordinate Interest. A Sub IO is entitled to no payments of principal; moreover, interest on a Sub IO often is withheld in a reserve fund or spread account to fund required payments of principal and interest on more senior tranches of Mortgage Securities. Once the balance in the spread account reaches a certain level, excess funds are paid to the holders of the Sub IO. These Sub IOs provide credit support to the senior classes and thus bear substantial credit risks. In addition, because a Sub IO receives only interest payments, its yield is extremely sensitive to the rate of prepayments (including prepayments as a result of defaults) on the underlying Mortgage Loans.

    IOs can be an effective hedging device because they generally increase in value as fixed rate Mortgage Securities decrease in value. The Company also may invest in other types of derivatives currently available in the market and other Mortgage Derivatives that may be developed in the future if the Manager determines that such investments would be advantageous to the Company. The Company does not intend to purchase REMIC residuals or other CMO residuals.

SUBORDINATE INTERESTS

    The Company intends to retain a Subordinate Interest in the pools of Mortgage Loans it securitizes and to acquire Subordinate Interests in pools of Mortgage Loans securitized by others. The credit quality of Mortgage Loans and the Mortgage Securities utilizing Mortgage Loans as the underlying collateral, depends on a number of factors, including their loan-to-value ratio, their terms and the geographic diversification of the location of the properties securing the Mortgage Loans and, in the case of multi-family and commercial properties, the creditworthiness of tenants.

    In a securitization, the principal of and interest on the underlying Mortgage Loans may be allocated among several classes of Mortgage Securities in many ways and the credit quality of a particular class depends primarily on its payment priority. In a typical securitization, the Subordinate Interests absorb losses from defaults or foreclosures on the Mortgage Loan collateral before such losses are allocated to senior classes, providing credit protection to more senior classes. As a result, Subordinate Interests carry significant credit risks. Subordinate Interests in a typical securitization are subject to a substantially greater risk of non-payment than more senior classes. Accordingly, Subordinate Interests are assigned lower credit ratings, or no rating at all. Neither the Subordinate Interests nor the underlying mortgages are guaranteed by agencies, or instrumentalities of the U.S. government.

    As a result of the typical "senior-subordinated" structure, Subordinate Interests will be extremely sensitive to losses on the underlying Mortgage Loans. For example, if the Company owns a $10 million Subordinate Interest in an issuance of Mortgage Securities consisting of $100 million of Mortgage Loan collateral, a 7% loss on the underlying Mortgage Loans will result in a 70% loss on the Subordinate Interest. Accordingly, the holder of the Subordinate Interest is particularly interested in minimizing the loss frequency (the percentage of the Mortgage Loan balances that default over the life of the Mortgage Loan collateral) and the loss severity (the amount of loss on a defaulted Mortgage Loan, I.E., the principal amount of the Mortgage Loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying Mortgage Loans. The loss frequency on a pool of Mortgage Loans will depend upon a number of factors, most of which will be beyond the control of the Company or the applicable Master Servicer.

    Many of the Subordinate Interests to be acquired by the Company will not have been registered under the Securities Act, but instead, will have initially been sold in private placements. Such unregistered Subordinate Interests will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and illiquidity. Although there are some exceptions, most issuers of multi-class Mortgage Securities elect to be treated, for federal income tax purposes, as REMICs. The Company intends to acquire only Subordinate Interests that are treated as regular interests in REMICs. Although the Company's strategy is to purchase Subordinate Interests at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or that the Company's investment in a Subordinate Interest will be returned in full or at all.

OTHER FIXED-INCOME ASSETS


    The Company may invest in fixed-income securities that are not Mortgage Assets, including securities issued by corporations or issued or guaranteed by the U.S. government or its agencies or instrumentalities, loan participations, emerging market debt, non-investment grade high yield corporate debt and collateralized bond obligations, denominated in U.S. dollars and foreign currencies. A portion of these assets will be securities which are included in the 30% Asset Group. The Company will invest no more than 5% of its assets in such fixed-income securities. However, the Board of Directors, with the approval of the Independent Directors, may determine to invest a larger percentage of the Company's assets in such fixed-income securities.


    The Company may invest in debt securities issued or guaranteed by foreign governments, including debt securities rated below investment grade. Obligations of governments of emerging market countries are often subject to, or may be adversely affected by, risks associated with political and economic uncertainty, fluctuations of currency exchange rates, lower levels of disclosure and regulation in foreign securities markets than in the United States, risks of nationalization, expropriation and confiscatory taxation, taxation of income earned in foreign nations or other taxes imposed with respect to investments in foreign nations, foreign exchange controls and uncertainties as to the status, interpretation and application of laws.


    The Company also may invest in non-investment grade high yield corporate debt rated below investment grade, commonly known as junk bonds. Junk bonds are generally unsecured, may be subordinated to other obligations of the issuer and generally have greater credit and liquidity risk than is typically associated with investment grade corporate obligations.


    The Company also may acquire interests in non-real estate loans. Such loan interests may be purchased either directly (by way of assignment from the selling institution) or indirectly (by way of the purchase of a participation interest from the selling institution). The purchaser of an assignment of an interest in a loan typically succeeds to all rights and obligations of the assigning selling institution and becomes a lender under the loan agreement. Participations typically result in a contractual relationship only with the selling institution, not with the borrower.

    In addition, the Company may invest in asset-backed securities which have structural characteristics similar to Mortgage Securities but relate to assets other than Mortgage Assets, including credit card, automobile and other receivables. Asset-backed securities may be rated or unrated and, if rated, may be above or below investment grade. They may bear coupons at a fixed or floating interest rate and also may be subject to prepayment risk.

                                  THE MANAGER

    The day-to-day business and investment affairs of the Company will be managed by the Manager subject to the supervision of the Company's Board of Directors (the "Board of Directors"). The Manager, a Delaware corporation and a registered investment adviser under the Advisers Act, specializes in managing investments in Mortgage Securities. The stockholders of the Manager are directors of the Company. The Manager employs investment professionals each of whom has at least ten years' experience in mortgage research, mortgage finance and investment management; however, neither the Manager nor its investment professionals have previously managed a REIT. The Manager's investment professionals currently manage over $300 million of capital invested primarily in $3.9 billion of Mortgage Securities. See "APPENDIX A--Past Performance Results" for information relating to the prior performance of the Manager's investment professionals using an investment strategy similar to the strategy to be employed by the Manager in managing the Company's investments.

    The directors and executive officers of the Manager are as follows:

NAME                                                       AGE                    POSITION WITH THE MANAGER
-----------------------------------------------------      ---      -----------------------------------------------------
Michael L. Smirlock, Ph.D.*..........................          41   Chief Executive Officer, President and Director
Thomas G. Jonovich*..................................          33   Chief Financial Officer
Peter T. Zimmermann*.................................          31   Vice President and Director
Robert J. Gartner*...................................          35   Vice President and Secretary
David A. Tepper*.....................................          40   Director

------------------------

*   These persons also serve as directors or officers of the Company.


    MICHAEL L. SMIRLOCK, Ph.D. has been the Chief Executive Officer, President and a Director of the Manager since its inception and is one of its founders. Mr. Smirlock is also the Chairman of the Board, Chief Executive Officer, President and a Director of the Company. Mr. Smirlock currently directs the investment of over $300 million in capital invested primarily in $3.9 billion of Mortgage Securities for institutions and other sophisticated investors. Prior to forming the Manager, Mr. Smirlock was a principal of Appaloosa Management L.P. ("Appaloosa"), where he managed investment vehicles and accounts investing primarily in Mortgage Securities since 1994. See "APPENDIX A--Past Performance Results." From 1990 until he resigned in 1993, Mr. Smirlock was Domestic Fixed Income Chief Investment Officer for GSAM, a division of Goldman, Sachs & Co., and in 1992, became a partner of Goldman, Sachs & Co. From 1988 to 1990, Mr. Smirlock served as the head of the Asset Acquisition Group at Franklin Savings Association. Mr. Smirlock was an Associate Professor of Finance at the Wharton School of Business of the University of Pennsylvania from 1982 to 1990.


    THOMAS G. JONOVICH has been the Chief Financial Officer of the Manager since its inception. Mr. Jonovich is also the Chief Financial Officer and Treasurer of the Company. Before joining the Manager, Mr. Jonovich was employed by Appaloosa, since April 1997, where he was chief accountant for funds investing in Mortgage Securities. From May 1996 until April 1997, Mr. Jonovich was a Fund Accounting Manager with Individual Investor Group, Inc., a private investment adviser. He was a Senior Accountant at Steinhardt Management Company Inc., an investment advisory firm, from September 1993 to April 1996 and was employed as a certified public accountant at Gershon, Pierce and Company, a public accounting firm, from November 1991 to September 1993.


    PETER T. ZIMMERMANN has been Vice President and a Director of the Manager since its inception. Mr. Zimmermann is also Chief Operating Officer of the Company. Before joining the Manager, Mr. Zimmermann was employed by Appaloosa, since October 1994, where he assisted Mr. Smirlock in the management of investments, primarily in Mortgage Securities. Before joining Appaloosa, Mr. Zimmermann was a Vice President and Mortgage Portfolio Manager for GSAM, where he was employed since 1990. While at GSAM, he specialized in adjustable rate mortgages and was responsible for the management of over $6 billion in fixed-income mortgage assets. Mr. Zimmermann was an associate at Franklin Savings Association prior to joining GSAM.

    ROBERT J. GARTNER has been a Vice President and Secretary of the Manager since its inception. Mr. Gartner is also a Vice President and Secretary of the Company. Before joining the Manager, Mr. Gartner was employed by Appaloosa, since January 1997, where he assisted Mr. Smirlock in the management of investments, primarily in Mortgage Securities. Before joining Appaloosa, Mr. Gartner held various positions at Donaldson, Lufkin & Jenrette Securities Corporation from 1987, including Vice President and trader in the mortgage-backed securities department.

    DAVID A. TEPPER has been a Director of the Manager since its inception. Mr. Tepper is the chief principal and founder of Appaloosa which specializes in investments in high-yield securities, Mortgage Securities and bank loans. Before forming Appaloosa in 1993, Mr. Tepper was head trader in the High-Yield Department of Goldman, Sachs & Co. Mr. Tepper was a director of the Stone Street Funds, a private investment fund, from 1987 to 1992, and managed the high-yield portion of those funds during that period. Mr. Tepper is an indirect minority stockholder of the Manager.

    The address of the Manager is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

    A majority of the equity of the Manager is owned by Mr. Smirlock. The remaining equity of the Manager is owned by Appaloosa Partners Inc. Mr. Tepper owns all of the equity of Appaloosa Partners Inc.


CEASE-AND-DESIST ORDER AGAINST CHIEF EXECUTIVE OFFICER



    Except as described below, there have been no material administrative, civil or criminal actions against the Manager or its principals during the preceding five years. On November 29, 1993, Mr. Smirlock consented to the entry of the Order issued pursuant to Sections 203(f), 203(k) and 206(2) (the anti-fraud provisions) of the Advisers Act against him by the Commission in connection with certain securities transactions executed between December 1992 and February 1993 while Mr. Smirlock was Chief Investment Officer for GSAM. The Commission found that Mr. Smirlock caused and aided and abetted violations of the Advisers Act by
(i) causing to be executed a series of purchase transactions in Mortgage Securities for which he failed to prepare promptly order tickets allocating the securities to specific client accounts and (ii) causing to be executed two Mortgage Securities transactions between client accounts without obtaining independent evaluations of the prices at which he instructed the transactions to be executed in order to ensure that the best price and execution were obtained for the clients. The Commission found that Mr. Smirlock caused and aided and abetted violations of these recordkeeping provisions by failing to write tickets allocating trades on the days the trades were executed. The Commission (i) ordered Mr. Smirlock to cease and desist from committing or causing any violation of the provisions of the Advisers Act set forth in the Order, (ii) suspended him from association with any broker, dealer, investment adviser, investment company or municipal securities dealer for a three-month period and
(iii) required him to pay a penalty of $50,000. Contemporaneously with the entry of the Order, Mr. Smirlock submitted an Offer of Settlement to the Commission, which the Commission accepted, in which he consented to the Commission's entry of the Order, without admitting or denying the findings set forth therein. GSAM had become aware of serious violations of its internal compliance policies and reported these violations to the Commission. In March 1993, following its report to the Commission, GSAM suspended Mr. Smirlock's trading activities. Mr. Smirlock resigned from GSAM and Goldman, Sachs & Co. effective November 30, 1993. No limitations will be imposed on Mr. Smirlock's activities in his roles at the Manager and the Company in light of this proceeding and the Order.


THE MANAGEMENT AGREEMENT

    The Company will enter into the Management Agreement with the Manager for an initial term expiring on December 31, 2002. The Management Agreement shall continue automatically for successive three-year periods, provided such continuance is specifically approved by the Board of Directors, including a majority of the Independent Directors. The Management Agreement is terminable by either the Company, pursuant to a majority vote of the Independent Directors or a vote of the holders of 66 2/3% of the outstanding shares of Common Stock, or the Manager, without cause at any time upon 60 days' written notice to the other party. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events, including a breach by the Manager of any material provision contained in the Management Agreement. The Management Agreement also will terminate automatically in the event of its assignment (as defined in the Advisers Act), unless the assignment is consented to by the non-assigning party. The Manager has agreed that, during the term of the Management Agreement, it shall not to serve as an investment adviser to any other publicly-traded mortgage REIT or any additional private investment fund that invests primarily in Mortgage Assets and follows investment strategies and policies similar to those employed by the Company without the prior written approval of the Independent Directors. In connection with such forbearance on the Manager's part, the Company has agreed that if the Company terminates the Management Agreement without cause or the Board of Directors fails to approve a continuation of the Management Agreement, or the Company engages another person to manage a portion of its assets or to manage assets internally with personnel other than those previously employed by the Manager, the Manager will extend the period of such forebearance and be entitled to receive a "Non-Competition Payment" in an amount equal to the fair market value of the Management Agreement (without giving effect to any termination and assuming it is renewed in accordance with its terms), to be determined in accordance with the provisions of the Management Agreement.



    The Management Agreement does not impose a minimum time commitment that the Manager and its personnel must make in providing services to the Company. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent by the Manager and its employees on the management of the Company.


    The Manager at all times will be subject to the supervision of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be authorized to invest the assets of the Company according to the strategy set forth in this Prospectus and with the written instructions of the Company's Board of Directors. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, among other things:

        (i) serving as the Company's consultant with respect to formulation of investment criteria by the Board of Directors;

        (ii) advising the Company in connection with the purchase and commitment to purchase Mortgage Assets, the sale and commitment to sell Mortgage Assets, and the maintenance and administration of its portfolio of Mortgage Assets;

       (iii) arranging for the securitization of Mortgage Loans;

        (iv) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

        (v) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

        (vi) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

       (vii) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary to the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer systems to perform such administrative functions;

      (viii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

        (ix) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for Mortgage Loans purchased by the Company and arranging for the monitoring and administering of such servicer, including negotiating servicing agreements, collecting information and submitting reports pertaining to the Mortgage Loans and to monies remitted to the Manager or the Company;

        (x) counseling the Board of Directors in connection with policy decisions;

        (xi) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

       (xii) arranging financing of the type described under "BUSINESS--Operating Policies and Strategies--Capital and Leverage Policies;"

      (xiii) supervising compliance with the REIT Provisions of the Code and Investment Company Act requirements;

       (xiv) upon request by, and in accordance with the directions of, the Board of Directors, investing or reinvesting any monies of the Company;

       (xv) qualifying and causing the Company to qualify to do business in all applicable jurisdictions; and

       (xvi) causing the Company to retain qualified accountants and tax experts for at least a two-year period to assist in developing appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews.

MANAGEMENT FEES

    The Manager will receive an annual base management fee, payably monthly, as set forth below:


                                              ANNUAL BASE MANAGEMENT FEE AS A
                                            PERCENTAGE OF AVERAGE STOCKHOLDERS'
      AVERAGE STOCKHOLDERS' EQUITY                         EQUITY
----------------------------------------  ----------------------------------------
$0 to $500 million......................  1.0%
$500 million to $1 billion..............  $5 million plus 0.8% of amounts in excess of $500 million
$1 billion or more......................  $9 million plus 0.6% of amounts in excess of $1 billion


    The term "Average Stockholders' Equity" for any period means stockholders' equity, calculated in accordance with GAAP, excluding any mark-to-market adjustments of the investment portfolio. The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby.

    The Manager also will be entitled to receive a quarterly incentive fee in an amount equal to 20% of the Net Income of the Company for the preceding fiscal quarter, in excess of the amount that would produce an annualized Return on Average Stockholders' Equity for such fiscal quarter equal to the Ten-Year U.S. Treasury Rate plus 1%. The term "Return on Average Stockholders' Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Stockholders' Equity for the quarter. For such calculations, the "Net Income" of the Company means the taxable income of the Company within the meaning of the Code, less capital gains and capital appreciation included in taxable income, but before the Manager's incentive fees and before deduction of dividends paid. The incentive fee payments to the Manager will be computed before any income distributions are made to stockholders. As used in calculating the Manager's fee, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, published by any Federal Reserve Bank or agency or department of the federal government selected by the Company. The Ten-Year U.S. Treasury Rate is a commonly used index for calculating management fees of REITs similar to the Company and is the benchmark interest rate typically used in pricing Mortgage Securities.


    The incentive fee payable to the Manager may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative than would otherwise be the case if such fees did not include a "performance" component. Because the incentive fee is calculated and payable quarterly, the failure to achieve income over the Ten-Year U.S. Treasury Rate plus 1% in one quarter will not offset income in a subsequent quarter, and the Manager is not required to repay any portion of the management fee as a result of losses in any quarter. Losses or gains in the value of the Company's portfolio will not affect the calculation of the incentive compensation, which is based on income. The Company will value its portfolio on a mark-to-market basis in accordance with GAAP. The Manager regularly will obtain third-party valuations of its portfolio securities from brokers-dealers making a market in the securities or from pricing services. These valuations will be made available to the Board of Directors. The Board of Directors, with the approval of a majority of Independent Directors, is authorized to change the rate at which fees are payable to the Manager from time to time. The Manager will be reimbursed for out-of-pocket expenses paid to third parties on behalf of the Company.


    The management fees are payable in arrears. The Manager's base fee will be calculated by the Manager as promptly as practicable after the month-end. The Manager's incentive fee and expenses will be calculated by the Manager within 45 days after the end of each quarter. Such calculations shall be promptly delivered to the Company. The Company is obligated to pay such fees and expenses within 15 days after delivery of such calculation.


STOCK OPTIONS AND DEFERRED COMMON STOCK AWARDS



    The Company has adopted the Stock Incentive Plan under which awards may be granted to the directors, officers and employees of the Company and the Manager from time to time. Upon consummation of the Offering, options will be granted at the initial public offering price in the amounts indicated to the following executive officers and directors: Michael L. Smirlock (480,000 shares); Peter T. Zimmermann (110,000 shares); Robert J. Gartner (72,000 shares); and Thomas G. Jonovich (28,000 shares). Options to acquire 800,000 shares of Common Stock (which includes options to purchase 738,000 shares of Common Stock granted to directors and officers of the Manager) have been granted to directors, officers, employees and consultants of the Company. The Company has also granted 400,000 shares of deferred Common Stock to certain of its directors and officers. See "THE COMPANY--Stock Incentive Plan."


LIMITS OF RESPONSIBILITY

    Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Board of Directors in following or declining to follow its advice or recommendations. The Manager and its directors and officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager and its directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

                                  THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the current directors and executive officers of the Company:

NAME                                                       AGE                    POSITION WITH THE COMPANY
-----------------------------------------------------      ---      -----------------------------------------------------
Michael L. Smirlock, Ph.D............................          41   Chairman of the Board, President, Chief Executive
                                                                    Officer and Director
Thomas G. Jonovich...................................          33   Chief Financial Officer and Treasurer
Peter T. Zimmermann..................................          31   Chief Operating Officer
Robert J. Gartner....................................          35   Vice President and Secretary
Martin Bernstein.....................................          60   Director(1)
Frederick N. Khedouri................................          47   Director(1)
William Marshall, Ph.D...............................          51   Director(1)
David A. Tepper......................................          40   Director

------------------------

(1) To become a Director upon and subject to the closing of the Offering.

    For biographical information regarding the business background and experience of the Company's directors and officers other than Messrs. Bernstein, Khedouri and Marshall, see "THE MANAGER."

    MARTIN BERNSTEIN is a private investor who has been managing family funds since 1988. Mr. Bernstein also currently serves on the Board of Directors of Astro Communications, Inc., a public company specializing in strobe lighting, and MBO Properties, Inc., a real estate mortgage investment trust, and on the Board of Trustees of Value Property Trust, a real estate investment trust.

    FREDERICK N. KHEDOURI is a Senior Managing Director of Bear Stearns, one of the Representatives, and head of the firm's Financial Institutions Group, which provides investment banking services to the banking, thrift, insurance, investment management and specialty finance industries. Prior to joining Bear Stearns at the end of 1986, Mr. Khedouri was Associate Director of the White House Office of Management and Budget from 1981 to 1985 and Deputy Chief of Staff for Vice President George Bush in 1985 and 1986. After joining Bear Stearns, he was appointed by President Ronald Reagan to the Board of Directors of the Securities Investor Protection Corporation in 1987.

    WILLIAM MARSHALL, PH.D. has been the Chief Operating Officer of NISA Investment Advisors since 1994. From 1991 to 1994 Mr. Marshall was the Senior Vice President of National Investment Services of America, Inc., a registered investment adviser.

    The Company's Board of Directors will, upon closing of the Offering, consist of five directors, and at all times, a majority will be Independent Directors. The directors will be divided as evenly as possible into three classes, denominated Class I, Class II and Class III, with the terms of office of each class expiring at the 1998, 1999 and 2000 annual meeting of stockholders, respectively. At each annual meeting following such initial classification and election, directors elected to succeed those directors whose terms expire will be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. The directors in each class are as follows:
Class I--Mr. Bernstein, Class II--Messrs. Tepper and Khedouri, and Class III--Messrs. Smirlock and Marshall. All officers are appointed by and serve at the discretion of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors will have three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. Messrs. Smirlock and Tepper will serve on the Executive

Committee which will be authorized to exercise the powers of the Board of Directors between meetings. However, the Executive Committee may not (i) amend the Charter or the Bylaws of the Company, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, (iv) recommend to the stockholders a dissolution of the Company or revoke a dissolution, (v) elect a director, (vi) make a distribution or authorize the issuance of stock or
(vii) agree to an amendment, modification, renewal or termination of the Management Agreement. The Independent Directors will serve on the Compensation Committee and the Audit Committee. Messrs. Khedouri and Marshall will serve on the Compensation Committee. The Compensation Committee will be responsible for recommending to the Board of Directors the Company's executive compensation policies for the Chief Executive Officer and other senior officers and for administering the Stock Incentive Plan. See "--Stock Incentive Plan." Messrs. Bernstein and Khedouri will serve on the Audit Committee. The Audit Committee is responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and the management letter, and performing such other duties as the Board of Directors may from time to time prescribe.


COMPENSATION OF DIRECTORS

    The Company will pay each non-employee director compensation of $10,000 per annum and a fee of $500 for each meeting of the Board of Directors that he attends. However, the directors may be granted awards from time to time pursuant to the Stock Incentive Plan. See "--Stock Incentive Plan." The Company will reimburse each director for ordinary and necessary expenses related to such director's attendance at Board of Directors and committee meetings.

EXECUTIVE COMPENSATION

    The Company has not paid, and does not intend to pay, any annual compensation to the Company's executive officers for their services as executive officers. However, the executive officers and directors may be granted awards from time to time pursuant to the Stock Incentive Plan. See "--Stock Incentive Plan."

STOCK INCENTIVE PLAN


    The Company adopted the 1997 Stock Incentive Plan (the "Stock Incentive Plan") in October 1997. The Stock Incentive Plan will be administered by the Compensation Committee. Prior to the Offering, the Stock Incentive Plan was administered by the Board of Directors. All employees and directors of, and consultants to, the Company (including employees and directors of the Manager), as may be determined from time to time by the Compensation Committee, are eligible to receive awards under the Stock Incentive Plan (each, a "SIP Participant").


    Awards under the Stock Incentive Plan may include: (i) options to purchase shares of Common Stock, including incentive stock options, non-qualified stock options or both, which options may contain automatic reload features; (ii) stock appreciation rights, whether in connection with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a Change of Control of the Company (as defined in the Stock Incentive Plan) or upon other events; (iii) restricted stock, in which Common Stock is granted to or purchased by SIP Participants for a purchase price determined by the Compensation Committee, subject to restrictions on transferability and other restrictions, which lapse over time; (iv) deferred stock, in which delivery of Common Stock occurs upon expiration of a deferral period; (v) bonus stock, consisting of a right to receive Common Stock in an amount determined with reference to a fixed bonus amount; or (vi) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock.


    A total of 2,066,666 shares of Common Stock were authorized for issuance under the Stock Incentive Plan; provided, however, that such number shall be increased on a pro rata basis, to the extent the

Underwriters exercise their over-allotment option or the number of shares offered hereby increases from 15,000,000. Not more than 1,300,000 shares of Common Stock may be the subject of options and stock appreciation rights (including stock appreciation rights that are exercisable only for cash) granted to any individual during any calendar year. Prior to the Offering, the Board of Directors granted awards which are expected to be ratified by the Compensation Committee with respect to the issuance of an aggregate of 1,200,000 shares of its Common Stock. See "--Grants of Awards."


    At the time a stock option is granted, the Compensation Committee, in its sole discretion, may designate whether the stock option is to be considered an incentive stock option or non-qualified stock option. Stock options with no such designation shall be deemed incentive stock options.

    The exercise price of an incentive stock option or a non-qualified stock option is fixed by the Compensation Committee at the date of grant; however, the exercise price under an incentive stock option must be at least equal to the fair market value of the Common Stock at the date of grant. The base value of a stock appreciation right granted in connection with a stock option is equal to the exercise price of the related option. The base value of a stock appreciation right granted independently of an option is equal to the fair market value of a share of Common Stock on the date of grant. Upon any exercise of a stock appreciation right, the holder is entitled to receive an amount equal to the spread (or a portion of such spread, as determined by the Compensation Committee) between the fair market value of the Common Stock on the date of exercise and the base value of the stock appreciation right. Such amount is payable by the Company in the form of cash or shares of Common Stock, as determined by the Compensation Committee.

    Stock options and stock appreciation rights are exercisable for a duration determined by the Compensation Committee, but in no event more than ten years after the date of grant. Options and rights shall be exercisable at such rate and times as may be fixed by the Compensation Committee on the date of grant. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a SIP Participant during any calendar year (under all stock incentive plans of the Company) shall not exceed $100,000; to the extent this limitation is exceeded, such excess options shall be treated as non-qualified stock options for purposes of the Stock Incentive Plan and the Code.

    The Company shall obtain such consideration for granting awards under the Stock Incentive Plan as the Compensation Committee in its discretion may request. Each award may be subject to provisions to assure that the grant, or any exercise or disposition of Common Stock, will not violate federal and state securities laws.

    No award may be granted under the Stock Incentive Plan after the day preceding the tenth anniversary of the adoption of the Stock Incentive Plan. No awards may be granted under the Stock Incentive Plan to any person who, assuming exercise or settlement of all options and rights held by such person, would own or be deemed to own more than 9.8%, in number of shares or value, of any class of capital stock of the Company.

    Payment of the purchase price for shares acquired upon the exercise of options may be made by any one or more of the following methods: in cash, by check, by delivery to the Company of shares of Common Stock already owned by the option holder, or by such other method as the Compensation Committee may permit from time to time. However, a holder may not use previously owned shares of Common Stock to pay the purchase price under an option, unless the holder has beneficially owned such shares for at least six months. Payment of the purchase price to purchase restricted shares pursuant to a restricted stock award shall be made in cash or by check payable to the order of the Corporation.

    Stock options and stock appreciation rights terminate at the end of the 30th business day following the SIP Participant's termination of employment or service. This period is extended to one year in the case of the disability or death of the SIP Participant and, in the case of death, the stock option is exercisable by the

SIP Participant's estate. The post-termination exercise period for any individual may be extended by the Board of Directors, but not beyond the expiration of the original term of the option.

    The awards granted under the Stock Incentive Plan generally become immediately vested and exercisable in full in the following circumstances (each an "Acceleration Event"): (i) upon the occurrence of special circumstances determined in the opinion of the Board of Directors of the Company to merit special consideration, (ii) upon a termination by the Company of the holder's employment or service without cause (as defined in the Stock Incentive Plan),
(iii) in the case of an employee or director of the Manager, if the Management Agreement terminates without the occurrence of a Termination Event (as defined in the Stock Incentive Plan), or (iv) upon a Change of Control (as defined in the Stock Incentive Plan) of the Company, except that vesting and exercisability in the event of such a Change of Control shall be limited to the extent necessary, and shall occur as soon as permissible under GAAP, to permit pooling of interests accounting treatment if such treatment is desired.

    The awards granted under the Stock Incentive Plan are not transferable, except that the Compensation Committee may authorize a transfer of an award (other than an incentive stock option) by the holder to certain family members or trusts or other entities specified in the Plan or permitted by the Compensation Committee, subject to such terms and conditions as the Compensation Committee approves.

    The awards granted under the Stock Incentive Plan contain anti-dilution provisions which will automatically adjust the number of shares subject to the awards in the event of a stock dividend, split-up, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares of Common Stock, the Compensation Committee may make such equitable adjustments to the number of shares and the class of shares available under the Stock Incentive Plan or any outstanding awards as it shall deem appropriate to prevent dilution or enlargement of rights.

    The Board of Directors or the Compensation Committee may at any time withdraw or amend the Stock Incentive Plan and may, with the consent of the affected holder of an outstanding award at any time withdraw or amend the terms and conditions of outstanding awards. Any amendment which would increase the number of shares issuable pursuant to the Stock Incentive Plan or to any individual thereunder or change the class of individuals to whom awards may be granted shall be subject to the approval of the stockholders of the Company.

GRANTS OF AWARDS

    In connection with the Offering, options to acquire 800,000 shares of Common Stock and a grant of 400,000 shares of deferred Common Stock were awarded under the Stock Incentive Plan, to certain individuals and groups of individuals, as follows:


                                                                                     TYPES OF AWARDS AND NUMBER OF
                                                                                        SHARES OF COMMON STOCK
                                                                                           SUBJECT TO AWARDS
                                                                                     -----------------------------
                                                                                         DEFERRED         STOCK
NAME OR GROUP                                                                        COMMON STOCK(1)   OPTIONS(2)
-----------------------------------------------------------------------------------  ----------------  -----------
Michael L. Smirlock................................................................        320,000        480,000
Thomas G. Jonovich.................................................................         --             28,000
Peter T. Zimmermann................................................................         60,000        110,000
Robert J. Gartner..................................................................         20,000         72,000
Martin Bernstein...................................................................         --             10,000
Frederick N. Khedouri..............................................................         --             10,000
William Marshall...................................................................         --             10,000
David A. Tepper....................................................................         --             20,000
All other employees of, or consultants to, the Company or the Manager, as a
  group............................................................................         --             60,000


------------------------

(1) The deferral period will expire at the rate of 6.25% per quarter commencing on January 2, 1998, subject to the holder's continued employment or service, or upon the earlier occurrence of an Acceleration Event.

(2) The options will be non-qualified options with a per share exercise price under each option equal to the initial public offering price. The options become exercisable at the rate of 25% on each of January 2, 1998, January 2, 1999, January 2, 2000, and January 2, 2001, subject to the holder's continued employment or service, and will become exercisable in full upon the earlier occurrence of an Acceleration Event.


    If the Underwriters' over-allotment option to purchase an additional 2,250,000 shares is exercised or the amount of shares offered hereby increases from 15,000,000, the number of options issued will increase on a PRO RATA basis to each of the above-named individuals.


COMPENSATION COMMITTEE INTERLOCKS

    No interlocking relationship exists between members of the Company's Board of Directors or the Compensation Committee or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
                           AND CONFLICTS OF INTEREST


    The Company will be subject to conflicts of interest involving the Manager. The executive officers of the Company will be officers and employees of the Manager. A majority of the Company's directors have no business affiliations with the Manager, but were initially selected by the Manager. Michael L. Smirlock, the Chief Executive Officer, President and a Director of the Company, is the owner of a majority of the capital stock of the Manager. David A. Tepper, a Director of the Company, is the indirect owner of a minority of the capital stock of the Manager.



    The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, except that, during the term of the Management Agreement, the Manager may not manage another publicly-traded mortgage REIT or any additional private investment fund that invest primarily in Mortgage Assets and follow investment strategies and policies similar to those employed by the Company without the prior approval of the Independent Directors. The Manager and its officers and employees advise and manage the Affiliated Funds, which invest in Mortgage Securities and have committed to invest in the Company's securities. See "PRIVATE PLACEMENT." The ability of the Manager and its officers and employees to engage in other business activities could reduce the time and effort the Manager spends on managing the Company's investment portfolio. The Manager and its officers and employees also may receive fees in connection with any investment by the Affiliated Funds in the Company. In addition, the incentive fee payable to the Manager by the Affiliated Funds or other clients may be higher than the fee paid by the Company, creating additional potential conflicts of interest.



    Many investments appropriate for the Company also will be appropriate for accounts of other clients the Manager advises, including the Affiliated Funds. The Manager will act in a manner which it considers fair and equitable in allocating investment opportunities among the Company and the other accounts it manages. Situations may arise in which the investment activities of the Manager or the other accounts may disadvantage the Company, such as the inability of the market to fully absorb orders for the purchase or sale of particular securities placed by the Manager for the Company and its other accounts at prices and in quantities which would be obtained if the orders were being placed only for the Company. The Manager may aggregate orders of the Company with orders for its other accounts. Such aggregation of orders may not always be to the benefit of the Company with regard to the price or quantity executed.



    The Manager, however, will not permit the Affiliated Funds or its other clients to sell securities or other assets to, or purchase securities or other assets from, the Company, nor will any such Affiliates be permitted to enter into derivative transactions with the Company. The Manager will not reallocate assets among the Company and the Affiliated Funds.


    The incentive fee payable to the Manager is based upon the net income received by the Company. This may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative than would be the case if such fees did not include a "performance" component. Such incentives may result in increased risk to the value of the Company's investment portfolio. See "THE MANAGER--Management Fees."


    The Company has agreed that if it terminates the Management Agreement without cause or the Board of Directors fails to approve a continuation of the Management Agreement, or the Company engages another person to manage a portion of its assets or to manage assets internally with personnel other than those previously employed by the Manager, the Manager will be entitled to receive a "Non-Competition Payment" in an amount equal to the fair market value of the Management Agreement (without giving effect to any termination and assuming it is renewed in accordance with its terms), to be determined in accordance with the provisions of the Management Agreement.

    The Manager, its Affiliates and the funds managed by Appaloosa have committed to purchase an aggregate of 712,900 shares of Common Stock as part of the Private Placement. See "PRIVATE PLACEMENT." This purchase will result in ownership by all such persons of approximately 3.8% of the total shares outstanding after the Offering, exclusive of the Underwriters' over-allotment option and any options granted under the Stock Incentive Plan. The sale of the shares purchased in the Private Placement will be subject to a resale registration statement expected to be declared effective shortly following the closing of the Offering. The Manager and its directors, officers and employees will receive stock options pursuant to the Company's Stock Incentive Plan. See "THE COMPANY--Stock Incentive Plan."


    The Manager, its Affiliates and funds managed by Appaloosa may dispose of their shares any time after the lock-up period pursuant to the resale registration statement and otherwise in compliance with all applicable restrictions. See "SHARES ELIGIBLE FOR FUTURE SALE" and "UNDERWRITING."

    The market in which the Company expects to purchase Mortgage Assets is characterized by the rapid evolution of products and services, and thus, there may in the future be relationships among the Company, the Manager, and Affiliates of the Manager in addition to those described herein.

    Frederick N. Khedouri, a Senior Managing Director of Bear Stearns, is a proposed Director of the Company and has committed to purchase 10,000 shares at the initial public offering price in the Private Placement. Bear Stearns provides financial advisory services to the Company and its Affiliates.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock on the date hereof, including the commitments to purchase shares of Common Stock which have been received in connection with the Private Placement, and as adjusted to reflect the sale of Common Stock being offered hereby and assuming the sale of all of the shares of Common Stock for which commitments to purchase have been received in connection with the Private Placement, by (i) each director and nominee for director, (ii) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock and (iii) all directors and executive officers as a group. The table does not give effect to the contemplated Total Return Swap described under "PRIVATE PLACEMENT." Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.



                                                                    SHARES BENEFICIALLY      SHARES BENEFICIALLY
                                                                      OWNED PRIOR TO             OWNED AFTER
                                                                      THE OFFERING(2)           THE OFFERING
                                                                  -----------------------  -----------------------
                                                                    NUMBER                   NUMBER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                           OF SHARES     PERCENT    OF SHARES     PERCENT
----------------------------------------------------------------  ----------  -----------  ----------  -----------
Michael L. Smirlock, Ph.D (3)...................................      73,000         1.7%      73,000       *
Thomas G. Jonovich..............................................       1,000       *            1,000       *
Peter T. Zimmermann (4).........................................      25,000       *           25,000       *
Robert J. Gartner (5)...........................................      10,000       *           10,000       *
Martin Bernstein (6)............................................      --          --           --          --
Frederick N. Khedouri (6).......................................      10,000       *           10,000       *
William Marshall, Ph.D. (6).....................................      --          --           --          --
David A. Tepper.................................................     815,900(7)       19.1%    815,900(7)        4.3%
Franklin Mutual Advisers Inc. (8)...............................   3,333,333        76.6    3,333,333        17.2%
All directors and executive officers as a group (6 persons).....     952,000        21.9%     952,000         4.9%


------------------------

*   Less than one percent

(1) Unless otherwise indicated, the address of each beneficial owner is c/o LASER Mortgage Management, Inc., 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Mr. Bernstein's address is 85 Shrewsbury Drive, Livingston, New Jersey 07039. Mr. Khedouri's address is c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167. Mr. Marshall's address is c/o NISA Investment Advisors, L.L.C., 150 N. Meramec, Suite 640, St. Louis, Missouri 63105.


(2) Includes shares for which commitments have been received in the Private Placement, although the Private Placement is contingent upon the consummation of the Offering. See "PRIVATE PLACEMENT."


(3) Does not include 320,000 shares of deferred Common Stock being awarded to Mr. Smirlock in connection with the Offering.

(4) Does not include 60,000 shares of deferred Common Stock being awarded to Mr. Zimmermann in connection with the Offering.

(5) Does not include 20,000 shares of deferred Common Stock being awarded to Mr. Gartner in connection with the Offering.

(6) To become a director upon and subject to the closing of the Offering.


(7) Includes 712,900 shares of Common Stock beneficially held by private investment funds over which Mr. Tepper exercises dispositive control.



(8) Includes all of the shares of Common Stock owned beneficially by the Funds, which are advised by Franklin Mutual Advisers Inc., 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. See "PRIVATE PLACEMENT."

                           DIVIDEND REINVESTMENT PLAN


    The Company has adopted a Dividend Reinvestment Plan (the "DRP") to provide stockholders of the Company and interested investors who are not stockholders with a convenient and economical method to automatically reinvest all or a portion of their cash distributions in, and, subject to the Board of Directors' determination, make periodic cash subscriptions for, shares of the Company's Common Stock.



    The Plan will be administered by The Chase Manhattan Bank (the "Plan Administrator"). The Plan Administrator will keep records, send statements of account to each person who participates in the DRP and provide safekeeping for the shares and perform other duties relating to the DRP. The Plan Administrator also will act as the distribution disbursing agent, transfer agent and registrar for the Company's Common Stock.



    All stockholders or interested investors making a minimum optional subscription of $250 are eligible to participate in the DRP. A stockholder who owns shares of the Company's Common Stock in his or its own name (a "Stockholder of Record") may participate directly in the DRP by delivering a completed authorization form (the "Authorization Form") to the Plan Administrator. A stockholder who beneficially owns shares of the Company's Common Stock that are registered in a name other than such stockholder's name (a "Beneficial Owner") may participate in the plan by instructing its broker, bank or other nominee to complete and sign the Authorization Form and forward it to its securities depository, which will provide the Plan Administrator with the information necessary to allow the Beneficial Owner to participate in the DRP. In addition to the reinvestment of dividends, the DRP provides current stockholders and non-stockholders with the opportunity to make monthly investments in the Company's Common Stock through optional cash purchases ("Cash Purchases"), subject to a minimum of $250 and a maximum of $5,000 per month (or such larger amount as to which the Company may consent), after receipt of a prospectus forming part of a Registration Statement on Form S-11 which will be filed with the Commission prior to the date of this Prospectus and relating solely to the shares to be sold pursuant to the DRP.



    Shares purchased directly from the Company through distribution reinvestment under the DRP will be issued without a sales commission and may be issued at a discount, ranging from 0% to 5%. If the Company should elect that the shares of the Company's Common Stock to be purchased under the DRP are to be purchased in the open market instead of directly from the Company, the Company will pay any brokerage fees or commissions on such purchases. No discount will apply to open market purchases or to privately negotiated purchases of the Company's Common Stock. A DRP participant will be subject to a minimal fee in the event the DRP participant asks the Plan Administrator to sell all or a portion of such DRP participant's shares.



    The Authorization Form provides for the purchase of shares of the Company's Common Stock through the following participation options: (i) Full Distribution Reinvestment--the Plan Administrator will apply all cash distributions on all shares of the Company's Common Stock then or subsequently registered in the DRP participant's name, including all whole and fractional shares of the Company's Common Stock, together with any voluntary cash contributions for Cash Purchases towards the purchase of additional shares of the Company's Common Stock; (ii) Partial Distribution Reinvestment--the Plan Administrator will apply all cash distributions on the number of shares of the Company's Common Stock then registered in the DRP participant's name and designated in the appropriate space on the Authorization Form and all cash dividends on shares of the Company's Common Stock purchased by the DRP participant pursuant to the DRP, together with any voluntary cash contributions towards the purchase of additional shares of the Company's Common Stock; or (iii) Cash Purchases Only--the Plan Administrator will only apply the voluntary cash contributions received from the DRP participant towards the purchase of shares of the Company's Common Stock.



    Distributions shall be reinvested (the date of such reinvestment, the "Distribution Reinvestment Date") as soon as practicable after the date on which the Company makes a distribution (the "Distribution Record Date"), except where reinvestment of such funds at a later date is necessary under applicable securities laws. Under normal market conditions, the funds are expected to be reinvested on the Distribution Record Date. The "Average Market Price for Distribution Reinvestments" per share of the Company's Common Stock acquired directly from the Company under the DRP shall be the average of the daily high and low sales prices, computed to seven decimal places, of the shares of the Company's Common Stock as reported on the NYSE on the Distribution Reinvestment Date, or if no trading occurs in the Company's Common Stock on the Distribution Reinvestment Date, the average of the high and low sales prices for the first trading day immediately preceding the Distribution Reinvestment Date for which trades are reported. If the Company elects to purchase the shares on the open market or in privately negotiated transactions, the price per share of the Company's Common Stock acquired through such open market or privately negotiated transactions will be the weighted average purchase price for all the Company's Common Stock purchased by the Plan Administrator in connection with such open market purchases, without application of a discount.


    The "Average Market Price for Cash Purchases" per share shall be the average of the daily high and low sales prices, computed to seven decimal places, of the shares of the Company's Common Stock as reported on the NYSE during the twelve trading days prior to the date scheduled for investment of Cash Purchases for that month. No commission shall be paid with respect to purchases of authorized but unissued shares of the Company's Common Stock directly from the Company. If the Company elects to purchase the shares on the open market or in privately negotiated transactions, the price per share of the Company's Common Stock acquired through such open market or privately negotiated transactions will be the weighted average of the actual prices paid, computed to seven decimal places, for all the Company's Common Stock purchased by the Plan Administrator in connection with such open market purchases, without application of a discount. Cash Purchases in excess of $5,000 may be made only upon acceptance in writing by the Company of a completed written request for waiver form from the Plan participant. It is solely within the Company's discretion as to whether any such approval for cash investments in excess of $5,000 will be granted.


    As soon as practical after the purchase of the shares has been completed, the Plan Administrator will send each DRP participant a statement of account confirming the transaction and itemizing the previous reinvestment activity for the calendar year. DRP participants will receive tax information annually for their personal records and to assist in the preparation of their federal income tax returns. DRP participants generally will be treated as having received a distribution equal to the fair market value of the shares of the Company's Common Stock that are purchased with the DRP participant's reinvested distributions generally on the date that the Company credits such shares to the DRP participant's account, plus the brokerage commissions, if any, allocable to the purchase of such shares, and DRP Participants will have a tax basis in the shares equal to such value. See "FEDERAL INCOME TAX CONSIDERATIONS."

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Stock in the Company. Stroock & Stroock & Lavan LLP has acted as Special Tax Counsel to the Company and has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to the Company and to holders of the Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the U.S.) subject to special treatment under the federal income tax laws.


    The statements in this discussion, including the opinions of Stroock & Stroock & Lavan LLP referred to herein, are based on current provisions of the Code, existing, temporary and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus.


    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSIDERATIONS TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSIDERATIONS OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL


    The Company will elect to become subject to tax as a REIT under the REIT Provisions of the Code for federal income tax purposes, commencing with the taxable year ending December 31, 1997. The Company currently expects that it will operate in a manner that will permit the Company to maintain its qualification as a REIT for the taxable year ending December 31, 1997, and in each taxable year thereafter. This treatment will permit the Company to deduct dividend distributions to its stockholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.


    In the opinion of Special Tax Counsel to the Company, the Company's contemplated method of operation described in this Prospectus and as represented by the Company will enable it to satisfy the requirements for qualification as a REIT under the Code commencing with the taxable year ending December 31, 1997. This opinion is based on various assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to certain factual matters. The continued qualification and taxation of the Company as a REIT will depend upon the Company's ability to meet, on a continuing basis, distribution levels and diversity of stock ownership, and the various qualification tests imposed by the Code as discussed below.

    There can be no assurance, however, that the Company will qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Company. If the Company were not to qualify as a REIT in any particular year, it would be subject to federal income tax as a regular, domestic corporation, and its stockholders would be subject to tax in the same manner as stockholders of such corporation. In this event, the Company could be subject to potentially substantial income tax liability in respect of each taxable year that it fails to qualify as a REIT, and the amount of earnings and cash available for distribution to its stockholders could be significantly reduced or eliminated. In addition, the Company may be subject to a 4% federal excise tax to the extent the Company does not distribute 85% of its REIT ordinary income for such year and 95% of its REIT capital gain net income for such year.


REQUIREMENTS FOR QUALIFICATION

    The following is a brief summary of certain technical requirements that the Company must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code:

    STOCK OWNERSHIP TESTS


    The capital stock of the Company must be transferable stock held, beginning with its January 1, 1998 taxable year, by at least 100 persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), and no more than 50% of the value of such capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the taxable year. Tax-exempt entities, other than private foundations, certain unemployment compensation trusts and certain charitable trusts generally are not treated as individuals for these purposes. The Company expects that it will satisfy the capital stock ownership requirements immediately following the Offering. In addition, the Charter provides restrictions regarding the transfer of the Company's shares to assist in meeting the stock ownership requirements. See "DESCRIPTION OF CAPITAL STOCK."


    ASSET TESTS

    The Company must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year:


        (a) at least 75% of the value of the Company's total assets must consist of Interests in Real Property (as defined below), including interests in mortgages on real property (to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property), regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), shares of other REITs, government securities, temporary investments in stock or debt instruments during the one year period following the Company's receipt of certain new capital cash, and cash items (the "75% Asset Test"). For purposes of the 75% Asset Test, the term "Interest in Real Property" includes an interest in Mortgage Loans (to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property) or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property); and


        (b) the value of securities held by the Company but not taken into account for purposes of the 75% Asset Test must not exceed (i) 5% of the value of the Company's total assets in the case of securities of any one issuer, or (ii) 10% of the outstanding voting securities of any such issuer.


    The Company expects that any Subordinate Interests, IOs, Inverse IOs, and temporary investments that it acquires generally will be treated as qualifying assets for purposes of the 75% Asset Test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of real estate assets and the Company's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% Asset Test. In addition, the Company does not expect that the value of any security of any one entity would exceed 5% of the Company's total assets, and the Company does not expect to own more than 10% of any one issuer's voting securities. The Company also may purchase regular interests in a Financial Asset Securitization Investment Trust (a "FASIT") which will be treated as qualifying assets for purposes of the 75% Asset Test, except to the extent that less than 95% of the assets of a FASIT consists of real estate assets in which case the Company's proportionate share of the FASIT's nonqualifying assets will be treated as nonqualifying assets for purposes of the 75% Asset Test.


    The Company will monitor the status of the assets that it acquires to assure compliance with the REIT Asset Tests and has represented that it will manage its portfolio to comply with such tests.

    If the Company should fail to satisfy the REIT Asset Tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the REIT Asset Tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the REIT Asset Test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence was not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

    GROSS INCOME TESTS

    The Company must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year:

        (a) at least 75% of the Company's gross income must be derived from certain specified real estate sources including interest income on Mortgage Loans and gain from the disposition of Qualified Real Estate Assets or "qualified temporary investment income," (I.E., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and


        (b) at least 95% of the Company's gross income must consist of the income which qualifies for the 75% Gross Income Test, as well as other interest and gains from the sale of stock or other securities (including certain interest rate swap or cap agreements, options, forward rate agreements, and similar financial instruments entered into to reduce the interest rate risk with respect to debt incurred to acquire Qualified Real Estate Assets) not held for sale in the ordinary course of business (the "95% Gross Income Test").


    For purposes of determining whether the Company complies with the 75% and 95% Gross Income Tests, gross income does not include gross income from "prohibited transactions." A "prohibited transaction" is one involving a sale of dealer property, other than foreclosure property. Net income from "prohibited transactions" is subject to a 100% tax. If the Company sells Mortgage Securities that it created through Mortgage Loan securitizations, the Company may recognize income that, if sufficient to cause the Company to be treated as a dealer in Mortgage Securities for federal income tax purposes, could constitute "prohibited transaction" income. See "--Taxation of the Company."

    Interest on obligations secured by mortgages on real property or on Interests in Real Property is qualifying income for purposes of the 75% Gross Income Test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC or a regular interest in a FASIT generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC or a FASIT consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC or the FASIT. In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% Gross Income Test.

    Most of the income that the Company recognizes with respect to its investments in Mortgage Loans will be qualifying income for purposes of both the 75% and 95% Gross Income Tests. This generally will include interest, original issue discount, and market discount income that the Company derives from its investments in Subordinate Interests, IOs and Inverse IOs.



    The Company may originate or acquire Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, the Company will retain an equity ownership interest in the Mortgage Loans that has economic characteristics similar to those of a Subordinate Interest. In addition, the Company may resecuritize Mortgage Securities (or non-REMIC CMOs) through the issuance of non-REMIC CMOs, retaining an equity interest in the Mortgage Securities used as collateral in the resecuritization transaction. Such transactions will not cause the Company to fail to satisfy the Gross Income Tests. Further, the Company intends to structure such securitizations in a manner which does not result in treatment of the REIT or issuing entity as a "taxable mortgage pool."



    The Company may receive income that is nonqualifying income for either the 75% Gross Income Test or both the 75% and 95% Gross Income Tests. For example,
(i) the loan amount of a Mortgage Loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% Gross Income Test, but not for purposes of the 75% Gross Income Test, (ii) the Company may hold an interest in a REMIC or in a FASIT less than 95% of the assets of which consists of real estate assets (determined as if the Company held such assets), in which case the Company's proportionate share of the income of the REMIC or FASIT may include income that is not qualifying income for purposes of the 75% or 95% Gross Income Tests and (iii) the Company may recognize foreign currency gain from non-dollar denominated loans which will not be qualifying income for purposes of the 75% and 95% Gross Income Tests.



    It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, forward contracts, and options. To the extent that the Company enters into a contract to hedge indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. To the extent that the Company hedges its capital assets, it is not clear how the income from those transactions will be treated for purposes of the Gross Income Tests.



    To ensure that the Company does not violate the REIT Gross Income Tests, certain hedging activities, the creation of Mortgage Securities through securitizations, and certain financing techniques may be conducted through one or more taxable subsidiaries of the Company. To avoid a violation of the REIT Asset Tests, the Company would own only nonvoting preferred and common stock of the taxable subsidiary (other entities and/or individuals would own all of the voting common stock) and the value of the Company's investment in such a subsidiary would be limited to less than 5% of the value of the Company's total assets at the end of each calendar quarter. The taxable subsidiary would not elect REIT status and would distribute only net after-tax profits to its stockholders, including the Company.


DISTRIBUTION REQUIREMENT


    In order to avoid subjecting its income to tax at regular corporate rates (without a deduction for dividends paid), the Company generally must distribute to its stockholders an amount equal to at least 95% of the Company's REIT taxable income before deductions of dividends paid, excluding net capital gain and certain non-cash income including original issue discount and cancellation of indebtedness income.


    The Company intends to make distributions to its stockholders to comply with the 95% Distribution Requirement. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to satisfy the

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95% Distribution Requirement. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to (i) sell assets in adverse market conditions, (ii) distribute amounts that represent a return of capital, or (iii) distribute amounts that would otherwise be spent on future investments or repayment of debt.

TAXATION OF THE COMPANY

    In any year in which the Company qualifies as a REIT, the Company will generally not be subject to federal income tax on the portion of its REIT taxable income or capital gain which is distributed to its stockholders. The Company will, however, be subject to federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain. Beginning with the Company's 1998 taxable year, stockholders will be entitled to a credit against their federal income tax for their allocable share of tax paid by the Company on undistributed long-term capital gains so designated in a notice by the Company (which are treated as having been distributed to and subject to tax in the hands of the stockholders).

    Notwithstanding its qualification as a REIT, the Company may also be subject to tax in certain other circumstances. If the Company fails to satisfy either the 75% or the 95% Gross Income Test, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it generally will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% Gross Income Test. The Company also will be subject to a tax of 100% on net income derived from a "prohibited transaction," and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to Federal income tax on such income at the highest corporate income tax rate. In addition, if the Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year and (ii) 95% of its REIT capital gain net income for such year, the Company would be subject to a 4% Federal excise tax on the excess of such required distribution over the amounts actually distributed during the taxable year, plus any undistributed amount of ordinary and capital gain net income from the preceding taxable year. The Company also may be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.


    Further, if the Company were to sell Mortgage Securities that it created through securitization of Mortgage Loans or to sell to customers Mortgage Assets or hedging instruments on a regular basis, there is a substantial risk that such assets would be deemed "dealer property" and that all of the profits from such sales would be subject to tax at the rate of 100% as income from prohibited transactions. Although the Company does not presently intend to make regular sales to customers of such Mortgage Securities or other assets, if this intention changes in the future, the Company intends that any such sales would be made through a taxable subsidiary formed for such purpose. Any such subsidiary would not be subject to this 100% tax, which is only applicable to REITs or Qualified REIT Subsidiaries. The Company (either directly or through Qualified REIT Subsidiaries or a taxable subsidiary) intends to enter into dollar roll transactions which will be structured such that income or gain from such transactions will not be subject to the 100% tax.



    A "dealer" (as specifically defined in Section 475 of the Code) generally is required to mark-to-market for tax purposes, I.E. treat as sold in a taxable transaction, securities which it holds at the end of each year, unless it identifies the securities as held for investment. Pursuant to proposed Treasury Regulations such a dealer is required to mark-to-market securities that are transferred in a securitization transaction unless the transferor expects to hold for investment each of the interests received. The Company intends to structure its activities in a manner which avoids (or, with respect to securities used in dollar roll financings, which substantially reduces or eliminates any potential negative impact of) the application to it of the mark-to-market rule. It should be noted that final Treasury Regulations may require a different treatment of Mortgage Loans or Mortgage Securities acquired for securitizations than provided in the proposed regulations, possibly with retroactive effect.

    If the Company fails to qualify as a REIT in any taxable year and certain relief provisions of the Code do not apply, the Company would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at the regular corporate income tax rates and may be subject to a 4% federal excise tax. Distributions to stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company, nor would they generally be required to be made under the Code. Further, unless entitled to relief under certain other provisions of the Code, the Company also would be disqualified from re-electing REIT status for the four taxable years following the year during which it became disqualified.


    The Company intends to monitor on an ongoing basis its compliance with the REIT requirements described above. To maintain its REIT status, the Company will be required to limit the types of assets that the Company might otherwise acquire, or hold certain assets at times when the Company otherwise might have determined that the sale or other disposition of such assets would have been more prudent.

TAXATION OF STOCKHOLDERS


    As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as gain from the sale of a capital asset held for more than one year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the U.S. stockholder has held his Common Stock. Stockholders' bases in their shares will be increased by undistributed long-term capital gains so designated by the Company less the taxes thereon paid by the Company and credited to stockholders. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis of the U.S. stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the U.S. stockholder. In addition, any distribution declared by the Company in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the U.S. stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.


    U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a U.S. stockholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or

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distributions treated as such), however, will be treated as investment income only if the U.S. stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify U.S. stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends. In addition, pursuant to Notice 97-64, recently issued by the Service, the Company will notify its U.S. stockholders of the portions of the capital gain dividends, if any, which are designated as "20% rate gain distributions," "unrecaptured Section 1250 gain distributions," and "28% rate gain distributions," which generally will be subject to tax at rates of 20%, 25% and 28%, respectively. To the extent that the Company does not make such a specific designation, a capital gain dividend will be treated as a "28% rate gain distribution."


    The Company does not expect to acquire or retain (other than through taxable subsidiaries) residual interests issued by REMICs. Such residual interests, if acquired by a REIT, would generate excess inclusion income. Excess inclusion income cannot be offset by net operating losses of a stockholder. If the stockholder is a Tax-Exempt Entity, the excess inclusion income is fully taxable as UBTI. If allocated to a foreign stockholder, the excess inclusion income is subject to Federal income tax withholding without reduction pursuant to any otherwise applicable tax treaty.

    The Company intends to enter into master reverse repurchase agreements with secured lenders known as "counterparties." Typically, such master reverse repurchase agreements have cross-collateralization provisions that afford the counterparty the right to foreclose on the Mortgage Assets pledged as collateral. If the cross-collateralization provisions of the master reverse repurchase agreements result in the Company being treated as if it issued debt instruments with differing maturity dates secured by a pool of Mortgage Assets the Company would be subject to the "taxable mortgage pool" rules and a portion of its income would be characterized as "excess inclusion income." Special Tax Counsel has advised the Company that the master repurchase agreements may be structured, and the Company intends to structure such agreements, in a manner which should not cause the Mortgage Assets to be treated as a taxable mortgage pool. No assurance can be given, however, that the Company will be able to structure the master reverse repurchase agreements in this manner, or that the Service might not successfully maintain that the Mortgage Assets collateralizing such master reverse repurchase agreements constitute a taxable mortgage pool.


    The Company's investment in Subordinate Interests and certain types of Mortgage Securities may cause it under certain circumstances to recognize taxable income in excess of its economic income and to experience an offsetting excess of economic income over its taxable income (or losses) in later years. As a result, stockholders, from time to time, may be required to pay federal income tax on distributions that economically represent a return of capital, rather than a "dividend". Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes (or less income). Accordingly, if the Company receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, I.E., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of the Company at a time when the before-tax rate of return was 10%, his after-tax compounded rate of return on his stock might be somewhat less than 7% as a result of the Company's phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of the Company will decrease. The Company will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

    In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. Lower capital gains rates will apply to individuals who have held such stock for more than eighteen months. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

    A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on long-term capital gains applicable to individuals is 28% with respect to a capital asset held more than 12 months and not more than 18 months, and, generally, 20% for capital assets held for more than 18 months. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING


    The Company will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders that unify and tighten current certification procedures and forms and clarify reliance standards but generally do not substantially alter the current system of backup withholding compliance. These regulations will be generally effective with respect to distributions made after December 31, 1998, subject to certain transition rules.


TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of

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

its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that was to own more than 10% of the Company's stock would be required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%,
(ii) the Company qualifies as a REIT by reason of the modification of the rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust for purposes of certain stock ownership tests, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively owns more than 50% of the value of the Company's stock.


TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, FOREIGN AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.


    Distributions to Non-U.S. stockholders that are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. stockholder's conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to a 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders that unify and tighten current certification procedures and forms and clarify reliance standards but generally do not substantially alter the current system of backup withholding compliance. These regulations will be generally effective with respect to distributions made after December 31, 1998, subject to certain transition rules.


    Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common

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

Stock. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a "dividend." However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.



    A Non-U.S. stockholder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of the Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. stockholder, or (ii) in the case of a Non-U.S. stockholder who is a nonresident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met. Gain of a Non-U.S. stockholder that is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. stockholder will be subject to the U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate stockholders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Non-U.S. stockholders should consult applicable treaties, which may provide for different rules.


STATE AND LOCAL TAXES

    The Company and its stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

                              ERISA CONSIDERATIONS

    The following is a summary of material considerations arising under ERISA, and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser subject to ERISA. The discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code that may be relevant to particular stockholders in light of their particular circumstances.

    The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

    Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to Title I of ERISA (a "Plan") should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

    The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

STATUS OF THE COMPANY UNDER ERISA

    The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

    If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his

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
investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

    The "Plan Asset Regulations" generally provide that when a Plan acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

    The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the Offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of the Offering, the Common Stock will be "widely held."

    The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with the Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

    Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA or non-ERISA Plan that invests in the Common Stock.

    Without regard to whether the assets of the Company are considered plan assets, fiduciaries of Plans should consider the application of the prohibited transaction provisions of ERISA and the Code in making their decision to purchase the Common Stock, as such acquisition may be a sale or exchange of property between a Plan and a party in interest or disqualified person. A "party in interest" or "disqualified person" with respect to an Plan or with respect to a Plan subject to Section 4975 of the Code is subject to (i) an

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initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction. In this regard Prohibited Transaction Class Exemption 75-1 may be applicable.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

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                   CERTAIN CHARACTERISTICS OF MORTGAGE LOANS
                         AND REAL PROPERTY INVESTMENTS



    As summarized in "DESCRIPTION OF PROPOSED ASSETS," Mortgage Assets will include Mortgage Loans and Mortgage Securities which are backed by or represent an interest in Mortgage Loans. The following discussion describes a number of considerations involved in the acquisition of Mortgage Loans or the foreclosure and sale of defaulted Mortgage Loans (whether individually or as part of a series of Mortgage Securities). It generally summarizes certain characteristics of Mortgage Loans and real property. Because certain of such characteristics are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states, nor are such summaries based on an opinion of counsel. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.


GENERAL

    Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

    There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee, to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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    The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

    SECONDARY FINANCING: DUE-ON-ENCUMBRANCE PROVISIONS

    Some Mortgage Loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing, however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

    Where the borrower encumbers the mortgaged property with one or more junior items, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeding by the senior lender.

    DUE-ON-SALE PROVISIONS

    The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, the enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits leaders to enforce those clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to certain Mortgage Loans. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

    Under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and, under certain circumstances, may be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

CONDEMNATION AND INSURANCE

    The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain

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
states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

FORECLOSURE

    GENERAL

    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at a public auction to satisfy the indebtedness.

    Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

    JUDICIAL FORECLOSURE

    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

    NON-JUDICIAL FORECLOSURE/POWER OF SALE

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale also may be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS


    Relying on equitable principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate


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
loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

    Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a property may be significant and may be greater than the income derived from that property, especially for commercial and multifamily property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisers) perception of the quality of such operations. The lender also commonly will obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

    The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    POST-SALE REDEMPTION

    In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    ANTI-DEFICIENCY LEGISLATION

    Any commercial or multi-family residential Mortgage Loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by non-judicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a

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remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


BANKRUPTCY LAWS

    Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien. Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.

    Federal bankruptcy law also may have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

    Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

    The Company's acquisition of real property, particularly real estate owned ("REO") property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sales could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property will generally be

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dependent on its receipt of rent payments under leases of the related property.
The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

    The Company may invest in Mortgage Loans which contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.


    State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


ENVIRONMENTAL RISKS

    GENERAL

    The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's

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loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

    CERCLA

    The Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several--I.E., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

    CERTAIN OTHER FEDERAL AND STATE LAWS

    Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

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    SUPERLIEN LAWS

    Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

    ADDITIONAL CONSIDERATIONS

    The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a mortgaged property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.

    ENVIRONMENTAL SITE ASSESSMENTS

    In addition to possibly allowing a lender to qualify for the innocent landowner defense (see "--Environmental Risks--CERCLA" above), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

    Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multi-family properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multi-family) first Mortgage Loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

    Under Title 111 of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                       CERTAIN PROVISIONS OF MARYLAND LAW
                      AND THE COMPANY'S CHARTER AND BYLAWS


    The following summary of certain provisions of the MGCL and of the Charter and the Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.


CERTAIN ANTI-TAKEOVER PROVISIONS

    The Charter and the Bylaws of the Company contain certain provisions that could discourage, impede or impair acquisition of control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increases the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. See "DESCRIPTION OF CAPITAL STOCK--Repurchase of Shares and Restrictions on Transfer."

STAGGERED BOARD OF DIRECTORS

    The Charter and the Bylaws divide the Board of Directors into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered three-year terms. The classification of the Board of Directors will make it more difficult for stockholders to change the composition of the Board of Directors because only a minority of the directors can be elected at once. The Company believes, however, that the staggered Board of Directors will help to ensure continuity and stability of the Company's management and policies. The classification provisions could also discourage a third party from accumulating the Company's stock or attempting to obtain control of the Company, even though this attempt might be beneficial to the Company and some, or a majority, of its stockholders. Accordingly, under certain circumstances stockholders could be deprived of opportunities to sell their shares of Common Stock at a higher price than might otherwise be available.

NUMBER OF DIRECTORS, REMOVAL, FILLING VACANCIES


    The Charter and Bylaws provide that the number of directors will be five, a majority of whom will at all times be Independent Directors, and may be changed by a majority of the entire Board of Directors. In addition, the Bylaws provide that, unless the Board of Directors otherwise determines, any vacancies may be filled by a majority of the remaining directors, though less than a quorum, except vacancies created by the increase in the number of directors, which only may be filled by a majority of the entire Board of Directors. Accordingly, the Board of Directors could temporarily prevent any stockholder from enlarging the Board of Directors and filling the new directorship with such stockholder's own nominees. The Charter provides that, subject to the rights of any class or series separately to elect one or more directors, directors may be removed only for cause upon the affirmative vote of a majority of holders of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.


ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

    The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders of the Company (the "Stockholders Notice Procedure"). The Bylaws provide that (i) only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice containing specified information to the Secretary of the Company prior to the meeting, at which directors are to be elected, will be eligible for election as directors of the Company, and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by or at the direction of, the Chairman or the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in the Company's Proxy Statement under the Commission's Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting. The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Charter and the Bylaws do not give the Board of Directors power to block stockholder nominations for the election of directors or proposals for action, they may have the effect of discouraging stockholders from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposals, without regard to the merits of such slate or proposals.

RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY

    The Charter provides that the Board of Directors may create and authorize the Company to issue rights entitling the holders thereof to purchase from the Company shares of capital stock or other securities or property. The times at which and terms upon which such rights are to be issued are within the discretion of the Board of Directors. The provision is intended to confirm the Board of Directors' authority to issue share purchase rights which could have terms that would impede a merger, tender offer or other takeover attempt, or other rights to purchase securities of the Company or any other entity.

INDEMNIFICATION

    The Company's Charter obligates the Company to indemnify its directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As permitted by the MGCL, the Company's Charter obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law.

LIMITATION OF LIABILITY

    The MGCL permits the Charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and to its stockholders for money damages, except to the extent that
(i) it is proved that the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law as amended or interpreted.

BUSINESS COMBINATIONS

    Under Section 3-603(c) of the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation which, at any time within the two-year period prior to the date in question, beneficially owned 10% or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, or by an affiliate or associate of the Interested Stockholder, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. By resolution of the Board of Directors, dated November 7, 1997, the several mutual funds advised by Franklin Mutual Advisers Inc. (each, a "Fund" and, together, the "Funds") who have participated in the Private Placement and their Affiliates have been irrevocably exempted from Section 3-603(c) of the MGCL.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by such a person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. "Control shares" do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to "control shares."

    A person who has made or proposes to make a "control share acquisition," upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the "control shares" (except those for which voting rights have previously been approved) for fair value determined, without regard to absence of voting rights, as of the date of the last "control share acquisition" or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock, as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the "control share acquisition," and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of "control share acquisitions."

    The "control share acquisition" statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a provision of the charter or bylaws of the corporation adopted prior to the acquisition of the shares. The Company has adopted a provision in its Bylaws that exempts the Company's shares of Common Stock from application of the "control shares acquisition" statute. No assurance can be given, however, that such Bylaw provision may not removed at any time by amendment of the Bylaws.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    The Charter provides that the Company may issue up to 100,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock, par value $.001, and 25,000,000 shares of Preferred Stock, par value $.01 (the "Preferred Stock"). Upon completion of the Offering, 19,353,333 shares of Common Stock will be issued and outstanding (or 21,603,333 shares if the Underwriters' over-allotment option is exercised in full), and 2,066,666 shares of Common Stock will be reserved pursuant to the Stock Incentive Plan for issuance upon exercise of options and grants of deferred Common Stock, and no Preferred Stock will be issued and outstanding.


COMMON STOCK


    All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive distributions if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to make quarterly distributions.


    Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for a candidate.

PREFERRED STOCK

    Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding. The Charter provides that the Board of Directors may classify or reclassify any unissued capital stock from time to time. Thus, the Company may in the future increase the number of authorized shares of Preferred Stock.

REGISTRATION RIGHTS

    The Company has agreed that it will file and use its best efforts to have declared a resale registration statement covering the sale of the shares sold in the Private Placement. The Company has agreed with certain officers and directors and certain other stockholders holding an aggregate of 4,347,333 shares of Common Stock that it shall keep the resale registration statement effective until such time as sales may be made in reliance on Rule 144(k) under the Securities Act. See "PRIVATE PLACEMENT."

STANDSTILL AGREEMENT

    Each of the Funds has agreed with respect to any shares of Common Stock owned or purchased by any of the Funds aggregating in excess of 9.8% of the outstanding voting stock of the Company (the "Excess Shares"), for so long as such shares shall be deemed Excess Shares (the "Standstill Period"): (a) not to solicit proxies from stockholders of the Company, the power to vote, become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of the Exchange Act), with respect to the Company, or make a communication referred to in Rule 14a-1(l)(2)(iv) of the Exchange Act in connection with any election contest or other vote by stockholders of the Company that is contrary to or is opposed to the position of the Board of Directors or management of the Company, subject to certain restrictions; (b) not to seek or vote for the removal of any member of or the election of any person to the Board of Directors of the Company, except removal "for cause," within the contemplation of the MGCL; (c) not to seek or vote for the replacement of the Manager or any change in the terms of the Management Agreement, unless such proposed change or removal is "for cause," as defined in the Management Agreement; (d) not to call or seek to have called any meeting of the stockholders of the Company; (e) not to otherwise act, alone or in concert with others to (i) solicit, propose, seek to effect or negotiate with any other person with respect to (A) any business combination with the Company or (B) any restructuring, recapitalization or similar transaction of the Company, (ii) solicit, propose, seek to effect or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any voting securities of the Company,
(iii) disclose an intent, purpose, plan or proposal with respect to the Company or any voting securities of the Company otherwise prohibited by these provisions, or (iv) assist, participate in, facilitate or solicit any effort or attempt by any person to do or seek any of the foregoing; and (f) not to form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the matters described in clauses (a) through (e) above.

    The Standstill Period shall terminate upon a change of control of the Company (as defined in the purchase agreement among the Company and the Funds) or if Michael L. Smirlock shall no longer serve as Chief Executive Officer and a Director of the Company and the Manager.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

    Two of the requirements of qualification for the tax benefits afforded by the REIT Provisions of the Code are that (i) during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals (the "5/50 Rule") and (ii) there must be at least 100 stockholders during 335 days of each taxable year of 12 months.

    So that the Company may meet these requirements at all times, the Charter prohibits any person from acquiring or holding, directly or indirectly, shares of Common Stock in excess of 9.8% in value of the aggregate of the outstanding shares of Common Stock or in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company. For this purpose, the term "ownership" is defined in accordance with the REIT Provisions of the Code and the constructive ownership provisions of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The Board of Directors has waived the Ownership Limit for the Funds and their Affiliates.

    For purposes of the 5/50 Rule, the constructive ownership provisions applicable under Section 544 of the Code attribute ownership of securities owned by a corporation, partnership, estate or trust proportion-ately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members and partners to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (I.E., "reattribution"). Thus, for purposes of determining whether a person holds shares of Common Stock in violation of the ownership limitation set forth in the Charter, many types of entities may own directly more than the 9.8% limit because such entities' shares are attributed to its individual stockholders. On the other hand, a person will be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of Common Stock attributed to such person under the attribution rules described above. Accordingly, under certain circumstances, shares of Common Stock owned by a person who individually owns less than 9.8% of the shares outstanding nevertheless may be in violation of the ownership limitations set forth in the Charter. Ownership of shares of the Company's Common Stock through such attribution is generally referred to as constructive ownership. The 100 stockholder test is determined by actual, and not constructive, ownership. It is contemplated that, following the Offering, the Company will have greater than 100 stockholders of record.

    The Charter further provides that any transfer of shares of Common Stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, or (b) from and after the earlier of January 1, 1998 and the date of closing of the sale of Common Stock pursuant to the Offering (the "One Hundred Stockholder Date"), result in the shares of stock being beneficially owned (within the meaning Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the "purported transferee") will acquire no rights to such shares. Any purported transfer of shares that would result in a person owning (directly or constructively) shares in excess of the Ownership Limit (except as otherwise waived by the Board of Directors) due to the unenforceability of the transfer restrictions set forth above will constitute "Excess Securities." Excess Securities will automatically be deemed to have been transferred by operation of law to a trust to be established by the Company for the exclusive benefit of a charitable organization, until such time as the trustee of the trust, which shall be a banking institution designated as trustee by the Company, which is unaffiliated with either the Company or the purported transferee, retransfers the Excess Securities. Subject to the Ownership Limit, Excess Securities may be transferred by the trust to any person (if such transfer would not result in Excess Securities) at a price not to exceed the price paid by the purported transferee, the fair market value of the Excess Securities on the date of the purported transfer), at which point the Excess Securities will automatically cease to be Excess Securities. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."


    Subject to certain limitations, the Board of Directors may increase or decrease the Ownership Limit. In addition, to the extent consistent with the REIT Provisions of the Code, the Board of Directors has the right, in its sole discretion, pursuant to the Company's Charter to waive the Ownership Limit for, and at the request of, a purchaser of the Common Stock. In connection with any such waiver, the Company may require that the stockholder requesting such a waiver enter into an agreement with the Company providing for the repurchase by the Company of shares from the stockholder under certain circumstances to ensure compliance with the REIT Provisions of the Code. Such repurchase would be at fair market value as set forth in the agreement between the Company and such stockholder. The consideration received by the stockholder in such repurchase might be characterized as the receipt by the stockholder of a dividend from the Company, and any stockholder entering into such an agreement with the Company should consult its tax advisor in connection with its entering into such an agreement.


    Prior to the Offering, as part of the Private Placement, the Company received commitments to purchase 3,333,333 shares of Common Stock from the Funds. See "PRIVATE PLACEMENT." The Board of Directors has waived the Ownership Limit for the Funds and their Affiliates and the Funds have entered into an agreement with the Company which imposes certain restrictions on the sale and transfer of the shares held, beneficially or constructively, by the Funds. The Funds have agreed not to acquire more than 17.5% of the Company's outstanding shares of Common Stock. This waiver of the Ownership Limit applies only to the Funds and their Affiliates. Any subsequent transferee of the shares held by the Funds and their Affiliates will be subject to the Ownership Limit, unless specifically exempted by the Company's Board of Directors.

    Every owner of more than five percent (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of the Company's stock, within 30 days after the end of each taxable year, is required by the Company's Charter to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock of the Company beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.

    The provisions described above may inhibit market activity and the resulting opportunity for the holders of the Company's Common Stock to receive a premium for their shares or warrants that might otherwise exist in the absence of such provisions. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of Common Stock.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services LLC.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this Offering, there has been no public market for the Common Stock of the Company. Sales of a substantial number of shares of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock prevailing from time to time and could impair the Company's future ability to raise capital through an offering of equity securities.

    Upon the closing of the Offering, the Company will have reserved for issuance upon exercise of options 2,066,666 shares of Common Stock. The 15,000,000 shares of Common Stock issued in the Offering will be freely tradable by persons other than "affiliates" of the Company, as that term is defined under the Securities Act ("Affiliates"), of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Charter. See "DESCRIPTION OF CAPITAL STOCK--Repurchase of Shares and Restrictions on Transfer."

    In general, pursuant to Rule 144 under the Securities Act as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales pursuant to Rule 144 under the Securities Act also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) under the Securities Act without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    The 4,347,333 shares of Common Stock sold in the Private Placement are "restricted securities" for purposes of Rule 144 under the Securities Act. However, the Company will file and seek to have declared effective a resale registration statement covering the sale of such shares in the public market. See "DESCRIPTION OF CAPITAL STOCK--Registration Rights." Following expiration of the applicable lock-up restrictions discussed in "UNDERWRITING," these shares will be available for sale in the public market, subject to Rule 144 manner of sale and volume limitations in the case of Affiliates. See "PRIVATE PLACEMENT."

    At the closing of the Offering, options to purchase 800,000 shares of Common Stock will be outstanding (890,000 shares of Common Stock if the over-allotment option is exercised). Shortly after the Offering, the Company intends to file a Registration Statement on Form S-8 under the Securities Act covering shares of Common Stock reserved for issuance under the Company's Stock Incentive Plan. Shares of Common Stock issued upon exercise of options under the Registration Statement on Form S-8 will be available for sale in the public market, subject to Rule 144 manner of sale and volume limitations in the case of Affiliates and subject to any lock-up restrictions discussed in "UNDERWRITING." The Company has also granted 400,000 shares of deferred Common Stock to certain of its directors and officers.

                                  UNDERWRITING

    The underwriters of the Offering of the Common Stock (the "Underwriters"), for whom Bear, Stearns & Co. Inc., Friedman, Billings, Ramsey & Co., Inc., EVEREN Securities, Inc. and Stifel, Nicolaus & Company, Incorporated are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") (the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part), to purchase from the Company the aggregate number of shares of Common Stock set forth opposite their name below:


                                                                                   NUMBER OF
UNDERWRITER                                                                          SHARES
--------------------------------------------------------------------------------  ------------
Bear, Stearns & Co. Inc. .......................................................
Friedman, Billings, Ramsey & Co., Inc...........................................
EVEREN Securities, Inc..........................................................
Stifel, Nicolaus & Company, Incorporated........................................

                                                                                  ------------
Total...........................................................................    15,000,000
                                                                                  ------------
                                                                                  ------------


    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that, if any of the foregoing shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all such shares must be so purchased. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

    The Company has been advised that the Underwriters propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover of this Prospectus and to certain selected dealers (who may include the Underwriters) at such public offering price less a concession not to
exceed $         per share. The selected dealers may reallow a concession to
certain other dealers not to exceed $         per share. After the initial
offering to the public, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representatives.

    In order to facilitate the Offering, certain persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after the Offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Common Stock for their own account by selling more shares of Common Stock than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing shares of Common Stock in the open market or by exercising the over-allotment option granted to the Underwriters. In addition, such persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing shares of Common Stock in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the Offering are reclaimed if shares of Common Stock previously distributed in the Offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Common Stock to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

    The Company has granted the Underwriters options to purchase up to 2,250,000 additional shares of Common Stock at the public offering price less underwriting discounts and commissions set forth on the cover page of this Prospectus, solely to cover over-allotments, if any. Such options may be exercised at any time until 30 days after the date of this Prospectus. To the extent the Underwriters exercise such options, each of the Underwriters will be committed, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.

    Prior to the Offering, there has been no public market for the Common Stock. Consequently, the public offering price was determined by negotiation between the Company and the Underwriters. Among the factors considered in such negotiations were the nature of the Company's business, its prospects and management, and the general conditions of the securities markets at the time of the Offering. There can be no assurance, however, that the prices at which the shares will sell in the public market after the Offering will not be lower than the price at which they are sold by the Underwriters. The Company's Common Stock has been approved for listing on the NYSE, subject to official notice of issuance.

    The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.


    In connection with the Offering, the Company, its officers and directors and certain other stockholders who have purchased an aggregate of 1,014,000 shares of Common Stock in the Private Placement have agreed that they will not, directly or indirectly, offer, pledge, sell, offer to sell, contract to sell or grant any option to purchase or otherwise sell or dispose (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or other capital stock or securities exchangeable or exercisable for, or convertible into, shares of Common Stock or other capital stock for a period of 180 days after the date of this Prospectus, except (i) with the prior written consent of Bear Stearns, on behalf of the Underwriters, and (ii) in the case of the Company, for issuances under the terms of the Stock Incentive Plan or the Dividend Reinvestment Plan. The Funds have agreed to the same restrictions as to their 3,333,333 shares of Common Stock for a period of 90 days.


    Frederick N. Khedouri, a proposed Director of the Company and a Senior Managing Director of Bear Stearns, one of the Representatives, has committed to purchase 10,000 shares at the initial public offering price in the Private Placement.

                               PRIVATE PLACEMENT

    The Company received commitments on September 15, 1997 for the purchase, in a private placement, of 1,014,000 shares of Common Stock at the initial public offering price from certain officers, directors, proposed directors, employees and Affiliates of the Company and the Manager. On November 7, 1997, the Company received commitments from the Funds for the purchase, in a private placement, of 3,333,333 shares of Common Stock at the initial public offering price. In connection with their purchase, the Funds entered into an agreement with the Company providing for, among other things, certain restrictions on the sale and transfer of the shares held, beneficially or constructively, by the Funds. See "DESCRIPTION OF CAPITAL STOCK."

    Consummation of such transactions (the "Private Placement") is contingent only upon and will occur simultaneous with the closing of the Offering. The shares sold in the Private Placement were sold without registration under the Securities Act, in reliance on the exemption provided by Section 4(2) thereof.

    The Company has agreed that it will file and use its best efforts to have declared effective a resale registration statement covering the sale of the shares purchased in the Private Placement. These shares will be subject to certain lock-up restrictions as described in "UNDERWRITING" but will be available for public sale following expiration of such restrictions.


    The Company has been informed by the Affiliated Funds that the Affiliated Funds currently are negotiating the terms of the Total Return Swap with a broker-dealer which would provide that the Affiliated Funds bear the economic benefit and risk of directly holding 666,666 shares of the Company's Common Stock. Such shares will be sold by the Company to such broker-dealer in a private placement without registration under the Securities Act.


                                 LEGAL MATTERS


    Certain legal matters will be passed upon for the Company by Stroock & Stroock & Lavan LLP, New York, New York, and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Certain matters relating to Maryland law have been passed upon for the Company by Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland. Certain tax matters have been passed upon by Stroock & Stroock & Lavan LLP, New York, New York, as Special Tax Counsel.


                                    EXPERTS

    The statement of financial condition of the Company as of September 25, 1997, included in this Prospectus is included in reliance on the report of Deloitte & Touche LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement (of which this Prospectus forms a part) under the Securities Act with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by the Company can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov. Application has been made to list the Company's Common Stock on the NYSE. Reports and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

    The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                    GLOSSARY

    As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

    "Acceleration Event" means any of the following circumstances in which the awards granted under the Stock Incentive Plan generally become immediately vested and exercisable: (i) upon the occurrence of special circumstances determined in the opinion of the Board of Directors of the Company to merit special consideration, (ii) upon a termination by the Company of the holder's employment or service without cause (as defined in the Stock Incentive Plan),
(iii) in the case of an employee or director of the Manager, if the Management Agreement terminates without the occurrence of a Termination Event (as defined in the Stock Incentive Plan), or (iv) upon a Change of Control (as defined in the Stock Incentive Plan) of the Company, except that vesting and exercisability in the event of such a Change of Control shall be limited to the extent necessary, and shall occur as soon as permissible under GAAP, to permit pooling of interests accounting treatment if such treatment is desired.

    "ADA" means the Americans with Disabilities Act of 1990.

    "Advisers Act" means the Investment Advisers Act of 1940, as amended.

    "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities.

    "Affiliated Funds" means the private investment funds advised by the Manager which invest in Mortgage Assets.

    "Agency Certificates" means FHLMC Certificates, FNMA Certificates and GNMA Certificates.

    "Appaloosa" means Appaloosa Management L.P.

    "ARM" means a Mortgage Loan or any mortgage loan underlying a Mortgage Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic and lifetime interest rate and/or payment caps.

    "Average Market Price" means the average of the daily high and low sales prices, computed to seven decimal places, of the Company's Common Stock on the NYSE, as reported in THE WALL STREET JOURNAL, during the pricing period (the ten days on which the NYSE is open and for which trades in the Company's Common Stock are reported immediately preceding the relevant investment date).

    "Average Market Price for Cash Purchases" means the average of the daily high and low sale prices, computed to seven decimal places, of the Company's Common Stock as reported on the NYSE during the twelve trading days prior to the date scheduled for investment of Cash Purchases for that month.


    "Average Market Price for Distribution Reinvestments" means the average of the daily high and low sale prices, computed to seven decimal places, of the shares of the Company's Common Stock as reported on the NYSE on the Distribution Reinvestment Date.


    "Average Stockholders' Equity" means, for any period, stockholders' equity, calculated in accordance with GAAP, excluding any mark-to-market adjustments of the investment portfolio.

    "Bear Stearns" means Bear, Stearns & Co. Inc., one of the Representatives.

    "Beneficial Owner" means a stockholder who beneficially owns shares of the Company's Common Stock that are registered in a name other than such stockholder's name.

    "Board of Directors" means the Board of Directors of the Company.

    "Bylaws" means the Bylaws, as amended, of the Company.

    "Cash Purchases" means the opportunity to make monthly investments in the Company's Common Stock through optional cash purchases subject to a $250 minimum and a $5,000 maximum per month.

    "CERCLA" means the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "Charter" means the Articles of Incorporation, as amended, of the Company.

    "CMOs" means fixed- or adjustable-rate debt obligations (bonds) that are collateralized by Mortgage Loans or other Mortgage Assets. Such bonds may be issued by U.S. government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination which are characteristics designed for the investment objectives of different bond purchasers.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commission" means the Securities and Exchange Commission.

    "Commitments" means commitments issued by the Company which will obligate the Company to purchase Mortgage Assets from, or sell them to, the holders of the commitment for a specified period of time, in a specified aggregate principal amount and at a specified price.

    "Common Stock" means shares of the Company's common stock, $.001 par value per share.

    "Company" means LASER Mortgage Management, Inc., a Maryland corporation.

    "control shares" means voting shares of stock which, if aggregated with all other shares of stock owned by such person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power.

    "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to "control shares."

    "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

    "dealer property" means assets such as Mortgage Securities that the Company creates through securitization of Mortgage Loans or Mortgage Assets or hedging instruments in which any of the profits made from selling such assets would be subject to tax at the rate of 100% as income from prohibited transactions.


    "Distribution Record Date" means the date on which the Company makes a distribution.



    "Distribution Reinvestment Date" means the date that distributions shall be reinvested as soon as practicable after the Distribution Record Date.


    "DOL" means the U.S. Department of Labor.

    "DRP" means the Dividend Reinvestment Plan adopted by the Company.

    "11th District Index" means the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "excess inclusion" means taxable income that is generated by the Mortgage Assets constituting a "taxable mortgage pool" under regulations to be issued by the Treasury Department.

    "Excess Securities" means shares of the Company owned by a person (directly or indirectly) in excess of the Ownership Limit due to the unenforceability of transfer restrictions.

    "Excess Shares" means any shares of Common Stock owned or purchased by any of the Funds aggregating in excess of 9.8% of the outstanding voting stock of the Company.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

    "FASIT" means a Financial Asset Securitization Investment Trust.

    "FHA" means the U.S. Federal Housing Administration.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FHLMC Certificates" means mortgage participation certificates issued by FHLMC, either in certificated or book-entry form. An FHLMC ARM Certificate is an FHLMC Certificate collateralized by adjustable-rate FHLMC Certificates.

    "55% Requirement" means the requirement under the Investment Company Act that the Company must, among other things, maintain at least 55% of its assets in Qualifying Interests in order to qualify for the Investment Company Act exemption.

    "5/50 Rule" means that, for the Company to maintain its qualification as a REIT, during the last half of each taxable year, not more than 50% in value of its outstanding shares may be owned directly or indirectly by five or fewer individuals.

    "Funds" means the several mutual funds advised by Franklin Mutual Advisers Inc. purchasing in the Private Placement.

    "FNMA" means the Federal National Mortgage Association.

    "FNMA Certificates" means guaranteed mortgage-pass-through certificates issued by FNMA either in certified or book-entry form. An FNMA ARM Certificate is an FNMA Certificate collateralized by adjustable-rate FNMA Certificates.

    "GAAP" means generally accepted accounting principles.

    "GAAP income" means income calculated according to GAAP.


    "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.


    "GNMA" means the Government National Mortgage Association.

    "GNMA Certificates" means fully modified pass-through mortgage backed certificates guaranteed by GNMA and issued either in certificated or book-entry form. A GNMA ARM Certificate is a GNMA Certificate collateralized by adjustable-rate GNMA Certificates.

    "GSAM" means Goldman Sachs Asset Management.


    "haircut" means the over-collateralization amount required by a lender in connection with a collateralized borrowing.


    "HUD" means the Department of Housing and Urban Development.

    "Independent Directors" means those directors that are not affiliated, directly, or indirectly, with the Company or the Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Company or the Manager or an affiliated business entity of the Company or the Manager.

    "Interest in Real Property" means an interest in Mortgage Loans or land and improvements thereon, such as buildings or other inherently permanent structures, a leasehold of real property, and an option to acquire real property.

    "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of the Company's shares or an affiliate or associate of the Company which, at any time within the two-year period prior to the date in question, beneficially owned 10% or more of the voting power of the Company's shares.

    "Inverse IOs" means IOs that bear interest at a floating rate that varies inversely with (and often at a multiple of ) changes in a specified index.

    "Investment Company Act" means the Investment Company Act of 1940, as amended.

    "IRAs" means Individual Retirement Accounts.

    "Interest-only security" or "IO" means a type of Mortgage Security which receives a portion of the interest payments from an underlying pool of Mortgage Loans but will receive little or no principal payments and hence will have little or no face value.


    "junk bonds" means non-investment grade high yield corporate debt.


    "1996 Lender Liability Act" means the Lender Liability and Deposit Insurance Act of 1996.

    "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain fees.

    "Manager" means Laser Advisers Inc., a Delaware corporation.

    "margin call" means additional collateral that the Company would be required to deposit due to potential reverse repurchase and dollar roll agreements.

    "Master Servicer" means an entity that will administer and supervise the performance by servicers of the duties and responsibilities under Servicing Agreements in respect of the collateral for a series of Mortgage Securities.

    "MGCL" means the Maryland General Corporation Law.

    "Mortgage Assets" means (i) Mortgage Securities and (ii) Mortgage Loans.

    "Mortgage Derivatives" means Mortgage Securities which provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans.

    "Mortgage Loans" means mortgage loans secured by first or second liens on single-family residential, multi-family residential, commercial or other real property.

    "Mortgage Securities" means (i) Pass-Through Certificates, (ii) CMOs, and
(iii) other securities representing interests in, or obligations backed by, pools of Mortgage Loans.

    "Mortgage Seller" means entities such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders which sell Mortgage Loans.

    "Net Income" means the taxable income of the Company within the meaning of the Code, less capital gains and capital appreciation included in taxable income, but before the Manager's fees and before deduction of dividends paid.


    "1996 Lender Liability Act" means the Lender Liability and Deposit Insurance Act of 1996.

    "95% Distribution Requirement" means the requirement of the Company to distribute 95% of its net taxable income annually (excluding any net capital gain and certain non-cash income) in order to avoid corporate income taxation of the earnings that it distributes.

    "95% Gross Income Test" means the requirement for each taxable year that at least 95% of the Company's gross income for each taxable year must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified Real Estate Assets or "qualified temporary investment income" (I.E., income derived from "new capital" within one year of the receipt of such capital), dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap or cap agreements, options, forward rate agreements, and similar financial instruments entered into to reduce the interest rate risk with respect to debt incurred to acquire Qualified Real Estate Assets) not held for sale in the ordinary course of business.

    "Non-ERISA Plan" means an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

    "Non-U.S. stockholders" means nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders

    "NYSE" means the New York Stock Exchange.

    "Offering" means the initial public offering of the Company's Common Stock pursuant to this Prospectus.

    "OID" means, with respect to a debt instrument, the excess of its stated redemption price at maturity over its issue price; provided that such excess is more than a defined DE MINIMIS amount.

    "One Hundred Stockholder Date" means the earlier of (i) January 1, 1998 and
(ii) the date of closing of the sale of Common Stock pursuant to the Offering.


    "Order" means the order of the Commission issued on November 29, 1993 pursuant to Sections 203(f) , 203(k) and 206(2) of the Advisers Act in connection with certain securities transactions executed between December 1992 and February 1993 while Mr. Smirlock was Chief Investment Officer for Goldman Sachs Asset Management.


    "Ownership Limit" means the limit set forth by the Charter of the Company which prohibits direct or indirect ownership by any person of more than 9.8% of the number of outstanding shares of Common Stock.

    "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinate Interests evidencing undivided ownership interests in a pool of Mortgage Loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying Mortgage Loans in accordance with the holders' respective, undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family residential, multi-family residential, commercial and/or other real property.

    "passive activity losses" means losses like those from certain types of limited partnerships in which a U.S. stockholder is a limited partner.

    "phantom income" means that the Company's investment in Subordinate Interests and certain types of Mortgage Securities may cause it under certain circumstances to recognize taxable income in excess of its economic income.

    "Plan Administrator" means The Chase Manhattan Bank.

    "Plan Asset Regulations " means regulations of the DOL defining "plan assets."

    "Plan" means any pension, profit-sharing or other employee benefit plan subject to Title I of ERISA.

    "Preferred Stock" means the Company's preferred stock, par value $0.01.

    "Principal-only Derivative," or "PO"' means a type of Mortgage Security which receives only principal payments.

    "Private Placement" means the consummation of the transactions described herein under the caption "PRIVATE PLACEMENT."

    "Privately-Issued Certificates" means privately-issued Pass-Through Certificates issued by a third party issuer which is not an Agency Certificate.

    "prohibited transaction" means a transaction involving a sale of dealer property, other than foreclosure property.

    "Prospectus" means this Prospectus.

    "purported transfer" means any transfer of shares of capital stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being beneficially owned by fewer than 100 persons or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code.

    "purported transferee" means any intended transferee of a purported transfer.

    "Qualified Real Estate Assets" means real estate assets of the type described in Section 856(c)(6)(B) of the Code.

    "Qualified REIT Subsidiaries" means subsidiaries that meet the requirements under the REIT Provisions of the Code.

    "Qualifying Interests" means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

    "Rating Agencies" means the nationally recognized rating agencies.

    "REIT" means Real Estate Investment Trust.

    "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

    "REMIC" means real estate mortgage investment conduit.

    "REO" means real estate owned property.

    "Representatives" means Bear, Stearns & Co. Inc., Friedman, Billings, Ramsey & Co., Inc., EVEREN Securities, Inc. and Stifel, Nicolaus & Company, Incorporated.

    "Return on Average Stockholders' Equity" means an amount calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Stockholders' Equity for the quarter.


    "Securities Act" means the Securities Act of 1933, as amended.


    "Service" means the Internal Revenue Service.


    "70% Asset Group" is comprised of (i) securities which are rated within one of the two highest rating categories by one of the Rating Agencies or (ii) securities which are unrated but are guaranteed by the U.S. government or any agency or instrumentality thereof and (iii) Mortgage Loans to borrowers who would otherwise meet FHLMC, FNMA or GNMA guidelines, except with respect to the size of the loans.


    "75% Asset Test" means at the close of each quarter of each taxable year that at least 75% of the value of the Company's total assets must consist of Interests in Real Property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the

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associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), shares of other REITs, government securities, temporary investments in stock or debt instruments closing the one year period following the Company's receipt of certain new capital cash and cash items.

    "75% Gross Income Test" means for each taxable year that at least 75% of the Company's gross income must be derived from certain specified real estate sources including interest income on Mortgage Loans and gain from the disposition of Qualified Real Estate Assets or "qualified temporary investment income," I.E., income derived from "new capital" within one year of the receipt of such capital.

    "SIP Participant" means all employees and directors of, and consultants to, the Company, as well as all employees and directors of the Manager, eligible to receive awards under the Stock Incentive Plan.

    "Special Tax Counsel" means the law firm of Stroock & Stroock & Lavan LLP.

    "Standstill Period" means the period so long as any shares of Common Stock owned or purchased by any of the Funds shall be deemed Excess Shares.

    "Stock Incentive Plan" means the stock incentive plan adopted by the Company.

    "Stockholder of Record" means a stockholder who owns shares of the Company's Common Stock in his or its own name.

    "Stockholders Notice Procedure" means the advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders of the Company established in the Bylaws.

    "Sub IO" means a subordinated interest-only security.

    "Subordinate Interests" means a class of Mortgage Securities that is junior to other classes of Mortgage Securities in the right to receive payments from the underlying Mortgage Loans.

    "Taxable Income" means for any year the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from foreclosure property) subject to certain adjustments provided in the REIT Provisions of the Code.

    "taxable mortgage pool" means a REIT that incurs debt obligations with two or more maturities and which are secured by assets such as the Mortgage Assets.

    "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.


    "30% Asset Group" is comprised of the remainder of the Company's total assets, which are expected to consist of Mortgage Loans not included in the 70% Asset Group, retained Subordinate Interests and fixed-income securities that are primarily Qualified Real Estate Assets but also will include non-investment grade high yield corporate debt.


    "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.


    "Total Return Swap" means the total rate of return swap currently being negotiated by the Affiliated Funds with a broker-dealer which would provide that the Affiliated Funds bear the economic benefit and risk of directly holding 400,000 shares of the Company's Common Stock.


    "UBTI" means "unrelated business taxable income" as defined in Section 512 of the Code.

    "UBTI Percentage" means that, in certain circumstances, a pension trust that owns more than 10% of the Company's stock is required to treat a percentage of the dividends from the Company as UBTI.

    "UCC" means the Uniform Commercial Code.

    "Underwriters" means the underwriters named in this Prospectus acting as underwriters of the Offering.

    "Underwriting Agreement" means the underwriting agreement by and among the Company and the Representatives on behalf of the Underwriters.

    "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

    "yield curve" means the relationship between short-term and long-term interest rates.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
LASER Mortgage Management, Inc.

We have audited the accompanying statement of financial condition of LASER Mortgage Management, Inc. (the "Company") as of September 25, 1997. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opionion.

In our opinion, the statement of financial condition presents fairly, in all material respects, the financial position of LASER Mortgage Management, Inc. as of September 25, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
New York, New York
September 26, 1997, except for Note 5, dated November 7, 1997

                        LASER MORTGAGE MANAGEMENT, INC.

                        STATEMENT OF FINANCIAL CONDITION

                               SEPTEMBER 25, 1997


Asset

Cash...............................................................................  $  15,005
                                                                                     ---------
                                                                                     ---------

Stockholders' equity

  Common Stock, par value $.001 per share, authorized 75,000,000 shares; 6,000 shares issued and outstanding; Preferred Stock, par value $.01 per share,
    authorized 25,000,000 shares; no shares issued and outstanding.................  $       6

Additional paid-in capital.........................................................     14,999
                                                                                     ---------

Total stockholders' equity.........................................................  $  15,005
                                                                                     ---------
                                                                                     ---------


           See accompanying Notes to Statement of Financial Condition

                        LASER MORTGAGE MANAGEMENT, INC.

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 1. ORGANIZATION

    LASER Mortgage Management, Inc. (the "Company") was incorporated in Maryland on September 3, 1997 but has had no operations to date other than matters relating to its organization and the issuance of 6,000 shares of Common Stock, par value $.001 per share ("Common Stock"), to its initial stockholder.


    The Company is a newly organized specialty finance company that will invest primarily in mortgage-backed securities and mortgage loans. The mortgage-backed securities will include mortgage pass-through certificates, collateralized mortgage obligations and other securities representing interests in, or obligations backed by, pools of mortgage loans. The mortgage loans will be secured by first or second liens on single-family residential, multi-family residential, commercial or other real property.


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The books and records of the Company are maintained on an accrual basis, in accordance with generally accepted accounting principles.

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results may differ from those estimates.

INCOME TAXES

    The Company intends to elect to be taxed as a real estate investment trust (a "REIT") and to comply with the provisions of the Internal Revenue Code of 1986, as amended, with respect thereto. Accordingly, the Company will not be subject to Federal income tax to the extent of its distributions to stockholders.

PROFIT AND LOSS ALLOCATIONS AND DISTRIBUTIONS


    As a REIT, the Company intends to distribute substantially all its taxable income to stockholders each year. The Company intends to make regular quarterly distributions.


NOTE 3. FEES

ORGANIZATIONAL, OFFERING, GENERAL AND ADMINISTRATIVE COSTS

    The Company will be required to pay all of its organizational and offering expenses.

NOTE 4. RELATED PARTIES

    The day-to-day business and investment affairs of the Company will be managed by LASER Advisers Inc. ("LASER Advisers"), an investment adviser registered under the Investment Advisers Act of 1940, as amended, subject to the supervision of the Company's Board of Directors and pursuant to a management agreement between the Company and LASER Advisers (the "Management Agreement").

    Under the Management Agreement, the Company will pay LASER Advisers: (i) an annual base management fee equal to 1.0% of the first $500 million of average stockholders' equity, plus 0.8% of the next $500 million of average stockholders' equity, plus 0.6% of average stockholders' equity exceeding $1 billion and (ii) a quarterly incentive fee in an amount equal to 20% of the net income of the Company for

                        LASER MORTGAGE MANAGEMENT, INC.

NOTE 4. RELATED PARTIES (CONTINUED)
the preceding fiscal quarter (less capital gains and capital appreciation included in taxable income, but before LASER Advisers' incentive fee and before deduction of dividends paid) in excess of the amount that would produce an annualized return on average stockholders' equity for such fiscal quarter equal to the Ten-Year Treasury Rate plus 1%.

    The Company and LASER Advisers will share office space. The officers of the Company are also officers of LASER Advisers. Messrs. Michael L. Smirlock and David A. Tepper, directors of the Company, together own all of the equity of LASER Advisers.

    The Company received commitments on September 15, 1997 for the purchase, in a private placement, of 1,014,000 shares of Common Stock at the inital public offering price from certain officers, directors, proposed directors, employees and Affiliates of the Company and the Manager.

NOTE 5. SUBSEQUENT EVENT

    The Company received commitments on November 7, 1997 from several mutual funds under common management (each, a "Fund" and together, the "Funds") for the purchase, in a private placement, of 3,333,333 shares of Common Stock. In connection with their purchase, the Funds entered into an agreement with the Company providing for, among other things, certain restrictions on the sale and transfer of the shares held, beneficially or constructively, by the Funds.

                                   APPENDIX A

                            PAST PERFORMANCE RESULTS

    The Manager acts as (i) the general partner of one fund ("Fund A"), and (ii) the investment adviser to three funds ("Fund B," "Fund C" and "Fund D") and a master fund (the "Master Fund" and, together with Funds A, B, C and D, collectively, the "Affiliated Funds"). Prior to the formation of the Manager, the investment management professionals of the Manager managed the investment accounts of the Affiliated Funds at Appaloosa, which was then the general partner of Fund A and the investment adviser to Funds B, C and D and the Master Fund.

    Substantially all of the assets of Funds A, B, C and D are invested, directly or indirectly, in the Master Fund whose sole purpose is to serve as a "master" trading vehicle for the other Affiliated Funds. As a result, the investment objective and activities of Funds A, B, C and D are, and have been since the formation of the Master Fund, substantially identical.

    The Master Fund currently has, and the Manager currently manages, in the Affiliated Funds over $300 million of capital invested primarily in $3.9 billion of Mortgage Securities, similar to those in which the Company will be investing. The Affiliated Funds have approximately 114 investors of record, some of whom, for pooled investment vehicles sold offshore, act as nominees for multiple eligible investors. This Appendix sets forth composite past performance results for these funds.


    The Manager's investment strategy with respect to the Affiliated Funds has been to create a portfolio principally of Mortgage Assets similar to those included in the 70% Asset Group that generates income while minimizing interest rate exposure. However, consistent with maintaining the Company's status as a REIT for federal income tax purposes and its exemption from registration under the Investment Company Act, certain differences will exist between the operating and investment strategy employed for these funds and the strategy which will be employed for the Company. For example, the Company's ability to actively trade and dynamically hedge will be limited by the REIT Provisions of the Code. In addition, requirements to hold Mortgage Assets to meet the 55% Requirement and the 75% Asset and Gross Income Tests will limit the Company's investment options. The costs associated with hedging in the Company are expected to be higher, which may affect gross returns.


    The Affiliated Funds have invested primarily in Pass-Through Certificates, CMOs, Mortgage Derivatives, Subordinate Interests and U.S. government fixed-income securities. See "DESCRIPTION OF PROPOSED ASSETS." The Affiliated Funds have also invested in asset-backed securities, derivative securities and other fixed-income and equity securities.

    The total returns for the Affiliated Funds and certain other information,
(i) without deduction of fees, (ii) net of fees and (iii) as adjusted to give effect to the Company's fee structure are shown below. Performance figures for a variety of relevant indices are also provided for comparative purposes.

    The following information sets forth the composite performance record of these funds for the periods indicated. The tables should be read in conjunction with the notes thereto. PAST PERFORMANCE DOES NOT GUARANTEE, AND IS NOT NECESSARILY INDICATIVE OF, FUTURE RESULTS. Prospective investors should recognize that there are certain differences between the investment policies applicable to these funds and those of the Company and that their fees and expenses also differ. Future performance of client accounts and that of the Company will differ.

    The first column presents the composite gross returns produced by the Manager since inception for the Affiliated Funds. The second column presents the actual net returns received by investors, after deduction of the fees paid to the Manager. The third column presents, on a pro forma basis, the net returns calculated with the Company's base management and incentive fees, which are less in aggregate than the fees actually paid. The next three columns present the monthly returns for three fixed-income indices. The last column is the aggregate capital under management for the Affiliated Funds.

                                           COMPOSITE RETURNS
                          ---------------------------------------------------
                                                          ADJUSTED FOR
                                                            ESTIMATED             MERRILL       LEHMAN       LIPPER
                                                           MANAGEMENT           1-2.99 YR.        MBS          ARM
MONTH                      GROSS(A)      NET(B)              FEES(C)             INDEX(D)      INDEX(E)     INDEX(F)
------------------------  -----------  -----------  -------------------------  -------------  -----------  -----------
Jul-94 (inception)......        0.04%       (0.03%)             (0.04%)               0.86%         2.00%        0.32%
Aug-94..................        1.75%        1.34%               1.47%                0.35%         0.32%        0.00%
Sep-94..................        1.86%        1.42%               1.57%               (0.23%)       (1.42%)      (0.19%)
Oct-94..................       (0.61%)      (0.56%)             (0.70%)               0.23%        (0.06%)      (0.15%)
Nov-94..................        1.02%        0.75%               0.90%               (0.45%)       (0.31%)      (0.48%)
Dec-94..................        0.06%       (0.02%)             (0.03%)               0.23%         0.80%       (0.41%)

Jan-95..................       (0.34)       (0.34%)             (0.42%)               1.39%         2.14%        0.54%
Feb-95..................        1.70%        1.29%               1.44%                1.37%         2.55%        1.01%
Mar-95..................        1.59%        1.20%               1.34%                0.56%         0.47%        0.60%
Apr-95..................        1.70%        1.29%               1.43%                0.89%         1.42%        0.65%
May-95..................        1.16%        0.86%               0.99%                1.75%         3.15%        1.04%
Jun-95..................        2.13%        1.63%               1.75%                0.54%         0.56%        0.08%

Jul-95..................        2.25%        1.59%               1.85%                0.41%         0.17%        0.23%
Aug-95..................        1.52%        1.05%               1.28%                0.60%         1.04%        0.57%
Sep-95..................        1.52%        1.05%               1.27%                0.49%         0.88%        0.26%
Oct-95..................        2.25%        1.59%               1.85%                0.84%         0.89%        0.06%
Nov-95..................        0.80%        0.51%               0.69%                0.88%         1.14%        0.65%
Dec-95..................        1.29%        0.88%               1.08%                0.77%         1.25%        0.44%

Jan-96..................        2.16%        1.53%               1.78%                0.85%         0.75%        0.65%
Feb-96..................        1.56%        1.07%               1.29%               (0.42%)       (0.83%)       0.08%
Mar-96..................        1.14%        0.76%               0.97%               (0.09%)       (0.36%)       0.17%
Apr-96..................        1.78%        1.24%               1.48%                0.08%        (0.28%)       0.28%
May-96..................        2.06%        1.45%               1.71%                0.21%        (0.29%)       0.34%
Jun-96..................        1.53%        1.06%               1.29%                0.72%         1.38%        0.57%

Jul-96..................        1.70%        1.18%               1.42%                0.39%         0.37%        0.42%
Aug-96..................        1.87%        1.31%               1.56%                0.34%         0.00%        0.37%
Sep-96..................        1.73%        1.20%               1.45%                0.91%         1.67%        0.68%
Oct-96..................        2.02%        1.42%               1.67%                1.13%         1.96%        0.75%
Nov-96..................        0.76%        0.47%               0.66%                0.77%         1.43%        0.57%
Dec-96..................        1.31%        0.89%               1.10%                0.00%        (0.52%)       0.39%

Jan-97..................        1.84%        1.29%               1.53%                0.47%         0.74%        0.44%
Feb-97..................        1.51%        1.04%               1.27%                0.23%         0.33%        0.48%
Mar-97..................        1.67%        1.16%               1.40%               (0.04%)       (0.94%)       0.31%
Apr-97..................        1.72%        1.20%               1.44%                0.82%         1.59%        0.70%
May-97..................        1.55%        1.07%               1.30%                0.68%         0.98%        0.57%
Jun-97..................        1.69%        1.17%               1.41%                0.69%         1.17%        0.58%

Jul-97..................        1.51%        1.04%               1.26%                1.10%         1.88%        0.68%
Aug-97..................        1.56%        1.08%               1.30%                0.09%        (0.24%)       0.23%
Sep-97..................        1.21%        0.81%               1.02%                0.76%         1.27%        0.55%


                           CAPITAL UNDER
MONTH                       MANAGEMENT
------------------------  ---------------
                           (IN MILLIONS)
Jul-94 (inception)......     $    39.8
Aug-94..................     $    39.8
Sep-94..................     $    40.5
Oct-94..................     $    43.1
Nov-94..................     $    42.8
Dec-94..................     $    50.5
Jan-95..................     $    43.6
Feb-95..................     $    43.4
Mar-95..................     $    43.0
Apr-95..................     $    43.2
May-95..................     $    43.9
Jun-95..................     $    49.4
Jul-95..................     $    50.6
Aug-95..................     $    56.7
Sep-95..................     $    57.6
Oct-95..................     $    56.9
Nov-95..................     $    58.0
Dec-95..................     $    53.4
Jan-96..................     $    41.9
Feb-96..................     $    47.7
Mar-96..................     $    54.5
Apr-96..................     $    56.9
May-96..................     $    59.4
Jun-96..................     $    64.9
Jul-96..................     $    80.2
Aug-96..................     $    98.5
Sep-96..................     $   105.7
Oct-96..................     $   122.3
Nov-96..................     $   154.8
Dec-96..................     $   161.4
Jan-97..................     $   199.2
Feb-97..................     $   217.9
Mar-97..................     $   244.3
Apr-97..................     $   249.0
May-97..................     $   266.2
Jun-97..................     $   276.8
Jul-97..................     $   293.0
Aug-97..................     $   310.8
Sep-97..................     $   319.5


------------------------

                    COMPOSITE HISTORICAL PERFORMANCE RECORD

                                                                     COMPOSITE RETURNS
                                                          ---------------------------------------
                                                                                    ADJUSTED FOR
                                                                                      ESTIMATED      MERRILL      LEHMAN
                                                                                     MANAGEMENT    1-2.99 YR.       MBS
                                                           GROSS(A)      NET(B)        FEES(C)      INDEX(D)     INDEX(E)
                                                          -----------  -----------  -------------  -----------  -----------
ANNUAL RETURNS
1994 Return (6 mo.).....................................        4.17%        2.92%         3.19%         0.99%        1.30%
1995 Return.............................................       19.03%       13.35%        15.53%        11.00%       16.79%
1996 Return.............................................       21.47%       14.46%        17.56%         4.98%        5.35%
1997 Return Through Sept................................       15.20%       10.30%        12.59%         4.89%        6.96%

LIFE OF FUNDS RETURNS (JULY-94--SEPT-97)
Total...................................................       73.50%       47.28%        57.93%        23.44%       33.31%
Annualized..............................................       18.48%       12.65%        15.10%         6.69%        9.25%
Risk-Adjusted Return Ratio (g)..........................        5.68x        4.16x         4.81x         0.80x        1.12x


                                                            LIPPER
                                                              ARM
                                                           INDEX(F)
                                                          -----------
ANNUAL RETURNS
1994 Return (6 mo.).....................................       (0.91%)
1995 Return.............................................        6.30%
1996 Return.............................................        5.39%
1997 Return Through Sept................................        4.63%
LIFE OF FUNDS RETURNS (JULY-94--SEPT-97)
Total...................................................       16.15%
Annualized..............................................        4.72%
Risk-Adjusted Return Ratio (g)..........................       (0.55x)


------------------------

(a) Composite Gross Return is calculated without reduction of any fees charged by the Manager. These figures must be read in conjunction with the column setting forth Composite Net Return.

(b) Composite Net Return is calculated by reducing Composite Gross Return (the aggregate return, including mark-to-market gains or losses for the period, divided by the beginning net capital of the period) by the highest fee charged by the Manager during the relevant period. The Manager's actual fee formulas ranged from a 1% base management fee plus a 20% incentive fee based on total returns after the base fee to a 1.5% base management fee plus a 25% incentive fee based on total returns after the base fee.

(c) Composite Return Adjusted for Estimated Management Fees is calculated by reducing Composite Gross Return by the estimated fees payable under the Manager's proposed fee schedule for the Company. These returns are not necessarily indicative of the actual returns which might have been achieved by the Company.

(d) The Merrill 1-2.99 Year Index is a market capitalization weighted index including all U.S. Treasury Notes and Bonds with maturities greater than or equal to one year and less than three years, but excluding U.S. Treasury Bills, stripped U.S. Treasury securities and index-linked bonds. The index is equally weighted and adjusted for distributions and capital gains. The index is unmanaged and is calculated without reduction of any fees.

(e) The Lehman Mortgage-Backed Securities Index is a market value-weighted index that tracks the daily price, coupon paydown and total return performance of publicly traded, fixed rate Agency Certificates. The index is unmanaged and is calculated without reduction of any fees.

(f) The Lipper ARM Index is comprised of the ten largest ARM mutual funds as of December 31 of the prior year. The index is equally weighted and adjusted for distributions and capital gains. An ARM mutual fund is an investment company which invests more than 65% of its assets in ARMs.

(g) The Risk-Adjusted Return Ratio is the Sharpe Ratio which takes a portfolio's volatility, as measured by its standard deviation of return, into account. The higher the ratio, the better the portfolio's risk-adjusted return. The ratio is calculated by subtracting the risk-free Treasury bill return from the portfolio's return and then dividing the difference by the portfolio's overall standard deviation of return.

TABLE I. EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS).

    Table I shows the costs of raising funds for investment by the Affiliated Funds. All information is shown from inception through October 1, 1997.


                                                                      FUND B                           FUND D
                                                            --------------------------              ------------
                                                  FUND A    A SHARES (1)  B SHARES (1)    FUND C    A SHARES (2)
                                                ----------  ------------  ------------  ----------  ------------
Dollar amount offered (3).....................     n/a          n/a           n/a          n/a          n/a
Dollar amount raised
  (100 percent)...............................  $78,736,201 2$29,939,836   $22,756,452  $12,685,104  $15,807,543
Less offering expenses:
  Selling commissions and discounts retained
    by affiliates.............................       0.00%        0.00%         0.00%        0.00%        0.00%
  Organizational expenses.....................       0.04%        0.50%         0.12%        0.50%        0.00%
  Other (explain) (4).........................     n/a          n/a           n/a          n/a          n/a
Reserves (5)..................................     n/a          n/a           n/a          n/a          n/a
Percent available for investment (5)..........      99.96%       99.50%        99.80%       99.50%         100%
Acquisition costs:
  Prepaid items and fees related to purchase
    of property (6)...........................     n/a          n/a           n/a          n/a          n/a
  Cash down payment (6).......................     n/a          n/a           n/a          n/a          n/a
  Acquisition fees (6)........................     n/a          n/a           n/a          n/a          n/a
  Other (explain) (7).........................      99.96%       99.50%        99.88%       99.50%      100.00%
Total acquisition cost (8)....................      99.96%       99.50%        99.88%       99.50%      100.00%
  Percent leverage (asset financing divided by
    total acquisition cost) (8)...............    1000.00%     1000.00%      1000.00%     1000.00%     1000.00%
Date offering began...........................     6/22/94       7/1/95       6/22/94      10/1/95       2/1/96
Length of offering (in months) (3)............          40           28            40           25           21
Month(s) to invest 90% of amount available for
  investment (measured from beginning of
  offering)...................................           1            1             1            1            1


------------------------

(1) Fund B has two classes of shares. Although both classes participate on a pro rata basis in Fund B's investments, these classes have different fee structures pursuant to an agreement with Fund B's sponsor, which is unaffiliated with the Manager.

(2) Fund D has two classes of shares, Class A and Class B Shares. Holders of Class B Shares are not charged a performance fee. Class B Shares are held only by Affiliates of the Manager.

(3) The Affiliated Funds are open-ended, and the offering continues through the date hereof. There is no limit on the amount offered.


(4) Other than organizational expenses (which include an upfront organizational charge paid to the sponsor of Funds B and C), there are no material offering expenses.



(5) The Affiliated Funds do not currently have any reserves and are fully invested.



(6) The Affiliated Funds do not purchase real property, but purchase securities which trade at bid/ask spreads which incorporate dealers' fees.



(7) The Affiliated Funds do not purchase real property, but purchase securities; therefore, this item represents the acquisition cost of such securities.



(8) The acquisition of investment assets of the Affiliated Funds is financed. The leverage of the Affiliated Funds is approximately 10 times net capital, although there is no leverage limit.

TABLE II.  COMPENSATION TO THE MANAGER.


    Table II shows the compensation of the Manager, with respect to the operations of the Affiliated Funds. The Manager receives a management fee based upon the net assets of the particular Affiliated Fund and an incentive fee based on the net returns of an investment in such fund. All amounts are shown from inception through October 1, 1997.



                                                                      FUND B                         FUND D
                                                              -----------------------              ----------
                                                    FUND A     A SHARES     B SHARES     FUND C     A SHARES
                                                  ----------  -----------  ----------  ----------  ----------
Date offering commenced.........................   6/22/94      7/1/95      6/22/94     10/1/95      2/1/96
Dollar amount raised............................  $78,736,201 $229,939,836 $22,756,452 $12,685,104 $15,807,543
Amount paid to the Manager from proceeds of
  offering (1):
    Underwriting fees...........................     n/a          n/a         n/a         n/a         n/a
    Acquisition fees:
      Real estate commissions...................     n/a          n/a         n/a         n/a         n/a
      Advisory fees.............................     n/a          n/a         n/a         n/a         n/a
      Other (identify and quantify).............     n/a          n/a         n/a         n/a         n/a
    Other.......................................     n/a          n/a         n/a         n/a         n/a

Dollar amount of cash generated from operations
  before deducting payments to the Manager
  (2)...........................................  $16,333,015 $32,710,320  $5,772,605  $1,874,872  $1,250,864
Amount paid to the Manager from operations:
      Property management fees (3)..............     n/a          n/a         n/a         n/a         n/a
      Fund management fees (4)..................  $  908,879  $ 1,677,645  $  191,765  $   90,861  $   58,554
      Reimbursements (3)........................     n/a          n/a         n/a         n/a         n/a
      Leasing commissions(3)....................     n/a          n/a         n/a         n/a         n/a
      Fund incentive fees (5)...................  $2,794,615  $ 5,164,253  $1,209,083  $  297,705  $  198,718

Dollar amount of property sales and refinancing
  before deducting payments to the Manager (2)
      Cash......................................     n/a          n/a         n/a         n/a         n/a
      Notes.....................................     n/a          n/a         n/a         n/a         n/a
Amount paid to the Manager from
  property sales and refinancing: (3)
      Real estate commissions...................     n/a          n/a         n/a         n/a         n/a
      Incentive fees............................     n/a          n/a         n/a         n/a         n/a
      Other (identify and quantify).............     n/a          n/a         n/a         n/a         n/a


------------------------

(1) The Manager does not receive any fees or commissions with respect to offerings by the Affiliated Funds.


(2) "Dollar amount of cash generated from operations before deducting payments to the Manager" represents the cumulative net income of the Affiliated Funds (including realized and unrealized investment income) generated from investment activities (the "operations" of the Affiliated Funds) since inception. The Affiliated Funds have not purchased, sold or refinanced real property.



(3) Other than the management fee and the incentive fee, described in notes 4 and 5 below, the Manager does not receive any other fees, commissions or payments from the Affiliated Funds.



(4) The Manager receives a management fee equal to (a) 1% of the net assets of Fund A and the Class B Shares of Fund B and (b) 0.75% of the net assets of Fund C and the Class A Shares of Funds B and D.



(5) The Manager receives an incentive fee equal to (a) 20% of the net return on the partnership interests of Fund A and the Class B Shares of Fund B and (b) 15% of the net return on the partnership interests of Fund C and the Class A

    Shares of Funds B and D.

TABLE III. OPERATING RESULTS OF PRIOR PROGRAMS.


                                                                                           FUND A
                                                                            ------------------------------------
                                                                             1994 (9)       1995        1996
                                                                            -----------  ----------  -----------
Gross revenues (1)........................................................  $ 4,435,727  $10,998,673 $ 4,393,292
Profit on sales of properties (1).........................................          n/a         n/a          n/a
Less:Operating expenses (2)...............................................      303,104   1,181,749      987,471
  Interest expense........................................................    3,160,563   6,566,400           --
  Depreciation (3)........................................................          n/a         n/a          n/a
Net income--GAAP Basis....................................................      972,060   3,250,524    3,405,821
Taxable income
    from operations (1)...................................................    2,183,954   3,612,251    4,365,631
    from gain on sale (1).................................................          n/a         n/a          n/a
Cash generated from operations (4)........................................    1,058,065   2,646,958     (183,815)
Cash generated from sales (4)(5)..........................................          n/a         n/a          n/a
Cash generated from refinancing (4)(5)....................................          n/a         n/a          n/a
Cash generated from operations, sales and refinancing (4)(5)..............    1,058,065   2,646,958     (183,815)
Less: Cash distributions to investors
    from operating cash flow (6)..........................................          n/a         n/a          n/a
    from sales and financing (6)..........................................          n/a         n/a          n/a
    from other (6)........................................................  (24,282,305)  1,211,808   (4,957,035)
Cash generated (deficiency) after cash distributions......................   25,340,370   1,435,150    4,773,220
  Less: Special items (not including sales and refinancing)
    Cash used in investing activities.....................................   20,214,976   6,488,411    4,693,158
Cash generated (deficiency) after cash distributions and special items....    5,125,394  (5,053,261)      80,062

TAX AND DISTRIBUTION DATE PER $1000 INVESTED
Federal Income Tax Results:
  Ordinary income (loss)..................................................           44         188          216
    from operations (7)...................................................           44         188          216
    from recapture (3)....................................................          n/a         n/a          n/a
  Capital gain (loss).....................................................            9        (101)         (44)
  Source (on GAAP Basis)
    Investment income.....................................................           29         113          163
    Return of capital (8).................................................          n/a         n/a          n/a
  Source (on cash basis) (8)
    Sales.................................................................          n/a         n/a          n/a
    Refinancing...........................................................          n/a         n/a          n/a
    Operations............................................................          n/a         n/a          n/a
    Other.................................................................          n/a         n/a          n/a
    Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total
      acquisition cost of all properties in program) (8)..................          n/a         n/a          n/a


------------------------


(1) "Gross Revenues" represent the gross income of Fund A (including realized and unrealized investment income) for the year indicated generated from investment activities (the "operations" of Fund A). Fund A has not purchased or sold real property.


(2) Includes management and incentive fees paid to the Manager.


(3) None of the assets of Fund A is depreciable for tax or accounting purposes (I.E., Fund A does not hold real property).



(4) Cash generated from investment activities, which are the "operations" of Fund A.



(5) Fund A has not sold or refinanced real property.



(6) Net cash distributed (received) from investors through redemptions (subscriptions). Cash distributed to investors represents cash from operations and return of capital.



(7) Includes ordinary income (loss) from trade or business activities and investment expense on investment debts.



(8) Fund A does not make distributions to investors other than in connection with a redemption by an investor of its interest in Fund A. As a result, an investor remains fully invested in Fund A (and, in turn, in the assets held by Fund A), until its investment is redeemed.



(9) Fund A commenced operations June 22, 1994.

                                                                                           FUND B
                                                                            ------------------------------------
                                                                             1994 (9)       1995        1996
                                                                            -----------  ----------  -----------
Gross revenues (1)........................................................  $ 1,441,960  $9,160,186  $10,493,882
Profit on sales of properties (1).........................................      n/a         n/a          n/a
Less: Operating expenses (2)..............................................      159,276   1,267,404    3,403,932
  Interest expense........................................................    1,030,055   4,660,585      --
  Depreciation (3)........................................................      n/a         n/a          n/a
Net income--GAAP Basis....................................................      252,630   3,262,197    7,089,950
Taxable income (4)
  from operations.........................................................      n/a         n/a          n/a
  from gain on sale.......................................................      n/a         n/a          n/a
Cash generated from operations (5)........................................      118,458  10,530,526    1,584,015
Cash generated from sales (6).............................................      n/a         n/a          n/a
Cash generated from refinancing (6).......................................      n/a         n/a          n/a
Cash generated from operations, sales and refinancing.....................      118,458  10,530,526    1,584,015
Less: Cash distributions to investors
  from operating cash flow (7)............................................      n/a         n/a          n/a
  from sales and financing (7)............................................      n/a         n/a          n/a
  from other (7)..........................................................  (17,756,452) (1,444,923) (84,471,734)
Cash generated (deficiency) after cash distributions......................   17,874,910  11,975,449   86,055,749
Less: Special items (not including sales and refinancing)
  Cash used in investing activities.......................................    6,362,987  21,558,541   84,000,000
Cash generated (deficiency) after cash distributions and special Items....   11,511,923  (9,610,092)   2,055,749

TAX AND DISTRIBUTION DATE PER $1000 INVESTED
Federal Income Tax Results: (4)
  Ordinary income (loss)..................................................      n/a         n/a          n/a
    from operations.......................................................      n/a         n/a          n/a
    from recapture........................................................      n/a         n/a          n/a
  Capital gain (loss).....................................................      n/a         n/a          n/a
  Source (on GAAP Basis)
    Investment income.....................................................      n/a         n/a          n/a
    Return of capital.....................................................      n/a         n/a          n/a
  Source (on cash basis)
    Sales.................................................................      n/a         n/a          n/a
    Refinancing...........................................................      n/a         n/a          n/a
    Operations............................................................      n/a         n/a          n/a
    Other.................................................................      n/a         n/a          n/a
Amount (in percentage terms) remaining invested in program properties at the
  end of the last year reported in the Table (original total acquisition cost of
  properties retained divided by original total acquisition cost of all properties
  in program) (8).........................................................      n/a         n/a          n/a


------------------------

(1) "Gross Revenues" represent the gross income of Fund B (including realized and unrealized investment income) for the year indicated generated from investment activities (the "operations" of Fund B). Fund B has not purchased or sold real property.


(2) Includes management and incentive fees paid to the Manager.


(3) None of the assets of Fund B is depreciable for tax or accounting purposes (I.E., Fund B does not hold real property).



(4) Fund B is a British Virgin Islands company and is not subject to taxation in any jurisdiction.



(5) Cash generated from investment activities, which are the "operations" of Fund B.



(6) Fund B has not sold or refinanced real property.



(7) Net cash distributed (received) from investors through redemptions (subscriptions). Cash distributed to investors represents cash from operations and return of capital.



(8) Fund B does not make distributions to investors other than in connection with a redemption by an investor of its interest in Fund B. As a result, an investor remains fully invested in Fund B (and, in turn, in the assets held by Fund B), until its investment is redeemed.



(9) Fund B commenced operations June 22, 1994.

                                                                                                    FUND C
                                                                                             --------------------
                                                                                             1995 (9)     1996
                                                                                             ---------  ---------
Gross revenues (1).........................................................................  $  59,649  $ 782,170
Profit on sales of properties (1)..........................................................     n/a        n/a
Less: Operating expenses (2)...............................................................     24,234    254,143
  Interest expense.........................................................................     --         --
  Depreciation (3).........................................................................     n/a        n/a
Net income--GAAP Basis.....................................................................     35,415    528,027
Taxable income
  from operations (1)......................................................................     41,780    528,027
  from gain on sale (1)....................................................................     n/a        n/a
Cash generated from operations (4).........................................................    (18,738)   (43,934)
Cash generated from sales (4)(5)...........................................................     n/a        n/a
Cash generated from refinancing (4)(5).....................................................     n/a        n/a
Cash generated from operations, sales and refinancing (4)(5)...............................    (18,738)   (43,934)
Less: Cash distributions to investors
  from operating cash flow (6).............................................................     n/a        n/a
  from sales and financing (6).............................................................     n/a        n/a
  from other (6)...........................................................................  (2,197,129) (1,808,149)
Cash generated (deficiency) after cash distributions.......................................  2,178,391  1,764,215
Less: Special items (not including sales and refinancing)
  Cash used in investing activities........................................................  2,125,000  1,700,000
Cash generated (deficiency) after cash distributions and special Items.....................     53,391     64,215

TAX AND DISTRIBUTION DATE PER $1000 INVESTED
Federal Income Tax Results:
  Ordinary income (loss)...................................................................          6        141
    from operations (7)....................................................................          6        141
    from recapture (3).....................................................................     n/a        n/a
  Capital gain (loss)......................................................................     n/a        n/a
  Source (on GAAP Basis)
    Investment income......................................................................          8        141
    Return of capital (8)..................................................................     n/a        n/a
  Source (on cash basis) (8)
    Sales..................................................................................     n/a        n/a
    Refinancing............................................................................     n/a        n/a
    Operations.............................................................................     n/a        n/a
    Other..................................................................................     n/a        n/a
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties
  in program) (8)..........................................................................     n/a        n/a


------------------------


(1) "Gross Revenues" represent the gross income of Fund C (including realized and unrealized investment income) for the year indicated generated from investment activities (the "operations" of Fund C). Fund C has not purchased or sold real property.



(2) Includes management and incentive fees paid to the Manager.



(3) None of the assets of Fund C is depreciable for tax or accounting purposes (I.E., Fund C does not hold real property).



(4) Cash generated from investment activities, which are the "operations" of Fund C.



(5) Fund C has not sold or refinanced real property.



(6) Net cash distributed (received) from investors through redemptions (subscriptions). Cash distributed to investors represents cash from operations and return of capital.



(7) Includes ordinary income (loss) from trade or business activities, interest and dividends.



(8) Fund C does not make distributions to investors other than in connection with a redemption by an investor of its interest in Fund C. As a result, an investor remains fully invested in Fund C (and, in turn, in the assets held by Fund C), until its investment is redeemed.



(9) Fund C commenced operations October 1, 1995.

                                                                                                          FUND D
                                                                                                         1996 (9)
                                                                                                         ---------
Gross revenues (1).....................................................................................  $ 507,408
Profit on sales of properties (1)......................................................................     n/a
Less: operating expenses (2)...........................................................................    158,746
  Interest expense.....................................................................................     --
Depreciation (3).......................................................................................     n/a
  Net income--GAAP Basis...............................................................................    348,661
Taxable income (4)
  from operations......................................................................................     n/a
  from gain on sale....................................................................................     n/a
Cash generated from operations (5).....................................................................     --
Cash generated from sales (6)..........................................................................     n/a
Cash generated from refinancing (6)....................................................................     n/a
Cash generated from operations, sales and refinancing..................................................     --
Less: cash distributions to investors
  from operating cash flow (7).........................................................................     n/a
  from sales and financing (7).........................................................................     n/a
  from other (7).......................................................................................  (3,104,477)
Cash generated (deficiency) after cash distributions...................................................  3,104,477
Less: special items (not including sales and refinancing)
  cash used in investing activities....................................................................  3,000,000
Cash generated (deficiency) after cash distributions and special items.................................    104,477

TAX AND DISTRIBUTION DATE PER $1000 INVESTED
Federal Income Tax Results: (4)
  Ordinary income (loss)...............................................................................     n/a
      from operations..................................................................................     n/a
      from recapture...................................................................................     n/a
  Capital gain (loss)..................................................................................     n/a
  Source (on GAAP Basis)
      Investment income................................................................................     n/a
      Return of capital................................................................................     n/a
  Source (on cash basis)
      Sales............................................................................................     n/a
      Refinancing......................................................................................     n/a
      Operations.......................................................................................     n/a
      Other............................................................................................     n/a
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties
  in program) (8)......................................................................................     n/a


------------------------


(1) "Gross Revenues" represent the gross income of Fund D (including realized and unrealized interest income) for the year indicated generated from investment activities (the "operations" of Fund D). Fund D has not purchased or sold real property.


(2) Includes management and incentive fees paid to the Manager.


(3) None of the assets of Fund D is depreciable for tax or accounting purposes (I.E., Fund D does not hold real property).



(4) Fund D is a British Virgin Islands company and is not subject to taxation in any jurisdiction.



(5) Cash generated from investment activities, which are the "operations" of Fund D.



(6) Fund D has not sold or refinanced real property.



(7) Net cash distributed (received) from investors through redemptions (subscriptions). Cash distributed to investors represents cash from operations and return of capital.



(8) Fund D does not make distributions to investors other than in connection with a redemption by an investor of its interest in Fund D. As a result, an investor remains fully invested in Fund D (and, in turn, in the assets held by Fund D), until its investment is redeemed.



(9) Fund D--Class A Shares commenced operations February 1, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 --------------

                           SUMMARY TABLE OF CONTENTS


                                                     PAGE
                                                     -----
Prospectus Summary..............................           5
Risk Factors....................................          13
Use of Proceeds.................................          30
Capitalization..................................          31
Distribution Policy.............................          32
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................          33
Business........................................          35
Description of Proposed Assets..................          41
The Manager.....................................          47
The Company.....................................          53
Certain Relationships and Related Party
  Transactions and Conflicts of Interest........          58
Principal Stockholders..........................          60
Dividend Reinvestment Plan......................          61
Federal Income Tax Considerations...............          63
ERISA Considerations............................          73
Certain Characteristics of Mortgage Loans and
  Real Property Investments.....................          76
Certain Provisions of Maryland Law and the
  Company's Charter and Bylaws..................          84
Description of Capital Stock....................          88
Shares Eligible for Future Sale.................          92
Underwriting....................................          93
Private Placement...............................          94
Legal Matters...................................          95
Experts.........................................          95
Additional Information..........................          95
Glossary........................................          96
Statement of Financial Condition................         F-1
Appendix A--Past Performance Results............         A-1


                                 --------------

    UNTIL              , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               15,000,000 SHARES

                                 LASER MORTGAGE
                                MANAGEMENT, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                            BEAR, STEARNS & CO. INC.

                           FRIEDMAN, BILLINGS, RAMSEY
                                  & CO., INC.

                            EVEREN SECURITIES, INC.

                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED

                                        , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below:


SEC registration fee............................................  $  78,410
NASD filing fee.................................................  $  26,375
NYSE listing fee................................................  $ 133,500
Legal fees and expenses.........................................  $ 350,000
Accounting fees and expenses....................................  $ 100,000
Blue Sky qualification fees and expenses (including counsel
  fees).........................................................  $  10,000
Printing and engraving fees.....................................  $ 300,000
Transfer Agent and Registrar fees...............................  $   2,000
Miscellaneous...................................................  $  20,000
                                                                  ---------
    Total.......................................................  $1,020,285
                                                                  ---------
                                                                  ---------


ITEM 32. SALES TO SPECIAL PARTIES.

    On September 15, 1997, the Registrant received commitments for the purchase of 1,014,000 shares of Common Stock at the initial public offering price from certain directors, officers, employees and Affiliates of the Company and the Manager. These sales are contingent upon and will be consummated concurrent with the closing of the Offering. The foregoing shares were sold without registration under the Securities Act, in reliance on the exemption provided by Section 4(2) thereof.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    On September 15, 1997, the Registrant received commitments for the purchase of 1,014,000 shares of Common Stock from certain directors, officers, employees and Affiliates of the Company and the Manager. On November 7, 1997, the Registrant received commitments from several mutual funds under common management for the purchase of 3,333,333 shares of Common Stock at the initial public offering price. These sales are contingent upon and will be consummated concurrent with the closing of the Offering. The foregoing shares were sold without registration under the Securities Act, in reliance on the exemption provided by Section 4(2) thereof.


    The Company has been informed by the Affiliated Funds that the Affiliated Funds currently are negotiating the terms of the Total Return Swap with a broker-dealer which would provide that the Affiliated Funds bear the economic benefit and risk of directly holding 400,000 shares of the Company's Common Stock. Such shares will be sold by the Company to such broker-dealer in a private placement without registration under the Securities Act.


ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director (and any person who, while a director of the corporation, is or was serving at the request of the corporation as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan), is made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property or services; or, (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. If the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceedings in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of such proceeding or as otherwise ordered by a court. The law also permits the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

    The law also permits for comparable indemnification for corporate officers and agents.

    The Registrant's Charter provides that its directors and officers shall, and its agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

    The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

    Policies of insurance may be obtained and maintained by the Company under which its directors and officers, will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements:

    (b) Exhibits:


EXHIBIT NUMBER                                                  EXHIBIT
-----------------  -------------------------------------------------------------------------------------------------
          1.1      Form of Underwriting Agreement+
          3.1      Charter of the Registrant+
          3.2      Bylaws of the Registrant+
          4.1      Specimen Common Stock Certificate**
          5.1      Opinion of Miles & Stockbridge, a Professional Corporation (including consent)**
          8.1      Opinion of Stroock & Stroock & Lavan LLP as to certain tax matters (including consent)**
         10.1      Form of 1997 Stock Incentive Plan**
         10.2      Management Agreement between the Company and LASER Advisers Inc.+
         10.3      Form of Dividend Reinvestment Plan+
         23.1      Consent of Stroock & Stroock & Lavan LLP (to be included in Exhibit 8.1)**
         23.2      Consent of Independent Auditors**
         23.3      Consent of Miles & Stockbridge, a Professional Corporation (to be included in Exhibit 5.1)**
         24.1      Power of Attorney (included in the signature page)+
         99.1      Consent of William Marshall to be named as a proposed Director+
         99.2      Consent of Martin Bernstein to be named as a proposed Director+
         99.3      Consent of Frederick N. Khedouri to be named as a proposed Director+


------------------------

*   To be filed by amendment.

**  Filed herewith.

+   Previously filed.

ITEM 37. UNDERTAKINGS.

    The Registrant hereby undertakes to provide to the Underwriters specified in the Underwriting Agreement at the closing, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the

Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (ii) for the purpose of determining liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement, relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Short Hills, State of New Jersey on the 20th day of November, 1997.


                                LASER MORTGAGE MANAGEMENT, INC.

                                By:           /s/ MICHAEL L. SMIRLOCK
                                     -----------------------------------------
                                                Michael L. Smirlock
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael L. Smirlock his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Chief Executive Officer,
   /s/ MICHAEL L. SMIRLOCK        Chairman of the Board and
------------------------------    Director (principal         November 20, 1997
     Michael L. Smirlock          executive officer)

     /s/ DAVID A. TEPPER
------------------------------  Director                      November 20, 1997
       David A. Tepper

                                Chief Financial Officer and
    /s/ THOMAS G. JONOVICH        Treasurer (principal
------------------------------    financial and accounting    November 20, 1997
      Thomas G. Jonovich          officer)

                                 EXHIBIT INDEX


EXHIBIT NO.                                           DESCRIPTION OF DOCUMENT
-------------  -----------------------------------------------------------------------------------------------------

        1.1    Form of Underwriting Agreement+

        3.1    Charter of the Registrant+

        3.2    Bylaws of the Registrant+

        4.1    Specimen Common Stock Certificate**

        5.1    Opinion of Miles & Stockbridge, a Professional Corporation (including consent)**

        8.1    Opinion of Stroock & Stroock & Lavan LLP as to certain tax matters (including consent)**

       10.1    Form of 1997 Stock Incentive Plan**

       10.2    Management Agreement between the Company and Laser Advisers Inc.+

       10.3    Form of Dividend Reinvestment Plan+

       23.1    Consent of Stroock & Stroock & Lavan LLP (to be included in Exhibit 8.1)**

       23.2    Consent of Independent Auditors**

       23.3    Consent of Miles & Stockbridge, a Professional Corporation (to be included in Exhibit 5.1)**

       24.1    Power of Attorney (included in the signature page)+

       99.1    Consent of William Marshall to be named as a proposed Director+

       99.2    Consent of Martin Bernstein to be named as a proposed Director+

       99.3    Consent of Frederick N. Khedouri to be named as a proposed Director+


------------------------

*   To be filed by amendment.

**  Filed herewith.

+   Previously filed.